Exhibit 10.11






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                                CREDIT AGREEMENT



                                 March 19, 2004



                                  I-TRAX, INC.,
                                    Borrower



                             BANK OF AMERICA, N.A.,
                              Administrative Agent,
                             Lender and Issuing Bank


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                                  $ 20,000,000

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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Agreement"), dated as of March 19, 2004, is made and entered into on the terms and conditions hereinafter set forth, by and among I-TRAX, INC., a Delaware corporation (the "Borrower"), all Subsidiaries of the Borrower now or hereafter becoming parties to this Agreement (collectively, the "Guarantors" and, individually, a "Guarantor"), those several lenders who are or become parties to this Agreement (collectively, the "Lenders" and, individually, a "Lender"), and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), as administrative agent for the Lenders and the Issuing Bank (in such capacity, the "Administrative Agent") and as Issuing Bank.


THE PARTIES HERETO AGREE AS FOLLOWS:


                                   ARTICLE 1

                          DEFINITIONS, ACCOUNTING TERMS
                         AND PRINCIPLES OF CONSTRUCTION

1.1. Defined Terms. In addition to terms defined elsewhere herein, the following terms, as used in this Agreement, shall have the respective meanings set forth below. Terms defined in the singular shall have the same meaning when used in the plural, and vice versa, unless otherwise expressly indicated. If the meaning of any term is stated to be "None" or "Not applicable", provisions of this Agreement involving the application of that term shall be disregarded as to that term. When used in this Agreement:

         "Accounting Changes" shall mean changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Commission.

         "Administrative Agent" shall mean Bank of America or such successor Administrative Agent as may be appointed by the Lenders pursuant to Section 12.10.

         "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling (including all directors, officers and employees of such Person), directly or indirectly controlled by or under direct or indirect common control with such Person.

         "Affiliate Transaction" shall have the meaning given such term in
Section 9.9.

         "Agent-Related Persons" shall mean the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Applicable Bankruptcy Law" shall mean, with respect to any Guarantor, Title 11 of the United States Code, and any other laws governing bankruptcy, suspension of payments, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency and any other similar laws applicable to such Guarantor.

         "Applicable Base Rate Margin" shall mean the margin to be added to the Base Rate for purposes of determining the interest rate(s) applicable to Base Rate Loans and Swingline Loans from time to time, which shall be determined as provided in Section 2.15.

         "Applicable Commitment Fee Percentage" shall mean the percentage to be used to calculate Commitment Fees from time to time, which shall be determined as provided in Section 2.15.

         "Applicable Eurodollar Rate Margin" shall mean the margin to be added to the Eurodollar Rate for purposes of determining the interest rate(s) applicable to Eurodollar Loans from time to time, which shall be determined as provided in Section 2.15.

         "Applicable Letter of Credit Fee Percentage" shall mean the annualized percentage to be used to calculate Letter of Credit Fees from time to time, which shall be determined as provided in Section 2.15.

         "Asset Acquisition" shall mean (a) any Investment by the Borrower or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Borrower or any of its Subsidiaries or shall be merged with the Borrower or any of its Subsidiaries or (b) any acquisition by the Borrower or any of its Subsidiaries of the assets of any Person (other than a Subsidiary of the Borrower) that constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

         "Asset Sale" shall mean any Disposition or series of related Dispositions of any asset(s) of the Borrower or any Guarantor, excluding (a) any such Disposition to the extent that (i) such assets were acquired with funds advanced by a customer of the Borrower or a Guarantor pursuant to a contract with that customer and (ii) the proceeds of such Disposition are used to repay the amounts so advanced as required by such contract, and (b) any such Disposition permitted by subsections 9.3(a), (b) or (c), that yields gross proceeds to the Borrower or any such Guarantor (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in excess of (i) $50,000, for the period from the date of this Agreement until the day that is eighteen (18) months after the date hereof, and (2) $100,000, for the period on and after the day that is eighteen (18) months after the date hereof.

         "Assignment and Assumption" shall mean an assignment and assumption, substantially in the form of Exhibit 13.2, between a transferor Lender and a proposed transferee, regarding the sale, assignment, transfer or other disposition (other than the sale of a participation) of all or any amount of the Commitments, Loans and participations in the Letters of Credit of such Lender.

         "Base Rate" shall mean, for any period, the greater of (1) the fluctuating rate of interest per annum from time to time established by Bank of America as its "prime rate", regardless of whether published or publicly announced, or (2) a fluctuating rate of interest per annum equal to one-half of one percentage point (0.5%) in excess of the Federal Funds Rate in effect from time to time. Each change in the Base Rate shall be effective as of the opening of business on the day such change occurs. The parties hereto acknowledge that the rate established by Bank of America as its "prime rate" is an index or base rate and is not necessarily the lowest rate charged to its customers or other banks. In the event that Bank of America discontinues or abandons the practice of establishing a prime rate, or should the same become unascertainable, the Administrative Agent shall designate a comparable reference rate for use in determining the Base Rate for purposes hereof.

         "Base Rate Loans" shall mean Term Loans or Revolving Loans bearing interest at rates determined by reference to the Base Rate.

         "Borrower Healthcare Facility" shall have the meaning given such term in Section 7.24.

         "Borrowing" shall mean a borrowing consisting of (1) Term Loans made to the Borrower on the same day by the Lenders ratably according to their respective Term Loan Commitments pursuant to the provisions of Section 2.2, (2) Revolving Loans made to the Borrower on the same day by the Lenders ratably according to their respective Revolving Credit Commitments pursuant to the provisions of Section 2.3, and (3) a Swingline Loan made to the Borrower by the Swingline Lender according to the Swingline Commitment pursuant to the provisions of Section 2.4.

         "Business Day" shall mean any day other than a Saturday, a Sunday or any other day on which commercial banks in Nashville, Tennessee are either authorized or required by law or executive order to close; provided that for purposes of provisions of this Agreement relating to Eurodollar Loans, "Business Day" shall include only those days that meet the foregoing requirements and on which trading in Dollar deposits is conducted in the London interbank Eurodollar market.

         "Capital Expenditures" shall mean, as to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized on a consolidated balance sheet of such Person and its Subsidiaries in conformity with GAAP, including charges in respect of Capitalized Lease Obligations exclusive of imputed interest on such Capitalized Lease Obligations.

         "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation and any and all warrants, rights or options to purchase any of the foregoing.



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


         "Capitalization" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, the sum of Consolidated Funded Indebtedness plus Consolidated Net Worth.

         "Capitalized Lease" shall mean, as to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

         "Capitalized Lease Obligations" shall mean, as to any Person, the capitalized amount of the obligations of such Person and its Subsidiaries under all Capitalized Leases.

         "Cash Equivalents" shall mean, at any time,

     (a) certificates of deposit or time deposits having a maturity not exceeding ninety (90) days, and demand deposits, that are fully insured by the Federal Deposit Insurance Corporation and that are maintained with commercial banks organized and existing under, or chartered or otherwise qualified to do business under, the laws of the United States of America or any State thereof or the District of Columbia;

     (b)  Government Obligations having a maturity not exceeding one (1) year;

     (c) commercial paper rated at least A-1 by S&P or P-1 by Moody's, having a maturity not exceeding ninety (90) days;

     (d) certificates of deposit or time deposits maintained with (i) the Lenders or (ii) other commercial banks having capital and undivided surplus of at least $500 million and issuing commercial paper rated as described in the preceding clause (c) and organized and existing under, or chartered or otherwise qualified to do business under, the laws of the United States of America or any State thereof or the District of Columbia, having a maturity not exceeding ninety (90) days;

     (e) repurchase agreements or investment contracts having a maturity not exceeding seven (7) days with a financial institution insured by the Federal Deposit Insurance Corporation, or any broker or dealer (as defined in the Securities Exchange Act of 1934) that is a dealer in government bonds and that is recognized by trades with and reports to, a Federal Reserve Bank as a primary dealer in government securities; provided that in any case (i) collateral is pledged for the repurchase agreement or investment contract, which collateral consists of (A)
          Government Obligations or evidences of ownership of proportionate interests in future interest and principal payments on Government Obligations held by a bank or trust company as custodian, under which the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor on such obligations, and which underlying obligations are held in a segregated account and not available to satisfy any claim of the custodian or any person claiming through the custodian or to whom the custodian may be obligated or (B) evidences of indebtedness issued by any of the following: Bank of Cooperatives, Export-Import Bank of the United States, Farmers Home Administration, Federal Financing Bank, Federal
          Home  Loan  Bank  System,   Federal  Home  Loan

          Mortgage Corporation (including participation certificates), Federal Housing Administration, Federal Farm Credit Banks, Federal National Mortgage Association, Government National Mortgage Association, Inter-American Development Bank, International Bank for Reconstruction and Development, Small Business Administration or any other agency or instrumentality of the United States of America created by an act of Congress that is substantially similar to the foregoing in its legal relationship to the United States of America, (ii) the current market value of the collateral securing the repurchase agreement or investment contract is at least equal to the amount of the repurchase agreement or investment contract and (iii) the current market value of the collateral is determined not less frequently than monthly;

     (f) investments in money market funds substantially all of whose assets consist of securities of the types described in the foregoing clauses
          (b) through (e);

     (g) investments in obligations the return with respect to which is excludable from gross income under Section 103 of the Code, having a maturity of not more than six (6) months or providing the holder the right to put such obligations for purchase at par upon not more than twenty-eight (28) days' notice, and which are rated at least A-1 by S&P or P-1 by Moody's at the time such investment is made;

     (h) investments in tax free money market funds all of whose assets consist of securities of the types described in the foregoing clause (g); and

     (i) investments, redeemable upon not more than seven (7) days' notice, in money market preferred municipal bond funds that are rated at least AAA by S&P or Aaa by Moody's.

         "Change of Control" shall mean the occurrence of one or more of the following events:

     (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower (regardless of whether otherwise in compliance with the provisions of this Agreement);

     (b) the liquidation or dissolution of the Borrower (regardless of whether otherwise in compliance with the provisions of this Agreement);

     (c) any Person or group (as defined in Section 13(d) of the Securities Exchange Act of 1934) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock ("Voting Stock") of the Borrower;

     (d) the replacement of a majority of the board of directors of the Borrower over a two-year period from the directors who constituted the board of directors of the Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Borrower then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved by members of such board of directors; or

     (e) the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower, other than (i) the Merger, and (ii) a transaction following which holders of securities that represented 100% of the Voting Stock of the Borrower immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction.

         "CHD Meridian" shall mean Meridian Occupational Healthcare Associates, Inc., a Delaware corporation d/b/a CHD Meridian Healthcare.

         "CHD Meridian Credit Agreement" shall mean the Second Amended and Restated Credit Agreement dated as of May 15, 2000, by and between CHD Meridian and Bank of America, as heretofore amended by an Amendment to Second Amended and Restated Credit Agreement dated November 15, 2002, by and between CHD Meridian and Bank of America, by a Second Amendment to Second Amended and Restated Credit Agreement dated May 15, 2003, by and between CHD Meridian and Bank of America, and by a Third Amendment to Second Amended and Restated Credit Agreement dated December 8, 2003, by and between CHD Meridian and Bank of America.

         "Code" shall mean the Internal Revenue Code of 1986.

         "Collateral" shall mean all property and interests in property, presently owned or hereafter acquired or presently existing or hereafter created by the Credit Parties, including any and all proceeds thereof, in which a security interest has been granted in favor of the Administrative Agent for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, whether under this Agreement, the Security Documents or any other Loan Document.

         "Collateral Account" shall mean the Collateral Account described in
Section 11.3.1.

         "Commission" shall mean the United States Securities and Exchange Commission or any successor entity.

         "Commitment Fees" shall have the meaning given such term in Section 2.13.3.

         "Commitments" shall mean the Term Loan Commitments, the Revolving Credit Commitments and the Letter of Credit Commitments, which collectively are in the initial aggregate amount set forth in Section 2.1 and in the case of each Lender are in the initial amount set forth with such Lender's signature on this Agreement or the Assignment and Assumption pursuant to which such Lender became a party hereto, and which are subject to adjustment as provided in Section 2.1.

         "Commonly Controlled Entity" shall mean a Person that is under common control with the Borrower within the meaning of subsection 414(b), (c), (m), (n) or (o) of the Code.

         "Compliance Certificate" shall mean a certificate signed by a Responsible Officer of the Borrower, substantially in the form of Exhibit 1.1A, duly completed, regarding, among other things, compliance with the financial covenants contained herein.

         "Consolidated Funded Indebtedness" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, (1) all Indebtedness of the Borrower and its Subsidiaries of the types described in clauses (a) through (h) of the definition of "Indebtedness" in this Agreement, and (2) without duplication, all Contingent Obligations the primary obligation of which is Indebtedness of the type described in the foregoing clause (1).

         "Consolidated Net Income" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, the net income (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in conformity with GAAP; provided that there shall be excluded therefrom (1) extraordinary or nonrecurring items of gain (but not loss) and corresponding tax consequences,
(2) the net income (but not loss) of any Subsidiary of the Borrower to the extent that the declaration of dividends or similar distributions of that income by that Subsidiary is actually restricted by contract or operation of law, except to the extent of cash dividends or distributions actually paid by that Subsidiary to the Borrower or a Wholly Owned Subsidiary of the Borrower, and (3) income or loss attributable to discontinued operations.

         "Consolidated Net Worth" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, shareholders' or owner's equity, determined in conformity with GAAP.

         "Contingent Obligations" shall mean, as to any Person, any contingent obligation calculated in conformity with GAAP, and in any event shall include (without duplication) all indebtedness, obligations or other liabilities of such Person guaranteeing or in effect guaranteeing the payment or performance of any indebtedness, obligation or other liability, whether or not contingent (collectively, the "primary obligations"), of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any indebtedness, obligation or other liability of such Person, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss with respect thereto.

         "Contractual Obligations" shall mean, as to any Person, any and all indebtedness, obligations or other liabilities of such Person, now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, pursuant to the provisions of any document, instrument or agreement to which such Person is a party or by which such Person or any of its property is or may be bound or affected or pursuant to the provisions of any security issued by such Person.

         "Control" shall mean the possession, directly or indirectly (including through intermediaries), of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have corresponding meanings.

         "Credit Facility Base" shall mean, as of any date of determination, the sum of (1) eighty percent (80%) of Eligible Accounts, plus (2) fifty percent (50%) of Eligible FF&E.

         "Credit Facility Base Certificate" shall mean a certificate of a Responsible Officer of the Borrower, substantially in the form of Exhibit 1.1B, duly completed, regarding the calculation of the Credit Facility Base.

         "Credit Fees" shall mean the credit fees payable as provided in Section 2.13.

         "Credit Parties" shall mean the Borrower and each existing and future Guarantor, individually and collectively.

         "Default" shall mean any of the events specified in Section 11.1, regardless of whether any requirement for the giving of notice (and if applicable, an opportunity to cure), the lapse of time or both has been satisfied.

         "Default Rate" shall mean the rate(s) per annum applicable to Loans from time to time pursuant to Tier 3 of Section 2.15, plus two percentage points (2.00%); provided, however, that in no event shall any Default Rate exceed the Highest Lawful Rate.

         "Defaulting Lender" shall mean any Lender that (a) has failed to fund any portion of the Loans, participations in Letter of Credit Liabilities or participations in Swingline Loans required to be funded by it hereunder, within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency case or proceeding.

         "Disposition" shall mean any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition of property, and the terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

         "EBITDA" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of Consolidated Net Income plus (a) the following, without duplication and to the extent deducted in computing Consolidated Net Income: (1) Interest Expense, (2) federal, state, local and foreign income, value-added and similar tax expense, (3) depreciation, and (4) amortization of intangible assets and other non-cash charges, less (b) any non-cash items increasing Consolidated Net Income for such period (except to the extent cash relating to such item has been received after the date of this Agreement).

         "EBITDAR" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, EBITDA plus Rent Expense.

         "Eligible Accounts" shall mean, as of any date of determination, accounts of the Borrower and the Guarantors, excluding:

                  (a) any account that does not represent a complete bona fide transaction fully earned by performance and requiring no further action to make such account payable by the account debtor;

                  (b) any account for which the invoice therefor has not been delivered;

                  (c) any account not payable in Dollars;

                  (d) any account that, at the date of issuance of the invoice therefor, was by its terms payable more than 60 days after provision of the related goods or services;

                  (e) any account due from (i) any Subsidiary or Affiliate of the Borrower or (ii) any employee, agent or representative of the Borrower or any of its Subsidiaries or Affiliates;

                  (f) any account with respect to all or part of which a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been presented for payment and returned uncollected for any reason;

                  (g) any account as to which any one or more of the following events has occurred with respect to the applicable account debtor: the filing by or against such account debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America, any state or territory thereof, or any foreign jurisdiction; the making of any general assignment by such account debtor for the benefit of creditors, or the appointment of a receiver or trustee for such account debtor or for any of the assets of such account debtor; the inability to pay or the nonpayment by such account debtor of its debts generally as they become due; or the cessation of the business of such account debtor as a going concern; provided that this clause (g) shall not apply to any billed account of a debtor-in-possession in a case under Chapter 11 of Title 11 of the United States Code that has received court-approved debtor-in-possession financing, if such account arises from the sale of goods or the provision of services to such debtor subsequent to the filing of the petition for relief in the case;

                  (h) any account due from an account debtor incorporated under the laws of any jurisdiction other than the United States of America or any state thereof or whose principal place of business or a substantial portion of whose assets is located outside of the United States of America;

                  (i) any account that remains unpaid for more than 120 days after the date of the original invoice;

                  (j) all accounts from any account debtor if more than 20% of the aggregate amount of the accounts of such account debtor are ineligible pursuant to clause (i) above;

                  (k) any account with respect to which there is any unresolved dispute, defense, offset or counterclaim with or by the respective account debtor, but only to the extent of the amount shown to be due on the invoice(s) with respect to which there is any dispute;

                  (l) any account as to which either (i) the perfection, enforceability or validity of the Administrative Agent's security interest in such account, or (ii) the Administrative Agent's right or ability to obtain direct payment of the proceeds of such account, is governed by any federal or state statutory requirements other than those of the UCC (including the Federal Assignment of Claims Act, 31 U.S.C. ss. 3727);

                  (m) any account as to which (i) the Administrative Agent does not have a valid and enforceable first priority security interest, subject to no other Liens other than Permitted Liens or (ii) there exists any material regulatory, administrative or judicial obstacles to the Administrative Agent's direct enforcement of the account against the account debtor or (iii) the Administrative Agent does not have a right of direct payment upon an Event of Default;

                  (n) any account that has not been created in the ordinary course of business; and

                  (o) any account due from an account debtor whose total accounts exceeds 10% of the aggregate amount of all the Eligible Accounts; provided that only accounts due from such account debtor in excess of 10% of the aggregate amount of all of the Eligible Accounts shall be ineligible; provided further that, with respect to accounts due from Goodyear Tire & Rubber Company (and other account debtors mutually approved by the Borrower and the Administrative Agent for this purpose), the foregoing limitation shall not apply to any such account that is unpaid for less than 30 days after the original invoice.

         "Eligible FF&E" shall mean, as of any date of determination, the aggregate net book value (calculated in accordance with GAAP) of the furnishings, furniture and equipment of the Borrower and its Subsidiaries in which the Administrative Agent, for the benefit of the Lenders and the Issuing Bank, has a first priority perfected security interest, excluding (a) leasehold improvements and any other property so affixed to real estate as to become a fixture, (b) property that is obsolete or worn-out, and (c) intangible items, such as capitalized software development costs.

         "Environmental Laws" shall mean all federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, now or hereafter in effect, relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.9601 et seq., the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C.ss.6901 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801, et seq., the Clean Air Act, 42 U.S.C.ss.7401 et seq., the Clean Water Act of 1977, 33 U.S.C.ss.1251 et seq., the Tennessee Hazardous Waste Management Act of 1977, Tenn. Code Ann.ss.68-212-101 et seq., the Tennessee Hazardous Waste Management Act of 1983, Tenn. Code Ann.ss.68-212-201 et seq., and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance now or hereafter in effect that relates to public health or safety, to the discharge, emission or disposal of Hazardous Materials in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials or to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction, carried to five decimal places) of the reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or any other banking authority or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit or credit for proration, exceptions or offsets that may be available from time to time to any Lender under Regulation D. Eurocurrency Reserve Requirements shall be deemed adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Eurodollar Base Rate" shall mean, for each day during each Interest Period with respect to a Eurodollar Loan:

                  (a) the rate per annum (rounded upward, if necessary, to the nearest 0.01%) determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate in the London interbank Eurodollar market for deposits in Dollars in an amount equal to the principal amount of such Eurodollar Loan (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) on the Interest Rate Determination Date immediately prior to the beginning of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum (rounded upward, if necessary, to the nearest 0.01%) determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate in the London interbank Eurodollar market for deposits in Dollars in an amount equal to the principal amount of such Eurodollar Loan (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) on the Interest Rate Determination Date immediately prior to the beginning of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and
         (b) are not available, the rate per annum (rounded upward, if necessary, to the nearest 0.01%) determined by the Administrative Agent as the rate of interest for deposits in Dollars in the approximate amount of such Eurodollar Loan, for delivery on the first day of such Interest Period in same day funds by Bank of America and with a term equivalent to such Interest Period, that would be offered by Bank of America's London Branch to major banks in the London interbank Eurodollar market at their request at approximately 4:00 p.m. (London time) on the Interest Rate Determination Date immediately prior to the beginning of such Interest Period.

         "Eurodollar Loans" shall mean Term Loans or Revolving Loans bearing interest at rates determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" shall mean, for each day during each Interest Period with respect to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 0.01%):

         Eurodollar Rate = Eurodollar Base Rate / (1.00 - Eurocurrency Reserve Requirements)

         "Event of Default" shall mean any of the events specified in Section 11.1, provided that any requirement for the giving of notice (and if applicable, an opportunity to cure), the lapse of time or both has been satisfied.

         "Excluded Foreign Subsidiary" shall mean any Foreign Subsidiary in respect of which either (1) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (2) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in material adverse tax consequences to the Borrower and its Subsidiaries, taken as a whole; provided, however, that a Foreign Subsidiary that is treated as a pass-through entity for United States federal income tax purposes shall not be an Excluded Foreign Subsidiary while so treated.

         "Excluded Prepayment Transaction" shall mean (1) the incurrence of any Indebtedness in accordance with subsections 9.1 (a), (b), (c), (d), (g), (h) or
(i), (2) the incurrence of Subordinated Indebtedness permitted by this Agreement, the proceeds of which are used in compliance with subsection 9.5(c),
(3) the issuance of any Capital Stock pursuant to subsection 9.6(a), provided that the proceeds thereof are used in compliance with subsections 9.5(b) or (c), and (4) the issuance of any Capital Stock pursuant to any stock option, stock incentive or similar plan of the Borrower.

         "Excluded Subsidiary" shall mean (1) each Excluded Foreign Subsidiary,
(2) the RRG Subsidiary, and (3) any other Subsidiary of the Borrower that owns assets having a fair market value of $10,000 or less, that engages in no business and that otherwise has no activities other than activities related to the maintenance of its existence and good standing.

         "Executive Order" shall have the meaning given such term in Section
7.31.

         "Existing Letters of Credit" shall mean the outstanding letters of credit, in an aggregate stated amount of $3,250,000, issued by Bank of America pursuant to the CHD Meridian Credit Agreement.

         "Existing Liens" shall mean those certain Liens in existence on the date hereof that are described on Schedule 9.2.

         "Facilities" shall mean the Term Loan Facility, the Revolving Credit Facility, the Swingline Facility and the Letter of Credit Facility.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for each day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Financing Statement" shall mean any UCC financing statement filed in connection with this Agreement or any other Loan Document.

         "Fiscal Quarter" shall mean each of the accounting periods of approximately three (3) months ending on March 31, June 30, September 30 and December 31, respectively, of each year.

         "Fiscal Year" shall mean the twelve (12) month period ending on December 31 of each year.

         "Fixed Charge Coverage Ratio" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, calculated as of any date of determination for the period hereinafter specified, the ratio of (a) EBITDAR, less the Maintenance Capital Expenditure Adjustment, less income, value-added and similar tax expenses paid in cash, to (b) the sum of the portion of Interest Expense that was paid in cash or its equivalent during such period, plus current maturities of term Indebtedness, plus Rent Expense. For each determination date specified below, the Fixed Charge Coverage Ratio shall be determined for the indicated period:

            Determination Date                           Applicable Period
            ------------------                           -----------------
        June 30, 2004                              Fiscal Quarter then ending
        September 30, 2004                         Last Two Fiscal Quarters
        December 31, 2004                          Last Three Fiscal Quarters
        March 31, 2005 and thereafter              Last Four Fiscal Quarters

         "Foreign Subsidiary" shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary.

         "Funded Indebtedness to Capitalization Ratio" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, as of any date of determination, the ratio of Consolidated Funded Indebtedness to Capitalization.

         "Funded Indebtedness to EBITDA Ratio" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, calculated as of any date of determination for the period hereinafter specified, the ratio of Consolidated Funded Indebtedness to EBITDA. For each determination date specified below, the Funded Indebtedness to EBITDA Ratio shall be determined for the indicated period:

           Determination Date                            Applicable Period
           ------------------                            -----------------
        June 30, 2004                              Fiscal Quarter then ending
        September 30, 2004                         Last Two Fiscal Quarters
        December 31, 2004                          Last Three Fiscal Quarters
        March 31, 2005 and thereafter              Last Four Fiscal Quarters

For purposes of calculating the Funded Indebtedness to EBITDA Ratio for any determination date prior to March 31, 2005, EBITDA for the indicated period shall be annualized; thereafter, EBITDA shall be calculated for the Last Four Fiscal Quarters.

         "Funding Date" shall mean each of the respective dates on which the funding of a Borrowing made under this Agreement occurs.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as amended or modified from time to time, except that for purposes of Article 10, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements described in Section 7.5.

         "Government Obligations" shall mean (a) direct obligations of the United States of America, (b) obligations for the full and prompt payment of which the full faith and credit of the United States of America are pledged, and
(c) obligations of agencies or instrumentalities of the United States of America that are generally recognized as having creditworthiness essentially equivalent to that of the United States of America.

         "Governmental Authority" shall mean any nation, province, state or other political subdivision thereof and any government or any natural person or entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Obligations" shall mean all of the Obligations of the Borrower guaranteed by the Guarantors pursuant to Article 5.

         "Guarantor" shall mean each Subsidiary of the Borrower, whether now in existence or hereafter created or acquired, other than an Excluded Subsidiary.

         "Guaranty" shall mean the guarantee of the Obligations of the Borrower set forth in Article 5.

         "Hazardous Materials" shall mean gasoline, motor oil, fuel oil, waste oil, other petroleum or petroleum-based products, asbestos, polychlorinated biphenyls, medical and infectious wastes and any chemical, material or substance to which exposure is prohibited, limited or regulated by any federal, state, county, local or regional authority or which, even if not so regulated, is known to pose a hazard to health and safety, including but not limited to substances and materials defined or designated as "hazardous substances", "hazardous wastes", "pollutants", "contaminants", "hazardous materials" or "toxic substances" under any Environmental Law.

         "Hedge Agreements" shall mean, as to any Person, all interest rate swaps, caps or collar agreements, interest rate insurance and other similar agreements or arrangements entered into by such Person to obtain protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on debts outstanding hereunder or under the Notes, as the case may be, under the laws applicable to such Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indebtedness" shall mean, as to any Person, all items that in conformity with GAAP would be shown on the balance sheet of such Person as a liability and in any event shall include (without duplication) (a) indebtedness for borrowed money or for notes, debentures or other debt securities, (b) notes payable and drafts accepted representing extensions of credit regardless of whether the same represent obligations for borrowed money, (c) reimbursement obligations (regardless of whether due) in respect of letters of credit issued for the account of such Person (including any such obligations in respect of any drafts drawn thereunder), (d) liabilities for all or any part of the deferred purchase price of property or services, including Purchase Money Debt and all other liabilities arising from conditional sales contracts and similar title retention debt instruments, (e) liabilities secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by or is a primary liability of such Person, (f) Capitalized Lease Obligations, (g) the principal component of any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing pursuant to which such Person is the obligor to the extent such transaction is considered indebtedness for federal income tax purposes but is classified as an Operating Lease in accordance with GAAP, (h) all Indebtedness described in clauses (a) through (g) of any partnership or unincorporated joint venture to the extent such Person is legally obligated therefor or with respect to whom such Person reasonably expects that it will be liable with respect thereto, (i) Contingent Obligations, (j) for the purposes of
Section 11.1.8 only, all obligations of such Person in respect of Hedge Agreements, and (k) the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

         "Interest Expense" shall mean, as to any Person and its Subsidiaries on a consolidated basis for any period, without duplication, (a) interest expense and amortization of deferred loan costs (calculated without regard to any limitations on the payment thereof), (b) imputed interest on Capitalized Lease Obligations and on synthetic leases, tax retention operating leases, off-balance sheet loans and similar off-balance sheet financing transactions, (c) commissions, discounts and other fees and charges owed with respect to letters of credit and unused commitments, and (d) net costs under Hedge Agreements and any other interest rate protection agreements, all as determined in conformity with GAAP (except with respect to synthetic leases and similar items, which will be determined in conformity with calculations for federal income tax purposes).

         "Interest Payment Date" shall mean, (a) with respect to any Swingline Loan, the first day of each month, (b) with respect to any Base Rate Loan, January 1, April 1, July 1 and October 1 of each year, commencing on the first such date after the applicable Funding Date, and (c) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan; provided, however, that with respect to any Interest Period of six (6) months "Interest Payment Date" also shall include the day that is three (3) months after the day on which that Interest

 Period commenced.

         "Interest Period" shall mean any interest period applicable to a Eurodollar Loan as determined pursuant to Section 2.16.1.

         "Interest Rate Determination Date" shall mean each date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period, which in each case shall be the second (2nd) Business Day prior to the first (1st) day of the corresponding Interest Period.

         "Investment" shall mean the making of any loan, advance, extension of credit or capital contribution to, or the acquisition of any stock, bonds, notes, debentures or other obligations or securities of, or the acquisition of any other interest in or the making of any other investment in, any Person. For purposes of Section 9.4, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Borrower or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by any repayment of principal or a return of capital, as the case may be, and by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such repayment of principal, return of capital, payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such repayment of principal, return of capital, payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Borrower or any Subsidiary of the Borrower Disposes of any Capital Stock of any direct or indirect Subsidiary of the Borrower such that, after giving effect to any such Disposition, such Subsidiary ceases to be a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such Disposition equal to the fair market value of the Capital Stock of such Subsidiary not Disposed of.

         "Issuing Bank" shall mean Bank of America and any other financial institution that, subject to approval by the Administrative Agent and the Borrower, agrees to become a party to this Agreement and to issue Letters of Credit pursuant to Section 2.5.

         "Last Four Fiscal Quarters" shall mean, as of any date of determination, the Fiscal Quarter ending on such date or otherwise then most recently ended plus the immediately preceding three Fiscal Quarters.

         "Last Three Fiscal Quarters" shall mean, as of any date of determination, the Fiscal Quarter ending on such date or otherwise then most recently ended plus the immediately preceding two Fiscal Quarters.

         "Last Two Fiscal Quarters" shall mean, as of any date of determination, the Fiscal Quarter ending on such date or otherwise then most recently ended plus the immediately preceding Fiscal Quarter.

         "Lending Office" shall mean with respect to any Lender or the Administrative Agent, the office of each such Lender at the address specified on the signature pages hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office as any such Lender from time to time may specify to the Borrower and the Administrative Agent.

         "Letter of Credit Commitments" shall mean, at any time, (a) the commitment of the Issuing Bank to issue Letters of Credit pursuant to the provisions of Section 2.5, and (b) the aggregate commitments of all the Lenders to purchase participations in the Letter of Credit Liabilities pursuant to the provision of Section 2.6; and the "Letter of Credit Commitment" of any Lender at any time shall mean an amount equal to such Lender's Percentage multiplied by the then effective aggregate Letter of Credit Commitments under clause (b) above. The Letter of Credit Commitments are in the aggregate amount set forth in
Section 2.1.

         "Letter of Credit Facility" shall mean the letter of credit facility provided by the Lenders pursuant to the Letter of Credit Commitments as more particularly set forth in Section 2.5.

         "Letter of Credit Fees" shall have the meaning given such term in
Section 2.13.4.

         "Letter of Credit Liabilities" shall mean all liabilities of the Borrower to the Issuing Bank in respect of Letters of Credit, regardless of whether any such liability is contingent, and shall consist of the sum, without duplication, of (a) the amount available to be drawn or that may become available to be drawn under outstanding Letters of Credit (including all amounts committed to be paid by the Issuing Bank thereunder), and (b) all amounts that have been paid or made available by the Issuing Bank thereunder if and to the extent the Issuing Bank has not received reimbursement from the Borrower pursuant to the terms hereof.

         "Letter of Credit Request" shall mean a request substantially in the form of Exhibit 2.5.2 with respect to the proposed issuance of a Letter of Credit hereunder.

         "Letter of Credit Supportable Obligations" shall mean (a) obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business with respect to workers' compensation, surety bonds and other similar statutory obligations, and (b) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Bank and the Administrative Agent and otherwise permitted to exist pursuant to the terms of this Agreement.

         "Letters of Credit" shall mean the letters of credit issued by the Issuing Bank pursuant to the provisions of Section 2.5 and shall include the Existing Letters of Credit.

         "Lien" shall mean, as to any asset, (a) any lien, charge, claim, mortgage, security interest, pledge, hypothecation or other encumbrance of any kind with respect to such asset, (b) any interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset, (c) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception affecting such asset, or (d) any assignment, deposit, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

         "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Security Documents, the Specified Hedge Agreements and all other documents, instruments and agreements now or hereafter executed or delivered pursuant hereto or in connection herewith.

         "Loans" shall mean Term Loans, Revolving Loans and Swingline Loans.

         "Maintenance Capital Expenditure Adjustment" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, as of any date of determination, an amount equal to $700,000.

         "Material Adverse Change" shall mean a material adverse change in (a) the properties, business, prospects, operations, management or financial condition of the Borrower and its Subsidiaries, taken as a whole, or (b) the ability of the Borrower and its Subsidiaries, taken as a whole, to pay and perform the Obligations.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the properties, business, prospects, operations, management or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and its Subsidiaries, taken as a whole, to pay and perform the Obligations, (c) the validity or enforceability of this Agreement or the other Loan Documents, (d) the validity, enforceability or priority of the Liens purported to be created by the Security Documents, or (e) or the rights or remedies of the Administrative Agent, any Lender or the Issuing Bank hereunder or under any of the other Loan Documents.

         "Material Contract" shall mean each contract to which the Borrower or any of its Subsidiaries is a party or a guarantor (or by which it is bound) that requires payments (either to or for the benefit of, or by or on behalf of, the Borrower or any of its Subsidiaries) in excess of $350,000 in any twelve-month period (a) the cancellation, non-performance or non-renewal of which by any party thereto would have a Material Adverse Effect, or (b) pursuant to which the Borrower or any of its Subsidiaries may incur Indebtedness for borrowed money or Capitalized Lease Obligations.

         "Maturity Date" shall mean the Term Loan Maturity Date or the Revolving Credit Maturity Date, as appropriate in the context.

         "Maximum Guaranty Liability" shall mean the maximum liability hereunder of the respective Guarantors permitted by Applicable Bankruptcy Law as provided in Section 5.2.

         "Merger" shall have the meaning given such term in the Merger
Agreement.

         "Merger Agreement" shall mean that certain Merger Agreement dated December 26, 2003, by and among the Borrower, DCG Acquisition, Inc., a Delaware corporation, CHD

Meridian Healthcare, LLC, a Delaware limited liability company, and CHD Meridian, as in effect on the date of this Agreement.

         "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

         "Mortgage" shall mean a mortgage, deed of trust, deed to secure debt or other real property security instrument (including, in the discretion of the Administrative Agent, a collateral assignment of lease with respect to real property leased pursuant to a Capitalized Lease) in favor of the Administrative Agent (or such other trustee as may be required or desired under applicable law), for the ratable benefit of the Lenders, securing the Obligations.

         "Multi-Employer Plan" shall mean any multiple employer plan, as defined in Section 4001(a)(3) of ERISA, that is maintained by the Borrower or any of its Subsidiaries or a Commonly Controlled Entity.

         "Net Cash Proceeds" shall mean (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys' fees, accountants fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (b) in connection with any issuance or sale of equity securities (excluding common stock issued or sold pursuant to the exercise of an employee stock option) or debt securities or instruments or the incurrence of Indebtedness, the cash proceeds and any non-cash consideration received from such issuance or incurrence, net of reasonable and customary attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith.

         "Non-Defaulting Lenders" shall mean Lenders other than Defaulting Lenders.

         "Notes" shall mean the Term Notes, the Revolving Notes and the Swingline Note.

         "Notice of Borrowing" shall mean (a) a notice substantially in the form of Exhibit 2.2.4 with respect to a proposed Borrowing of Term Loans, and (b) a notice substantially in the form of Exhibit 2.3.4 with respect to a proposed Borrowing of Revolving Loans.

         "Notice of Conversion/Continuation" shall mean a notice substantially in the form of Exhibit 2.9.2 with respect to a proposed conversion or continuation of Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis pursuant to Section 2.9.

         "Obligations" shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Letter of Credit Liabilities and interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar case or proceeding with respect to any Credit Party, regardless of whether a claim for post-filing or post-petition interest is allowed in such case or proceeding) the Loans, the Letter of Credit Liabilities and all other indebtedness, obligations and liabilities of the Credit Parties to the Administrative Agent, any other Agent-Related Person, any Lender or the Issuing Bank (or, in the case of Specified Hedge Agreements, any Affiliate of any Lender or any Person that was a Lender or an Affiliate thereof when such Specified Hedge Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, that arise under, out of or in connection with this Agreement, the Notes, the Letters of Credit, any other Loan Document, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, any other Agent-Related Person, any Lender or the Issuing Bank that are required to be paid by any Credit Party pursuant hereto or to any other Loan Document) or otherwise; provided that (a) Obligations of any Credit Party under any Specified Hedge Agreement shall be guaranteed and secured pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so guaranteed or secured and (b) any release of Collateral or a Guarantor effected in a manner permitted by this Agreement shall not require the consent of Persons (other than Lenders) who hold obligations under Specified Hedge Agreements.

         "Operating Lease" shall mean, as to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is not a Capitalized Lease.

         "Patriot Act" shall have the meaning given such term in Section 7.31.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to subtitle A of Title IV of ERISA.

         "Percentage" shall mean, as to each Lender:

                  (a) with respect to such Lender's Revolving Credit Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Lender at such time and the denominator of which is the amount of the aggregate Revolving Credit Commitments at such time; provided that if the Revolving Credit Commitments have been terminated pursuant to Section 11.2, then the Percentage of such Lender shall be determined based on the Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof,

                  (b) with respect to each Lender holding Term Loans at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate principal amount of the Term Loans held by such Lender at such time and the denominator of which is the aggregate principal amount of all of the Term Loans at such time, and

                  (c) with respect to such Lender's Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the aggregate Commitments at such time; provided that if the Revolving Credit Commitments have been terminated pursuant to Section 11.2, then the Percentage of such Lender under this clause (c) shall be determined based on the Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

         "Permitted Liens" shall mean Liens permitted pursuant to the provisions of Section 9.2.

         "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability limited partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or other form of entity not specifically listed herein.

         "Plan" shall mean an employee pension benefit plan covered by Title IV of ERISA that is maintained by the Borrower or any of its Subsidiaries or a Commonly Controlled Entity, and shall include any Single Employer Plan or any Multi-Employer Plan.

         "Pledged Notes" shall have the meaning given such term in the Security Agreement.

         "Pledged Stock" shall have the meaning given such term in the Security Agreement.

         "Pricing Tier Determination Date" shall mean the fifth (5th) Business Day following each deadline for delivering to the Administrative Agent the financial statements, financial reports, certificates and other financial information complying with the requirements of Section 8.1.1 or 8.1.2 and containing information sufficient to enable a calculation of the Funded Indebtedness to EBITDA Ratio for the purpose of determining the Applicable Base Rate Margin, the Applicable Eurodollar Rate Margin, the Applicable Letter of Credit Fee Percentage and the Applicable Commitment Fee Percentage pursuant to
Section 2.15.

         "Principal Obligor" shall mean, with respect to a specific indebtedness or obligation, the Person creating, incurring, assuming or suffering to exist such indebtedness or obligation without becoming liable for same as a surety or guarantor.

         "Projections" shall mean the projected balance sheets, statements of income and statements of cash flows for the Borrower and its Subsidiaries for Fiscal Years 2004 and 2005, prepared or approved by the Borrower and furnished to the Administrative Agent, the Lenders and the Issuing Bank in connection with the transactions that are the subject of this Agreement.

         "Purchase Money Debt" shall mean (a) Indebtedness of the Borrower or any of its Subsidiaries that, within thirty (30) days of the purchase of equipment in which neither the Borrower nor any of its Subsidiaries at any time prior to such purchase had any interest, is incurred to finance part or all of (but not more than) the purchase price of such equipment, and that bears interest at a rate per annum that is commercially reasonable at the time, and
(b) Indebtedness that constitutes a renewal, extension, refunding or refinancing of, but not an increase in the principal amount of, Purchase Money Debt that is such by virtue of clause (a), is binding only upon the obligor or obligors under the Purchase Money Debt being renewed, extended or refunded and bears interest at a rate per annum that is commercially reasonable at the time.

         "Recovery Event" shall mean any settlement of or payment in respect of any property or casualty insurance claim or any eminent domain proceeding relating to any asset of the Borrower or any Guarantor, which settlement or payment yields gross proceeds to the Borrower or any such Guarantor in excess of $100,000.

         "Reinvestment Deferred Amount" shall mean, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any Guarantor in connection therewith that are not applied to prepay Loans or reduce the Commitments pursuant to Section 2.1.3 as a result of the delivery of a Reinvestment Notice.

         "Reinvestment Event" shall mean any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

         "Reinvestment Notice" shall mean a written notice executed by a Responsible Officer of the Borrower stating that no Default has occurred and is continuing and that either the recipient of Net Cash Proceeds of an Asset Sale or Recovery Event or the Borrower (directly or indirectly through a Wholly Owned Subsidiary to the extent otherwise permitted hereunder) intends and expects to use all or a specified portion of such Net Cash Proceeds to acquire assets useful in its business.

         "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amounts expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the business of the Borrower and its Subsidiaries.

         "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Event, the earlier of (a) the date occurring three hundred and sixty-five (365) days after such Reinvestment Event, and (b) the date on which the Borrower shall have determined not to acquire assets useful in the Borrower's or the applicable Subsidiary's business with all or any portion of the relevant Reinvestment Deferred Amount.

         "Rent Expense" shall mean, as to any Person for any period, the aggregate rent and lease expenses recorded by such Person and its Subsidiaries on a consolidated basis in conformity with GAAP pursuant to any Operating Lease.

         "Reportable Event" shall mean any of the events set forth under Section 4043(c) of ERISA or the PBGC regulations thereunder.

         "Requirement of Law" shall mean, as to any Person (a) the partnership agreement, charter, certificate of incorporation, articles of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person, (b) any federal, state or local law, treaty, ordinance, rule or regulation, and (c) any order, decree or determination of a court, arbitrator or other Governmental Authority; in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Requisite Lenders" shall mean, as of any date of determination, Lenders holding in the aggregate more than fifty percent (50%) of (a) the Revolving Credit Commitments and the outstanding Term Loans or (b) if the Revolving Credit Commitments have been terminated, the outstanding Loans, Letter of Credit Liabilities, Swingline Loans and participations therein. The Revolving Credit Commitments of, and the outstanding Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Responsible Officer" shall mean, as to any Person, either (a) its president, chief executive officer or chief financial officer, or (b) with respect to financial matters, its president, chief executive officer, chief financial officer or any vice president designated in writing by the chief executive officer to the Administrative Agent.

         "Restricted Payments" shall mean, as to any Person for any period:

                  (a) dividends, other distributions and other payments or deliveries of property on account of the Capital Stock, or any warrants, options or other rights in respect of any Capital Stock, of such Person or its Subsidiaries, now or hereafter outstanding, that are recorded by such Person and its Subsidiaries on a consolidated basis (excluding any such dividends, distributions and other payments made solely to such Person or a Wholly Owned Subsidiary of such Person by a Subsidiary of such Person),

                  (b) amounts paid to purchase, redeem, retire or otherwise acquire for value any of the Capital Stock, or any warrants, options or other rights in respect of any Capital Stock, of such Person or its Subsidiaries, now or hereafter outstanding (excluding any such amounts paid solely to such Person or a Wholly Owned Subsidiary of such Person by a Subsidiary of such Person),

                  (c) any assets segregated or set apart by such Person or any of its Subsidiaries (including any money or property deposited with a trustee or other paying agent) for a sinking or analogous fund for the purchase, redemption or retirement or other acquisition of any Capital Stock, or any warrants, options or other rights in respect of any Capital Stock, of such Person or its Subsidiaries, now or hereafter outstanding (excluding any assets so segregated or set apart with respect to any stock, warrants, options or other rights held by a Wholly Owned Subsidiary of such Person),

                  (d) payments made or required to be made by such Person with respect to any stock appreciation rights plan, equity incentive or achievement plan or any similar plan and any assets segregated or set apart for such purposes (including any money or property deposited with a trustee or other paying agent), and

                  (e) any payment, purchase, redemption or acquisition of Subordinated Indebtedness and any assets segregated or set apart for such purposes (including any money or property deposited with a trustee or other paying agent), excluding, however, regularly scheduled payments of interest made according to the stated terms of such Subordinated Indebtedness;

         all as determined in conformity with GAAP.

         "Revolving Credit Commitment Period" shall mean that period commencing on the date hereof and continuing to, but not including, the Revolving Credit Maturity Date.

         "Revolving Credit Commitments" shall mean, at any time, the commitment of all the Lenders, collectively, to make Revolving Loans to the Borrower during the Revolving Credit Commitment Period pursuant to the provisions of Section 2.3, and the "Revolving Credit Commitment" of any Lender at any time shall mean an amount equal to such Lender's Percentage multiplied by the then effective aggregate Revolving Credit Commitments. The Revolving Credit Commitments are in the aggregate amount set forth in Section 2.1.

         "Revolving Credit Facility" shall mean the revolving credit facility provided by the Lenders pursuant to the Revolving Credit Commitments as more particularly set forth in Section 2.3.

         "Revolving Credit Maturity Date" shall mean the third (3rd) anniversary of the date of this Agreement, or such earlier date to which the maturity of the Revolving Loans may be accelerated pursuant to the terms of this Agreement.

         "Revolving Loans" shall mean the loans made by the Lenders to the Borrower pursuant to the provisions of Section 2.3.

         "Revolving Notes" shall mean the promissory notes, substantially in the form of Exhibit 2.10B, executed by the Borrower in favor of the Lenders, evidencing the indebtedness of the Borrower to the Lenders in connection with the Revolving Loans.

         "RRG Subsidiary" shall mean Green Hills Insurance Company, A Risk Retention Group, a Vermont corporation.

         "S&P" shall mean Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, and its successors.

         "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit 4.1, to be executed and delivered by the Borrower and each Guarantor in favor of the

Administrative Agent for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent.

         "Security Documents" shall mean the Security Agreement, the Mortgages and the Financing Statements, together with all documents, instruments and agreements now or hereafter executed or delivered pursuant thereto or in connection therewith.

         "Series A Certificate of Designation" shall mean the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of I-trax, Inc. filed with the Delaware Secretary of State on March 19, 2004.

         "Series A Preferred Stock" shall mean Series A Convertible Preferred Stock of the Borrower as described in the Series A Certificate of Designation.

         "Single Employer Plan" shall mean any Plan that is not a Multi-Employer Plan.

         "Solvent" shall mean, with respect to any Person on any particular date, that on such date (a) the fair value of the assets of such Person is, on the date of determination, greater than the total amount of liabilities, including contingent and unliquidated liabilities, of such Person, (b) such Person is able to pay all liabilities of such Person as they mature, and (c) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

         "Specified Hedge Agreement" shall mean any Hedge Agreement (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Lender or any Affiliate thereof, or any Person that was a Lender or an Affiliate thereof when such Hedge Agreement was entered into as counterparty and (b) that has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery thereof by the Borrower or such Subsidiary, as a Specified Hedge Agreement; provided that the designation of any Hedge Agreement as a Specified Hedge Agreement shall not of itself create in favor of any Lender or Affiliate thereof that is a party thereto any rights in connection with the administration, management or release of any Collateral or of the obligations of any Guarantor hereunder or under the Security Agreement.

         "Subordinated Indebtedness" shall mean any Indebtedness of the Borrower and its Subsidiaries that (a) accrues interest at a rate satisfactory to the Administrative Agent and Requisite Lenders, in their discretion, (b) is subordinated in right of payment to the Obligations as provided in Exhibit 1.1C or on other terms satisfactory to the Administrative Agent and Requisite Lenders, in their discretion, and (c) does not mature or require any principal amortization prior to the day that is six (6) months after the Maturity Date.

         "Subsidiary" shall mean, as to any Person (a) a corporation, limited liability company or other entity of which shares of Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the occurrence of a contingency) to elect a majority of the board of directors or other managers thereof are at the time owned, or which entity otherwise is controlled, directly or indirectly through one or more intermediaries or both, by such Person, or (b) a partnership in which such Person is the controlling general partner or that otherwise is controlled, directly or indirectly through one or more intermediaries or both, by such Person.

         "Swingline Commitment"  - Not applicable.

         "Swingline Facility" - Not applicable.

         "Swingline Lender" - Not applicable.

         "Swingline Loans" - Not applicable.

         "Swingline Note" - Not applicable.

         "Term Loan Commitments" shall mean, at any time, the commitment of all the Lenders, collectively, to make Term Loans to the Borrower pursuant to the provisions of Section 2.2, and the "Term Loan Commitment" of any Lender at any time shall mean an amount equal to such Lender's Percentage multiplied by the then effective aggregate Term Loan Commitments. The Term Loan Commitments are in the aggregate amount set forth in Section 2.1.

         "Term Loan Facility" shall mean the term loan facility provided by the Lenders pursuant to the Term Loan Commitments as more particularly set forth in
Section 2.2.

         "Term Loan Maturity Date" shall mean the third (3rd) anniversary of the date of this Agreement, or such earlier date to which the maturity of the Term Loans may be accelerated pursuant to the terms of this Agreement.

         "Term Loans" shall mean the loans made to the Borrower by the Lenders pursuant to the provisions of Section 2.2.

         "Term Notes" shall mean the promissory notes, substantially in the form of Exhibit 2.10A, executed by the Borrower in favor of the Lenders, evidencing the indebtedness of the Borrower to the Lenders in connection with the Term Loans.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of Tennessee or any other applicable jurisdiction, as the context may require.

         "Wholly Owned Subsidiary" shall mean, as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by the first Person directly or through one or more other Wholly Owned Subsidiaries of the first Person.

         1.2. Accounting and Commercial Terms. As used in this Agreement, all accounting terms used but not otherwise defined herein shall have the respective meanings assigned to them in conformity with GAAP. All terms used but not otherwise defined herein that are defined or used in Article 9 of the UCC shall have the respective meanings assigned to them in such Article.

         1.3. General Construction. As used in this Agreement, the masculine, feminine and neuter genders and the plural and singular numbers shall be deemed to include the others in all cases in which they would so apply. "Includes" and "including" are not limiting, and shall be deemed to be followed by "without limitation" regardless of whether such words or words of like import in fact follow same. The word "or" is not intended and shall not be construed to be exclusive, and unless the context clearly indicates otherwise, the disjunctive "or" shall include the conjunctive "and".

         1.4. Defined Terms; Headings. The use of defined terms in the Loan Documents is for convenience of reference and shall not be deemed to be limiting or to have any other substantive effect with respect to the persons or things to which reference is made through the use of such defined terms. Article and section headings and captions in the Loan Documents are included in such Loan Documents for convenience of reference and shall not constitute a part of the applicable Loan Documents for any other purpose. 1.5. References to this Agreement and Parts Thereof. As used in this Agreement, unless otherwise specified the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Agreement including all schedules and exhibits hereto, as a whole, and not to any particular provision of this Agreement, and the words "Article", "Section", "Schedule" and "Exhibit" refer to articles, sections, schedules and exhibits of or to this Agreement.

         1.6. Documentary References. Any reference herein to any instrument, document or agreement, by whatever terminology used, shall be deemed to include any and all amendments, modifications, supplements, extensions, renewals, substitutions or replacements thereof as the context may require.

         1.7. Legal References. Any reference herein to any law shall be a reference to such law as in effect from time to time and shall include any rules and regulations promulgated or published thereunder and published interpretations thereof.


                                   ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

         2.1. Commitments.

         2.1.1. Amounts of Commitments. Subject to reduction as provided herein:

               (a) The aggregate amount of the Commitments shall be $20,000,000.

               (b) The aggregate amount of the Term Loan Commitments shall be $6,000,000.

               (c) The aggregate amount of the Revolving Credit Commitments at any time shall be $14,000,000 less the aggregate amount of Letter of Credit Liabilities outstanding at such time.

               (d) The aggregate amount of the Letter of Credit Commitments at any time is equal to the lesser of: (1) the aggregate amount of the Revolving Credit Commitments in effect at such time less the aggregate amount of Revolving Loans and Swingline Loans outstanding at such time, and (2) $3,250,000 prior to June 1, 2004 and $2,000,000 thereafter.

         2.1.2. Voluntary Reductions of Revolving Credit Commitments. The Borrower shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Credit Commitments in an amount up to the amount by which the Revolving Credit Commitments exceed the aggregate amount of the then outstanding Swingline Loans, Revolving Credit Loans and Letter of Credit Liabilities. The Borrower shall give not less than ten (10) Business Days' prior written notice to the Administrative Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any reduction. Promptly after receipt of a notice of such termination or reduction, the Administrative Agent shall notify each Lender of the proposed termination or reduction. Such termination or reduction of the Revolving Credit Commitments shall be effective on the date specified in the Borrower's notice and shall reduce the Revolving Credit Commitment of each Lender in proportion to its Percentage of the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be in a minimum amount of $500,000 and in integral multiples of $100,000.

         2.1.3. Mandatory Reductions of Revolving Credit Commitments. Any Net Cash Proceeds or Reinvestment Prepayment Amount, as the case may be, not applied to the repayment of Term Loans pursuant to paragraph (3) or paragraph (4) of subsection 3.1.2(c) shall be applied to the permanent reduction of the Revolving Credit Commitments so long as any portion of the Revolving Credit Commitments remains in effect, and in connection therewith the Borrower shall prepay Swingline Loans and Revolving Loans as and to the extent required by paragraph
(2) of subsection 3.1.2(c). If after any such prepayment of Swingline Loans and Revolving Loans the aggregate principal amount of Letter of Credit Liabilities then outstanding exceeds the amount of the Revolving Credit Commitments as so reduced, the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit or deposit an amount in immediately available funds in a Collateral Account established with the Administrative Agent in accordance with the procedures specified in Section 11.3 in the same manner as if an Event of Default had occurred and was continuing. After the Revolving Credit Commitments have been reduced to zero and all Obligations have been satisfied, any remaining amounts shall be paid to or retained by the Borrower or such other Person as shall be lawfully entitled thereto.

         2.2. Term Loans.

         2.2.1. Commitment to Make Term Loans. Subject to all of the terms and conditions of this Agreement (including the conditions set forth in Sections 6.1 and 6.2) and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender holding a Term Loan Commitment hereby severally agrees to make a Term Loan to the Borrower in the amount of its respective Term Loan Commitment, for the purposes identified in Section 2.12. The Term Loans shall be funded in a single Borrowing on the same Funding Date. Each Lender's Term Loan Commitment shall expire upon the earlier of the funding of the Term Loans or April 30, 2004, and the Term Loans shall be paid in full no later than the Term Loan Maturity Date.

         2.2.2. Lenders' Obligations Several; Proportionate Loans. The obligations of the Lenders to make Term Loans under Section 2.2.1 shall be several and not joint and, subject to Section 2.16.4, all Term Loans under this Agreement shall be made by the Lenders simultaneously and in proportion to the respective Term Loan Commitment of each. It is understood and agreed that the failure of any Lender to make its Term Loan as part of any Borrowing under
Section 2.2.1 shall not relieve any other Lender of its obligation to make its Term Loan as provided in Section 2.2.1. Neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make its Term Loan as provided herein nor shall the Term Loan Commitment of any Lender be increased as a result of the default by any other Lender in such other Lender's obligation to make its Term Loan hereunder.

         2.2.3. Term Loan Borrowings May Not be Reborrowed. Amounts borrowed by the Borrower under the Term Loan Commitments may be prepaid but may not be reborrowed.

         2.2.4. Notice of Borrowing.

               (a) Delivery of Notice. Whenever the Borrower desires to borrow under Section 2.2.1, it shall deliver to the Administrative Agent a Notice of Borrowing no later than 11:00 a.m. on the proposed Funding Date (in the case of Base Rate Loans) or three (3) Business Days in advance of the proposed Funding Date (in the case of Eurodollar Loans), unless the Administrative Agent and the Lenders in their discretion approve a shorter notice period. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing,
                    (iii) whether the proposed Borrowing shall be in the form of Base Rate Loans or Eurodollar Loans, and (iv) in the case of Eurodollar Loans, the requested Interest Period. In lieu of delivering a Notice of Borrowing, the Borrower may give the Administrative Agent Telephonic Notice by the required time of notice of any proposed Borrowing under this Section 2.2.4; provided, however, that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Administrative Agent on or prior to the Funding Date of the requested Term Loans. The execution and delivery of each Notice of Borrowing shall be deemed a representation and warranty by the Borrower that the requested Term Loans may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in Section 2.2.1.

               (b) No Liability for Telephonic Notices. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice given pursuant to this Section 2.2.4 that the Administrative Agent believes in good faith to have been properly given or for otherwise acting in good faith under this Section 2.2.4 and, upon the funding of Term Loans by the Lenders in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall have effected a Borrowing of Term Loans hereunder.

               (c) Notice Irrevocable. A Notice of Borrowing for Eurodollar Loans (or a telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a Borrowing in accordance therewith.

         2.2.5. Disbursement of Funds. Promptly after receipt of a Notice of Borrowing (or Telephonic Notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed Borrowing in writing, or by telephone promptly confirmed in writing. Each Lender shall make the amount of its Term Loan available to the Administrative Agent, in immediately available (same day) funds, at the Lending Office of the Administrative Agent, not later than 2:00 p.m. (Central time) on the Funding Date. The Administrative Agent shall make the proceeds of such Term Loans available to the Borrower on such Funding Date by causing an amount of immediately available (same day) funds equal to the proceeds of all such Term Loans received by the Administrative Agent to be credited to the account of the Borrower at such office of the Administrative Agent.

         2.3. Revolving Loans.

         2.3.1. Commitment to Make Revolving Loans. Subject to all of the terms and conditions of this Agreement (including the conditions set forth in Sections
6.1 and 6.2) and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender holding a Revolving Credit Commitment hereby severally agrees to make Revolving Loans to the Borrower from time to time during the Revolving Credit Commitment Period, in amounts up to its Percentage of the aggregate Revolving Credit Commitments, for the purposes identified in Section 2.12; provided, however, that:

               (a) the aggregate principal amount of the Revolving Loans made by any Lender that are outstanding at any time shall not exceed such Lender's Revolving Credit Commitment,

               (b) the aggregate principal amount of the Revolving Loans made by all Lenders and the Swingline Loans made by the Swingline Lender that are outstanding at any time shall not exceed the Revolving Credit Commitments then in effect,

               (c) prior to the first day after June 1, 2004 on which the Borrower has delivered to the Administrative Agent a Credit Facility Base Certificate as required by Section 8.1.4, the aggregate principal amount of the Revolving Loans made by all Lenders and the Swingline Loans made by the Swingline Lender that are outstanding at any time shall not exceed $10,000,000,

               (d) on and after the date described in the preceding clause (c) and prior to the day that is eighteen (18) months after the date of this Agreement, the aggregate principal amount of the Revolving Loans made by all Lenders, Swingline Loans made by the Swingline Lender and Letter of Credit Liabilities that are outstanding at any time shall not exceed the Credit Facility Base, and

               (e) on and after the day that is eighteen (18) months after the date of this Agreement, the aggregate principal amount of the Loans and Letter of Credit Liabilities that are outstanding at any time shall not exceed the Credit Facility Base.

         Each Lender's Revolving Credit Commitment shall expire upon the expiration of the Revolving Credit Commitment Period, and all Revolving Loans shall be paid in full no later than the Maturity Date.

         2.3.2. Lenders' Obligations Several; Proportionate Loans. The obligations of the Lenders to make Revolving Loans under Section 2.3.1 shall be several and not joint and, subject to Section 2.16.4, all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Percentages of the Revolving Credit Commitments. It is understood and agreed that the failure of any Lender to make its Revolving Loan as part of any Borrowing under Section 2.3.1 shall not relieve any other Lender of its obligation to make its Revolving Loan as provided in Section 2.3.1 with respect to such Borrowing (or any future Borrowings under Section 2.3.1). Neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Revolving Loan as provided herein nor shall the Revolving Credit Commitment of any Lender be increased as a result of the default by any other Lender in such other Lender's obligation to make Revolving Loans hereunder.

         2.3.3. Revolving Credit; Minimum Borrowings. Amounts borrowed by the Borrower under the Revolving Credit Commitments may be prepaid and reborrowed from time to time to during the Revolving Credit Commitment Period. The aggregate amount of Revolving Loans made on any Funding Date shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess of that amount.

         2.3.4. Notice of Borrowing.

               (a) Delivery of Notice. Whenever the Borrower desires to borrow under Section 2.3, it shall deliver to the Administrative Agent a Notice of Borrowing no later than 11:00 a.m. (Central time) on the proposed Funding Date (in the case of Base Rate Loans) or three (3) Business Days in advance of the proposed Funding Date (in the case of Eurodollar Loans). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) whether the proposed Borrowing shall be in the form of Base Rate Loans or Eurodollar Loans, and (iv) in the case of Eurodollar Loans, the requested Interest Period. In lieu of delivering a Notice of Borrowing, the Borrower may give the Administrative Agent telephonic notice by the required time of notice of any proposed Borrowing under this Section 2.3.4; provided, however, that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Administrative Agent on or prior to the Funding Date of the requested Revolving Loans. The execution and delivery of each Notice of Borrowing shall be deemed a representation and warranty by the Borrower that the requested Revolving Loans may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in Section 2.3.1.

               (b) No Liability for Telephonic Notices. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice given pursuant to this Section 2.3.4 that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this Section 2.3.4 and, upon the funding of Revolving Loans by the Lenders in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall have effected a Borrowing of Revolving Loans hereunder.

               (c) Notice Irrevocable. A Notice of Borrowing for Eurodollar Loans (or a telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a Borrowing in accordance therewith.

               (d) Automated Cash Management System. No Notice of Borrowing shall be required pursuant to this Section 2.3.4 with respect to Revolving Loans funded and administered pursuant to an automated cash management system mutually approved in writing by the Borrower and the Administrative Agent; provided, however, that all such Revolving Loans shall be Base Rate Loans unless and until converted to Eurodollar Loans pursuant to Section 2.9.

         2.3.5. Disbursement of Funds. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed Borrowing in writing, or by telephone promptly confirmed in writing. Each Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in immediately available (same day) funds, at the Lending Office of the Administrative Agent, not later than 2:00 p.m. (Central time) on the Funding Date. The Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower on such Funding Date by causing an amount of immediately available (same day) funds equal to the proceeds of all such Revolving Loans received by the

Administrative Agent to be credited to the account of the Borrower at such office of the Administrative Agent.

         2.4. Swingline Loans.

         2.4.1. Commitment to Make Swingline Loans. Subject to all of the terms and conditions of this Agreement (including the conditions set forth in Sections
6.1 and 6.2 and the limitations set forth in Section 2.3.1), and in reliance upon the representations and warranties of the Borrower set forth herein and the agreements of the other Lenders set forth in Sections 2.4.3 and 2.4.4, the Swingline Lender hereby agrees to make Swingline Loans to the Borrower from time to time during the Revolving Credit Commitment Period, in an aggregate principal amount not to exceed [NOT APPLICABLE] outstanding at any time, for the purposes identified in Section 2.12, notwithstanding the fact that the aggregate amount of the outstanding Swingline Loans, when added to the Swingline Lender's Percentage of the outstanding Revolving Loans and Letter of Credit Liabilities, from time to time may exceed the amount of such Lender's Revolving Credit Commitment. Immediately upon the making of a Swingline Loan, each Lender holding a Revolving Credit Commitment shall be deemed to have purchased, and hereby irrevocably and unconditionally agrees to purchase, from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product obtained by multiplying such Lender's Percentage by the amount of such Swingline Loan. Amounts borrowed by the Borrower under the Swingline Commitment may be prepaid and reborrowed from time to time during the Revolving Credit Commitment Period. The Swingline Lender's commitment to make Swingline Loans as provided in this Section 2.4.1 shall expire upon the expiration of the Revolving Credit Commitment Period, and all Swingline Loans shall be paid in full no later than the Maturity Date.

         2.4.2. Funding Procedures for Swingline Loans. Except to the extent that funding of Swingline Loans is being administered through an automated cash management system mutually approved in writing by the Borrower and the Swingline Lender, the Borrower shall give to the Swingline Lender written notice (or telephonic notice to be confirmed promptly in writing) of a proposed Borrowing consisting of a Swingline Loan, specifying the amount of the requested Swingline Loan, not later than 11:00 a.m., Central time, on the Business Day of the proposed Borrowing. Each request for a Swingline Loan shall be deemed a representation and warranty by the Borrower that the requested Swingline Loan may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in Section 2.4.1. Not later than 2:00 p.m., Central time, on the Business Day of the proposed Borrowing of a Swingline Loan, the Swingline Lender shall make the proceeds of the requested Swingline Loan available to the Borrower at the office of the Swingline Lender by crediting an account of the Borrower maintained at such office that has been designated for such purpose in writing by the Borrower to the Swingline Lender. Except to the extent that funding of Swingline Loans is being administered through an automated cash management system as aforesaid, each Swingline Loan shall be in a minimum amount of [NOT APPLICABLE] and in integral multiples of [NOT APPLICABLE] in excess of that amount.

         2.4.3. Repayment of Swingline Loans With Revolving Loans. Regardless of whether the conditions set forth in Sections 6.1 and 6.2 have been or are capable of being satisfied, on any Business Day the Swingline Lender may, in its sole discretion, give notice to the Lenders that some part or all of the outstanding Swingline Loans are to be repaid on the next succeeding Business Day with a Borrowing of Revolving Loans constituting Base Rate Loans made pursuant to Section 2.3.1 (but not subject to Section 2.3.3) in the same manner and with the same force and effect as if the Borrower had submitted a Notice of Borrowing therefor pursuant to Section 2.3.4. Subject to and in accordance with Sections
2.3.1 and 2.3.2, each Lender holding a Revolving Credit Commitment shall make the amount of its Revolving Loan available to the Administrative Agent, in immediately available funds, at the Lending Office of the Administrative Agent, not later than 11:00 a.m. (Central time) on the applicable Funding Date. The Administrative Agent shall make the proceeds of such Revolving Loans available to the Swingline Lender on such Funding Date by causing an amount of immediately available funds equal to the proceeds of all such Revolving Loans received by the Administrative Agent to be credited to an account of the Swingline Lender at such office of the Administrative Agent, or shall make such proceeds available to the Swingline Lender in such other manner as shall be satisfactory to the Administrative Agent and the Swingline Lender.

         2.4.4. Participations in Swingline Loans. If for any reason a requested Borrowing of Revolving Loans pursuant to Section 2.4.3 is not or cannot be effected, the Lenders holding Revolving Credit Commitments will, as of the date such proposed Borrowing otherwise would have occurred but adjusted for any payments received in respect of such Swingline Loan(s) by or for the account of the Borrower on or after such date and prior to such purchase, immediately fund their respective participations in the outstanding Swingline Loans as necessary to cause such Lenders to share in such Swingline Loan(s) proportionately in accordance with their respective Percentages. Whenever, at any time after any Lender has purchased a participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its proportionate share of such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event any such payment received by the Swingline Lender is subsequently set aside or is required to be refunded, returned or repaid, such Lender will repay to the Swingline Lender its proportionate share thereof.

         2.4.5. Failure to Pay by Lenders. If any Lender shall fail to perform its obligation to make a Revolving Loan pursuant to Section 2.4.3 or to purchase a participation in Swingline Loans pursuant to Section 2.4.4, the amount in default shall bear interest for each day from the day such amount is payable until fully paid at a rate per annum equal to the Federal Funds Rate or any other rate customarily used by banks for the correction of errors among banks, but in no event to exceed the Highest Lawful Rate, and such obligation may be satisfied by application by the Administrative Agent (for the account of the Swingline Lender) of any payment that such Lender otherwise is entitled to receive under this Agreement. Pending repayment, each such advance shall be secured by such Lender's participation interest, if any, in the Swingline Loans and any security therefor, and the Swingline Lender shall be subrogated to such Lender's rights hereunder in respect thereof.

         2.4.6. Lenders' Obligations Absolute. The obligation of each Lender to make Revolving Loans pursuant to Section 2.4.3 and to purchase participations in Swingline Loans pursuant to Section 2.4.4 shall be unconditional and irrevocable, shall not be subject to any qualification or exception whatsoever, shall be made in accordance with the terms and conditions of this Agreement under all circumstances and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including the following circumstances:

               (a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any other instrument, document or agreement relating to the transactions that are the subject thereof;

               (b) the existence of any claim, defense, set-off or other right that the Borrower, any Guarantor or any Lender may have at any time against the any Agent-Related Person, the Swingline Lender, any other Lender, the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any related transactions;

               (c) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

               (d)  the occurrence or continuance of any Default;

               (e) any adverse change in the condition (financial or other) of the Borrower or any Guarantor; or

               (f)  any other reason.

         2.5. Letters of Credit.

         2.5.1. Issuance of Letters of Credit. The Borrower may request the Issuing Bank at any time and from time to time during the Revolving Credit Commitment Period to issue, and subject to and upon all of the terms and conditions of this Agreement (including the conditions set forth in Sections 6.1 and 6.2 and the limitations set forth in Section 2.3.1) and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank shall issue, for the account of the Borrower and for the benefit of the holder(s) (or any trustee, agent or other representative of such holder(s)) of Letter of Credit Supportable Obligations of the Borrower and its Subsidiaries, one or more irrevocable standby letters of credit in the form customarily used by such Issuing Bank, or in such other form as has been approved by the Issuing Bank and the Administrative Agent, in support of such Letter of Credit Supportable Obligations;

 provided, however, that (a) each Letter of Credit shall be in a minimum stated amount of $100,000, (b) each Letter of Credit by its terms shall terminate no later than three hundred sixty-five (365) days after the date of issuance (or the date of the most recent extension, as the case may be), nor later than thirty (30) days prior to the Maturity Date, and (c) in no event shall any Letter of Credit be issued if the issuance thereof would cause
(i) the aggregate amount of the then outstanding Letter of Credit Liabilities to exceed the aggregate amount of the Letter of Credit Commitments then in effect or (ii) the limitations set forth in Section 2.3.1 to be exceeded. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and subject to and governed by the terms, conditions and provisions hereof.

         2.5.2. Letter of Credit Requests. At least five (5) Business Days prior to (a) the date on which the Borrower desires that a Letter of Credit be issued hereunder or (b) the date on which the Borrower desires that the expiration date of an outstanding Letter of Credit be extended, as the case may be, the Borrower shall deliver to the Issuing Bank (with copies to the Administrative Agent and each Lender) a Letter of Credit Request therefor. The execution and delivery of each Letter of Credit Request shall be deemed a representation and warranty by the Borrower that the requested Letter of Credit issuance or extension may be accomplished in accordance with, and will not violate the requirements of, this Agreement, including those set forth in Section 2.5.1. Unless the Issuing Bank has received notice from the Administrative Agent or Requisite Lenders before it issues or extends the requested Letter of Credit that a Default exists or that the requested issuance or extension would violate the requirements of this Agreement, including those set forth in Section 2.5.1, then the Issuing Bank may issue or extend, as the case may be, the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary practices. Upon the issuance or extension of any Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent of such issuance or extension, which notice to the Administrative Agent shall be accompanied by a copy of the Letter of Credit so issued or the instrument(s) evidencing such extension.

         2.6. Participations in Letter of Credit Liabilities.

         2.6.1. Purchase of Participations by Lenders. Each Lender holding a Revolving Credit Commitment shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty and without any further action on the part of any party, an undivided interest and participation to the extent of such Lender's Percentage in all Letter of Credit Liabilities as to each Letter of Credit and any security therefor or guarantee relating thereto.

         2.6.2. Notification by Issuing Bank of Drawing. The Issuing Bank shall notify the Administrative Agent promptly after the presentation of any draft and certificate or equivalent documents to the Issuing Bank in connection with any drawing under a Letter of Credit not reimbursed by or on behalf of the Borrower on the date such drawing is made. The Administrative Agent shall notify each Lender and the Borrower of the same promptly after receipt of the aforesaid notice from the Issuing Bank; provided that no failure of the Administrative Agent to notify the Borrower shall impair or otherwise affect the obligations of the Borrower with respect thereto.

         2.6.3. Payments by Lenders Upon a Drawing or Payment Under a Letter of Credit; Adjustments. Each Lender holding a Revolving Credit Commitment shall, on or before 11:00 a.m. (Central time) on the date on which the Issuing Bank honors a drawing under a Letter of Credit, unconditionally pay to the Administrative Agent, for distribution by the Administrative Agent to the Issuing Bank, such Lender's Percentage of such drawing; provided, however, that, if the Borrower should pay in full or in part such drawing on the date thereof, the obligation of each Lender to pay to the Issuing Bank pursuant to this Section 2.6.3 such Lender's Percentage of such drawing shall be reduced by the amount equal to such Lender's Percentage of such payment by the Borrower. Amounts paid in excess of the net amount so owed by each Lender to the Issuing Bank shall promptly be refunded by the Issuing Bank to the Administrative Agent for distribution by the Administrative Agent to the respective Lenders.

         2.6.4. Failure to Pay by Lenders. If any Lender shall fail to pay its Percentage of any drawing under a Letter of Credit as provided in Section 2.6.3 above, the Issuing Bank shall be deemed to have advanced funds on behalf of such Lender. Any advance made by the Issuing Bank on behalf of a Lender hereunder and not paid by such Lender to the Issuing Bank shall bear interest for each day from the day such payment is due until such payment shall be paid in full at a rate per annum equal to the Federal Funds Rate or any other rate customarily used by banks for the correction of errors among banks, but in no event to exceed the Highest Lawful Rate, and shall be repaid by application by the Administrative Agent (for the account of the Issuing Bank) of any payment that such Lender otherwise is entitled to receive under this Agreement. Pending repayment, each such advance shall be secured by such Lender's participation interest in the Letter of Credit drawn upon, the Letter of Credit Liabilities arising therefrom and any security therefor, and the Issuing Bank shall be subrogated to such Lender's rights hereunder in respect thereof.

         2.6.5. Lenders' Obligations Absolute. The obligation of each Lender holding a Revolving Credit Commitment to pay to the Administrative Agent, for the benefit of the Issuing Bank, its Percentage of each drawing under a Letter of Credit not indefeasibly repaid by the Borrower shall be unconditional and irrevocable, shall not be subject to any qualification or exception whatsoever, shall be made in accordance with the terms and conditions of this Agreement under all circumstances and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including the following circumstances:

               (a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any other instrument, document or agreement relating to the transactions that are the subject thereof;

               (b) the existence of any claim, set-off, defense or other right that the Borrower or any other Credit Party or any Lender may have at any time against any Agent-Related Person, the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any related transactions;

               (c) any draft, statement or other document presented under or in connection with any Letter of Credit, this Agreement or any other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (d) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

               (e)  the occurrence or continuance of any Default;

               (f) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any such payment resulting from the Issuing Bank's gross negligence or willful misconduct; or

               (g)  any other reason.

         2.6.6. Information Regarding Letter of Credit Liabilities. Upon request by the Administrative Agent from time to time, the Issuing Bank shall advise the Administrative Agent as to the various amounts of the outstanding Letter of Credit Liabilities as shown on the records of the Issuing Bank. Upon request by the Lenders from time to time, the Administrative Agent shall provide to the Lenders the aforesaid information received from the Issuing Bank.

         2.7. Borrower's Obligations Absolute.

         2.7.1. Obligations Absolute. The obligations of the Borrower under this Agreement in respect of any Letter of Credit and under any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, to the extent permitted by law, including the following circumstances:

               (a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any other instrument, document or agreement relating to the transactions that are the subject thereof;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of the Loan Documents;

               (c) any exchange or release of, or the non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Letter of Credit Liabilities;

               (d) the existence of any claim, set-off, defense or other right that the Borrower or any other Credit Party may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), any Agent-Related Person, the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any unrelated transaction;

               (e) any draft, statement or other document presented under or in connection with any Letter of Credit, this Agreement or any other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (f) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any such payment resulting from the Issuing Bank's gross negligence or willful misconduct;

               (g) any consequences arising from causes beyond the control of the Issuing Bank; and

               (h) any other circumstances or happening whatsoever, regardless of whether similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Credit Party.

         2.7.2. No Liability. No action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or the related applications, agreements or certificates, if taken or omitted in good faith, shall put the Administrative Agent, the Issuing Bank or any Lender under any resulting liability to the Borrower.

         2.8. Interest.

         2.8.1. Interest Rate on Loans. Subject to Section 2.8.3, the unpaid principal balances of the Loans shall bear interest from their respective Funding Dates through maturity (whether by acceleration or otherwise) (including post-petition interest in any case or proceeding under applicable bankruptcy laws) at a rate determined by reference to the Base Rate or the Eurodollar Rate. The applicable basis for determining the rate of interest for Revolving Loans shall be selected by the Borrower at the time a Notice of Borrowing is given pursuant to Section 2.2.4 or Section 2.3.4 or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.9.2. If on any day any Revolving Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day such Revolving Loan shall bear interest determined by reference to the Base Rate. The Revolving Loans shall bear interest as follows:

               (a) if a Swingline Loan or a Base Rate Loan, then at a fluctuating rate per annum equal to the sum of the Base Rate, as it varies from time to time, plus the Applicable Base Rate Margin; or

               (b) if a Eurodollar Loan, then at a rate per annum equal to the sum of the Eurodollar Rate plus the Applicable Eurodollar Rate Margin.

         2.8.2. Interest Rate on Unreimbursed Draws Under Letters of Credit. The unpaid principal amount of all draws under Letters of Credit not immediately repaid pursuant to Section 3.2 shall bear interest from the date of such drawing until the principal balance thereof is paid in full at the Default Rate applicable to Base Rate Loans. Interest accruing pursuant to this Section 2.8.2 shall be payable upon demand.

         2.8.3. Default Rate. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balances of the Loans and, to the extent permitted by applicable law, any unpaid interest accrued in respect of the Loans shall bear interest at the Default Rate; provided, however, that in the case of Eurodollar Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Loans shall thereupon become Base Rate Loans and thereafter bear interest at the corresponding Default Rate. Interest accruing pursuant to this
Section 2.8.3 shall be payable upon demand.

         2.8.4. Conclusive Determination. Each determination by the Administrative Agent of an interest rate under this Agreement shall be conclusive and binding for all purposes, absent manifest error.

2.9.     Conversion or Continuation.

         2.9.1. Option to Convert or Continue. Subject to the provisions of
Section 2.16, the Borrower shall have the option (a) at any time to convert all or any part of any outstanding Base Rate Loans in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount from Base Rate Loans to Eurodollar Loans, and (b) upon the expiration of any Interest Period applicable to a specific Borrowing of Eurodollar Loans, (i) to convert all or any portion of such Loans to Base Rate Loans, or (ii) to continue all or any portion of such Loans in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount as Eurodollar Loans, and the succeeding Interest Period of such continued Eurodollar Loans shall commence on the expiration date of the Interest Period previously applicable thereto.

         2.9.2. Notice of Conversion/Continuation. The Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (Central time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (a) the proposed conversion/continuation date (which shall be a Business
Day), (b) the aggregate amount of Loans to be converted/continued, (c) the nature of the proposed conversion/continuation, and (d) the requested Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this Section 2.9; provided, however, that such notice shall be promptly confirmed in writing by a Notice of Conversion/Continuation delivered to the Administrative Agent on or before the proposed conversion/continuation date. The execution and delivery of each Notice of Conversion/Continuation shall be deemed a representation and warranty by the Borrower that the requested conversion/continuation may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in Sections 2.9.1 and 2.16.1.

         2.9.3. Notice to the Lenders. Promptly after receipt of a Notice of Conversion/Continuation (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed conversion or continuation. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrower or for otherwise acting in good faith under this Section 2.9 and, upon conversion/continuation by the Administrative Agent in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall have effected a conversion/continuation of Loans hereunder.

         2.9.4. Notice Irrevocable. A Notice of Conversion/Continuation shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to convert or continue such Loan in accordance therewith.

         2.9.5. Automatic Conversion. In the event any Eurodollar Loan is unpaid upon the expiration of the Interest Period applicable thereto and a Notice of Conversion/Continuation has not been given in the manner provided in Section 2.9.2, such Eurodollar Loan shall, effective as of the last day of such Interest Period, become a Base Rate Loan.

         2.10. Notes; Records of Payments.

         2.10.1. Notes.

               (a) The Term Loan made by a Lender to the Borrower pursuant to this Agreement shall be evidenced by a Term Note payable to the order of such Lender in an amount equal to such Lender's Term Loan Commitment.

               (b) Each Revolving Loan made by a Lender to the Borrower pursuant to this Agreement shall be evidenced by a Revolving Note payable to the order of such Lender in an amount equal to such Lender's Revolving Credit Commitment.

               (c) The Swingline Loans made by the Swingline Lender to the Borrower pursuant to this Agreement shall be evidenced by the Swingline Note.

         2.10.2. Records of Payments. Each Lender (including the Swingline Lender) hereby is authorized to record and endorse the date and principal amount of each Loan made by it, and the amount of all payments and prepayments of principal and interest made to such Lender with respect to such Loans, on a schedule annexed to and constituting a part of the corresponding Note(s) of such Lender, which recordation and endorsement shall constitute prima facie evidence of such Loans made by such Lender to the Borrower and payments made by the Borrower to such Lender, absent manifest error; provided, however, that (a) failure by any Lender to make any such recordation or endorsement shall not in any way limit or otherwise affect the obligations of the Borrower or the rights and remedies of the Lenders under this Agreement or the Notes, and (b) payments of principal and interest on the Loans to the Lenders shall not be affected by the failure to make any such recordation or endorsement thereof. In lieu of making recordation or endorsement, the Lenders hereby are authorized, at their option, to record the payments or prepayments on their respective books and records in accordance with their usual and customary practice, which recordation shall constitute prima facie evidence of the Loans made by the Lenders to the Borrower and the payments and prepayments made by the Borrower to the Lenders, absent manifest error.

         2.11. Administrative Agent's Right to Assume Funds Available. The Administrative Agent may assume that each Lender has made the proceeds of its Term Loan or Revolving Loans available to the Administrative Agent on the corresponding Funding Date in the event the applicable conditions precedent to funding the requested Revolving Loans set forth in Article 6 have been satisfied or waived in accordance with Section 14.3, and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, advance all or any portion of the amount of any requested Borrowing on such Funding Date to the Borrower prior to receiving the proceeds of the corresponding Loans from the Lenders. If the Administrative Agent has advanced proceeds of any Loan to the Borrower on behalf of any Lender and such Lender fails to make available to the Administrative Agent its Percentage share of such Loan as required by Section 2.2, Section 2.3 or Section 2.4, the Administrative Agent shall be entitled to recover such amount on demand from such Lender. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall pay such amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such amount so advanced on behalf of such Lender for each day from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent at a rate per annum equal to the Federal Funds Rate or any other rate customarily used by banks for the correction of errors among banks, but in no event to exceed the Highest Lawful Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill such Lender's Commitments or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.12. Use of Proceeds.

               (a) The proceeds of the Term Loans will be used by the Borrower to pay a portion of the purchase price for, and costs and expenses associated with, the Merger.

               (b) The proceeds of the Revolving Loans and the Swingline Loans will be used by the Borrower (1) to pay a portion of the purchase price for, and costs and expenses associated with, the Merger, (2) to repay certain outstanding Consolidated Funded Indebtedness of the Borrower and its Subsidiaries, and (3) for working capital purposes and for other general corporate purposes, including the making of Capital Expenditures.

               (c) The Borrower will not use or permit the use of the proceeds of the Loans for any purpose prohibited by the terms of this Agreement or by any law.

         2.13. Credit Fees. In consideration for the obligations of the Administrative Agent, the Issuing Bank and the Lenders set forth herein, the Borrower shall pay the following credit fees ("Credit Fees"):

         2.13.1. [Reserved.]

         2.13.2. Facility Initiation Fees. In consideration of each Lender's agreement to participate in the Facilities as provided herein, the Borrower shall pay to such Lender a fee in an amount equal to seventy-five one hundredths of one percent (0.75%) of such Lender's Percentage of the Commitments hereunder. Such fees shall be due and payable upon the execution and delivery of this Agreement by the Borrower.

         2.13.3. Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for distribution to the Lenders holding Revolving Credit Commitments in proportion to their respective Percentages, annual commitment fees during the Revolving Credit Commitment Period equal to the average of the daily unused portion of the Revolving Credit Commitments (i.e., the aggregate amount of the Revolving Credit Commitments less the aggregate amount of Revolving Loans and Letter of Credit Liabilities outstanding, but without reduction for Swingline Loans) multiplied by the Applicable Commitment Fee Percentage ("Commitment Fees"). Commitment Fees shall be payable in quarter-annual installments, in arrears, on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 2004, and on the Maturity Date.

         2.13.4. Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent, for distribution to the Lenders holding Revolving Credit Commitments in proportion to their respective Percentages, annual letter of credit fees for the period commencing on the date hereof to but excluding the Maturity Date equal to the average of the daily aggregate amount available to be drawn under issued and outstanding Letters of Credit (regardless of whether such amount then continues to remain available thereunder) multiplied by the Applicable Letter of Credit Fee Percentage ("Letter of Credit Fees"). Letter of Credit Fees shall be payable in quarter-annual installments, in arrears, on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 2004, and on the Maturity Date.

         2.13.5. Opening Fees; Amendment or Transfer Fees; Drawing Fees. Pursuant to one or more separate agreements with the Issuing Bank, Borrower shall pay to the Issuing Bank its fees for the issuance of Letters of Credit pursuant to this Agreement, together with the normal and customary fees charged by the Issuing Bank upon the establishment of any Letter of Credit, upon any amendment or transfer of a Letter of Credit and upon the payment of any drawing under any Letter of Credit.

         2.14. Computations. To the extent permitted by applicable law, all computations of fees and interest under this Agreement payable in respect of any period shall be made by the Administrative Agent on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees or interest are payable; provided, however, that computations regarding interest accruing with reference to the Base Rate shall be made on the basis of a 365-day (or 366-day, as applicable) year and the actual number of days (including the first day but excluding the last day) occurring in the period for which interest is payable. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         2.15. Interest and Fees Margins. For purposes of interest and fee computations hereunder involving the Applicable Base Rate Margin, the Applicable Eurodollar Rate Margin, the Applicable Letter of Credit Fee Percentage and the Applicable Commitment Fee Percentage, such margins and percentages shall be determined as follows:


                                                                    Applicable             Applicable
                      Applicable             Applicable              Letter of             Commitment
                   Eurodollar Rate            Base Rate             Credit Fee                Fee
     Tier               Margin                 Margin               Percentage             Percentage
     ----          ----------------         -----------            -----------            -----------
       1                2.00%                   0.00%                  2.00%                 0.35%
       2                2.50%                   0.50%                  2.50%                 0.50%
       3                3.00%                   0.75%                  3.00%                 0.50%




         Except as expressly hereinafter provided, the applicable tier at any time shall be determined with reference to the Borrower's Funded Indebtedness to EBITDA Ratio, as follows:

         Tier             Funded Indebtedness to EBITDA Ratio
         ----             -----------------------------------

           1              Less than or equal to 1.50 to 1.00

           2              Greater than 1.50 to 1.00 but less than or equal to
                          2.00 to 1.00

           3              Greater than 2.00


         From the date hereof to but not including the first Pricing Tier Determination Date occurring after June 30, 2004, Tier 3 shall be applicable. Any adjustment in the margins set forth above shall take effect on the first Pricing Tier Determination Date following the Fiscal Quarter as of the end of which such ratio was calculated; provided, however, that following any failure of the Borrower to deliver to the Administrative Agent any of the financial statements, financial reports, certificates or other financial information required by Section 8.1.1 or Section 8.1.2 in a timely manner and until such failure is cured or corrected, and without limitation of or prejudice to any other right or remedy of the Administrative Agent, the Lenders or the Issuing Bank in respect of such failure, Tier 3 shall be applicable.

         2.16. Special Provisions Governing Eurodollar Loans. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Eurodollar Loans as to the matters covered:

         2.16.1. Determination of Interest Period. By giving a Notice of Borrowing pursuant to Section 2.3.4, the Borrower shall have the option, subject to the other provisions of this Section 2.16.1, to specify whether the Interest Period commencing on the date specified therein shall be a one, two, three or six month period; provided that:

               (a) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (b) if any Interest Period otherwise would expire on a day that is not a Business Day, that Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if any such Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in that month, that Interest Period shall expire on the immediately preceding Business Day;

               (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to paragraphs
                    (d), (e) and (f) below, end on the last Business Day of a calendar month;

               (d) with respect to any Loan that is the subject of a Specified Hedge Agreement, (1) no Interest Period may be chosen that would extend beyond any date on which principal is scheduled to be paid in respect of such Loan, (2) to the extent that such Loan is intended to be a Eurodollar Loan following the date of such scheduled principal payment, Interest Periods shall be selected such that the date of such scheduled principal payment shall coincide with the expiration of an Interest Period, and (3) a single initial Interest Period may be chosen that will not be a period of precisely one, two, three or six months (as applicable) but will end on a date that will accommodate the foregoing with respect to successive Interest Periods;

               (e) no Interest Period may be chosen that would extend beyond the date of any scheduled reduction of the Commitments or any date on which principal is scheduled to be paid in respect of the Loans unless, after giving effect to such Eurodollar Loan, the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods that will expire on or before such date equals or exceeds the amount of any prepayment of Loans required in connection with such scheduled reduction of the Commitments or the amount of such scheduled principal payment, as the case may be;

               (f)  no Interest Period shall extend beyond the Maturity Date;

               (g) if a Notice of Borrowing for Eurodollar Loans fails to specify an Interest Period, the Borrower shall be deemed to have selected a one-month Interest Period for such Eurodollar Loans; and

               (h) there shall not be more than five (5) Interest Periods in effect with respect to the Loans at any time.

         2.16.2. Determination of Interest Rate. As soon as is practicable after 11:00 a.m. (Central time) on the Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender.

         2.16.3. Inability to Determine Rate. In the event the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that by reason of circumstances affecting the London interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining Eurodollar Base Rate, the Administrative Agent forthwith shall give telephonic notice of such determination, confirmed in writing, to the Borrower and to each Lender. If such notice is given, and until such notice has been withdrawn by the Administrative Agent, no additional Eurodollar Loans shall be made.

         2.16.4. Illegality; Termination of Commitment to Make Eurodollar Loans. Notwithstanding any other provisions of this Agreement, if any law, treaty, rule or regulation or determination of a court or other governmental authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurodollar Loans, as contemplated by this Agreement, then, and in any such event, such Lender shall be an "Affected Lender" and shall promptly give notice (by telephone confirmed in writing) to the Borrower and the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Lender in writing, or by telephone confirmed in writing) of such determination, and the obligation of the Affected Lender to make Eurodollar Loans shall be terminated, and its obligation to maintain its Eurodollar Loans during such period shall be terminated at the earlier to occur of the termination of the last Interest Period then in effect or when required by law.

Thereafter, and until such notice has been withdrawn by the Affected Lender, the Affected Lender shall have no obligation to make Eurodollar Loans, and any Eurodollar Loans of the Affected Lender then outstanding shall be converted into Base Rate Loans as of the end of the corresponding Interest Period for each.

         2.16.5. Eurodollar Loans After Default. Unless all Lenders shall otherwise agree, after the occurrence of and during the continuance of a Default, the Borrower may not elect to have a Loan be made or continued as, or converted to, a Eurodollar Loan.

         2.17. Expenses. The Borrower shall reimburse the Administrative Agent, on demand, for all reasonable attorneys' and paralegals' fees and expenses of counsel to the Administrative Agent, all fees and expenses for title, lien and other public records searches, all filing and recordation fees and taxes, all title insurance premiums, survey charges and environmental consulting fees, all duplicating expenses, corporation search fees, appraisal fees and escrow agent fees and expenses and all other customary fees and expenses incurred in connection with (a) the negotiation, documentation and closing of the transactions contemplated hereby, (b) the perfection of or the continued perfection of the security interests contemplated hereby, and (c) the review and preparation of any documentation in connection with, and the approval by the Administrative Agent or the Lenders of, any matter for which the approval of the Administrative Agent or the Lenders is requested or required hereunder. The obligations described in this Section 2.17 regarding the payment of expenses are independent of all other obligations of the Borrower hereunder, shall survive the expiration or termination of the Commitments and shall be payable regardless of whether the financing transactions contemplated by this Agreement shall be consummated.


                                   ARTICLE 3

                     PAYMENTS, PREPAYMENTS AND COMPUTATIONS

         3.1. General Provisions Relating to Repayment of Loans. The Loans shall be repaid as provided in this Section 3.1.

         3.1.1. Interest Payments. The interest accrued on each Loan shall be payable on each Interest Payment Date applicable to such Loan, upon any prepayment of any Eurodollar Loan (to the extent accrued on the amount being prepaid) and at maturity.

         3.1.2. Principal Payments.

               (a) Scheduled Principal Payments - Term Loans. On July 1, 2004 and on each October 1, January 1, April 1 and July 1 thereafter until the Term Loan Maturity Date, the Borrower shall make a principal payment in respect of the Term Loans in an amount equal to one-twelfth (1/12) of the aggregate principal amount of the Term Loans outstanding immediately following the expiration of the Term Loan Commitments.

               (b)  Optional Prepayments.

                    (1) The Borrower may prepay Swingline Loans, in whole or in part, at any time and from time to time. Except to the extent that repayment of Swingline Loans is being administered through an automated cash management system mutually approved in writing by the Borrower and the Swingline Lender, the Borrower shall, prior to or contemporaneously with making any such prepayment, give the Swingline Lender such notice of prepayment (written notice or telephonic notice confirmed in writing to the Swingline Lender) as is sufficient to enable the Swingline Lender to apply such prepayment properly to the repayment of Swingline Loans.

                    (2) The Borrower may prepay Revolving Loans, in whole or in part, at any time and from time to time. Except to the extent that repayment of Revolving Loans is being administered through an automated cash management system mutually approved in writing by the Borrower and the Administrative Agent, (A) the Borrower shall give the Administrative Agent written notice (or telephonic notice confirmed in writing) not later than 11:00 a.m. (Central time) on the Business Day of any proposed prepayment of Base Rate Loans and not less than three
                         (3) Business Days' prior written notice (or telephonic notice confirmed in writing) with respect to any proposed prepayment of Eurodollar Loans (each of which notices the Administrative Agent will promptly transmit to each Lender in writing, or by telephone confirmed in writing), and (B) Revolving Loans shall be prepaid in whole, or in part in integral multiples of $100,000. Notwithstanding the foregoing, (A) Eurodollar Loans may only be prepaid in part if, after such prepayment, the unpaid portion of such Loans shall have aggregate minimum balances of $500,000, and (B) in connection with any prepayment of Eurodollar Loans, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, the accrued interest on such Eurodollar Loans required to be paid pursuant to Section 3.1.1 and any amounts required to be paid pursuant to Section 3.4.5.

               (c)  Mandatory Prepayments.

                    (1) If (A) the aggregate average daily outstanding principal balance of Swingline Loans during any weekly period ending on [NOT APPLICABLE] of any week (or if [NOT APPLICABLE] is not a Business Day, then on the next succeeding Business Day) exceeds [NOT APPLICABLE], and (B) the aggregate principal balance of Swingline Loans outstanding on such day exceeds [NOT APPLICABLE], then on the next succeeding Business Day the Borrower shall prepay Swingline Loans in an amount sufficient to reduce the aggregate outstanding principal balance of Swingline Loans to an amount not exceeding [NOT APPLICABLE]. The Borrower shall, prior to or contemporaneously with making any such prepayment, give the Swingline Lender such notice of prepayment (written notice or telephonic notice confirmed in writing to the Swingline Lender) as is sufficient to enable the Swingline Lender to apply such prepayment properly to the repayment of Swingline Loans.

                    (2) The Borrower shall prepay Loans as and to the extent necessary so that at no time will (A) the aggregate principal amount of Loans and Letter of Credit Liabilities outstanding exceed the Commitments in effect at such time, and (B) any applicable limits specified in Section 2.3.1, Section 2.4.1 or Section
                         2.5.1 be exceeded. Any prepayments made by the Borrower in respect of Term Loans pursuant to this paragraph (2) shall be applied first to outstanding Term Loans that are Base Rate Loans, to the full extent thereof, in inverse order of maturity, and next to Term Loans that are Eurodollar Loans, to the full extent thereof, in inverse order of maturity. Any prepayments made by the Borrower in respect of Swingline Loans or Revolving Loans pursuant to this paragraph (2) shall be applied first to outstanding Swingline Loans, to the full extent thereof, next to outstanding Revolving Loans that are Base Rate Loans, to the full extent thereof, and finally to Revolving Loans that are Eurodollar Loans.

                    (3) If on any date any Capital Stock shall be issued or Indebtedness shall be incurred by the Borrower or any of the other Credit Parties other than pursuant to an Excluded Prepayment Transaction, then an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on such date to the prepayment of outstanding Term Loans to the full extent thereof and thereafter to the reduction of the Revolving Credit Commitments and the repayment of outstanding Swingline Loans and Revolving Loans as set forth in subsection 2.1.3.

                    (4) If on any date the Borrower or any Guarantor shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall have been delivered previously to the Administrative Agent in respect thereof, such Net Cash Proceeds shall be applied on such date to the prepayment of outstanding Term Loans to the full extent thereof and thereafter to the reduction of the Revolving Credit Commitments and the repayment of Swingline Loans and Revolving Loans as set forth in subsection 2.1.3); provided that on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to the prepayment of outstanding Term Loans to the full extent thereof and thereafter to the reduction of the Revolving Credit Commitments and the repayment of outstanding Swingline Loans and Revolving Loans as set forth in subsection 2.1.3.

                    (5) Prepayments of Loans pursuant to the preceding paragraphs (3) and (4) shall be applied first to outstanding Term Loans that are Base Rate Loans, to the full extent thereof, in inverse order of maturity, next to Term Loans that are Eurodollar Loans, to the full extent thereof, in inverse order of maturity, next to outstanding Swingline Loans, to the full extent thereof, next to outstanding Revolving Loans that are Base Rate Loans, to the full extent thereof, and finally to Revolving Loans that are Eurodollar Loans.

                    (6) In connection with any prepayment of any Eurodollar Loan pursuant to this subsection (c), the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, the accrued interest on such Loan required to be paid pursuant to Section 3.1.1 and any amounts required to be paid pursuant to Section 3.4.5.

         3.1.3. Final Maturity of Loans. In all events, (a) the entire aggregate principal balances of, all accrued and unpaid interest on and all fees and other sums due and payable in respect of the Term Loans shall be due and payable in full on the Term Loan Maturity Date if not sooner paid, and (b) the entire aggregate principal balances of, all accrued and unpaid interest on and all fees and other sums due and payable in respect of the Revolving Loans and Swingline Loans shall be due and payable in full on the Revolving Credit Maturity Date if not sooner paid.

         3.2. Repayment of Amounts Drawn Under Letters of Credit. On each day the Issuing Bank honors a drawing under a Letter of Credit, the Borrower shall, after the Issuing Bank has honored such drawing, immediately reimburse the Issuing Bank for the account of the Lenders holding Revolving Credit Commitments, by 11:00 a.m. (Central time) (or as soon thereafter as the drawing has been honored) in an amount equal to the amount of such drawing.

         3.3. Payments and Computations, Etc.

         3.3.1. Time and Manner of Payments. Except as otherwise expressly set forth herein, all payments of principal, interest and fees hereunder and under the Notes shall be in lawful currency of the United States of America, in immediately available (same day) funds, and delivered to the Administrative Agent at its Lending Office for its account, the account of the Lenders, the account of the Swingline Lender or the account of the Issuing Bank, as the case may be (or, in the case of Swingline Loans and if so directed in writing by the Swingline Lender, delivered directly to the Swingline Lender), not later than 11:00 a.m. (Central time) on the date due. As soon as is practicable thereafter, the Administrative Agent shall cause to be distributed like funds relating to the payment of principal or interest or fees ratably to the Lenders in accordance with their respective Percentages (other than amounts payable pursuant to Sections 2.13.1, 3.4 and 3.5, which are to be distributed other than ratably). Funds received by the Administrative Agent after the time specified in the first sentence of this paragraph shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

         3.3.2. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the fees payable hereunder, as the case may be; provided, however, that in the event that the day on which payment relating to a Eurodollar Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

         3.3.3. Apportionment of Payments. Aggregated principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, and shall be apportioned ratably among the Lenders in proportion to the Lenders' respective Percentages of the corresponding Loans. The Administrative Agent shall promptly distribute to each Lender at its Lending Office its Percentage of all such payments received by the Administrative Agent. Notwithstanding the foregoing provisions of this Section 3.3.3, if, pursuant to the provisions of Section 2.16.4, any Notice of Borrowing is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Percentage of Eurodollar Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

         3.3.4. Assumption of Payments Made. Unless the Borrower or any Lender shall have notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

     (a) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate or any other rate customarily used by banks for the correction of errors among banks, but in no event to exceed the Highest Lawful Rate; and

     (b) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate or any other rate customarily used by banks for the correction of errors among banks, but in no event to exceed the Highest Lawful Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice or impair any rights (including any right of offset) that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 3.3.4 shall be conclusive, absent manifest error.

         3.3.5. Application of Proceeds. After the occurrence and during the continuance of an Event of Default, unless otherwise set forth in this Agreement or the other Loan Documents, all payments received by the Administrative Agent from the enforcement of remedies under the Loan Documents or otherwise with respect to the Obligations shall be applied (a) first, to the payment of any fees, expenses, reimbursements or indemnities then due from the Borrower to the Administrative Agent; (b) second, to the payment of any fees, expenses, reimbursements or indemnities then due from the Borrower to the Lenders, or any of them; (c) third, to the ratable payment of interest due from the Borrower with respect to any of the Loans and fees in respect of the Letters of Credit;
(d) fourth, to the ratable payment of principal of any of the Loans of the Borrower and all obligations of the Borrower to reimburse the Issuing Bank and the Lenders in respect of drawings under Letters of Credit; (e) fifth, to be held as cash collateral by the Administrative Agent for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, as security for outstanding Letter of Credit Liabilities, and (f) sixth, to pay all other Obligations. Amounts applied to the interest on or principal of Loans as aforesaid shall be applied to the interest on or principal of outstanding Swingline Loans, if any, prior to the application of same to other Loans.

         3.4. Increased Costs, Capital Requirements and Taxes.

         3.4.1. Increased Costs. Except to the extent reimbursed pursuant to other provisions of this Section 3.4, in the event that either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law):

     (a) does or shall subject any Lender to any additional income, preference, minimum or excise tax or to any additional tax of any kind whatsoever with respect to this Agreement, the Notes, the Letters of Credit or any of the Loans or change the basis of taxation of payments to such Lender of principal, commitment fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall gross or net income of that Lender or its foreign branch, agency or subsidiary); or

     (b) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (except, with respect to Eurodollar Loans, to the extent that the reserve requirements are reflected in the definition of "Eurodollar Rate"); or

     (c)  does or shall impose on that Lender any other condition;

         and the result of any of the foregoing is to increase the cost to that Lender of issuing or participating in the Letters of Credit or of making, renewing or maintaining the Loans or the Commitments or to reduce any amount receivable hereunder or thereunder; then, in any such case, the Borrower shall promptly pay to such Lender, upon demand, such additional amounts as are sufficient to compensate such Lender for any such additional cost or reduced amount received.

         3.4.2. Capital Requirements - General. If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law), affects or would affect in any way the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender with the effect of reducing the rate of return on such capital to a level below the rate that such Lender or such other corporation could have achieved but for such introduction, change or compliance, and such Lender reasonably determines that such reduction is based on the existence of such Lender's Commitments hereunder and other commitments of this type, then upon demand by such Lender, the Borrower shall further pay to such Lender from time to time as specified by such Lender such additional amounts as are sufficient to compensate such Lender or other corporation for such reduction.

         3.4.3. Capital Requirements - Letters of Credit. If the Issuing Bank or any Lender determines that either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law), affects or would affect in any way the amount of capital required or expected to be maintained by the Issuing Bank or such Lender or any corporation controlling the Issuing Bank or such Lender with the effect of reducing the rate of return on such capital below the rate that the Issuing Bank or such Lender or such other corporation could have achieved but for such introduction, change or compliance, and the Issuing Bank or such Lender reasonably determines that such reduction is based on the existence of the Letters of Credit issued hereunder and other commitments of this type, then upon demand by the Issuing Bank or such Lender, the Borrower shall further pay to the Issuing Bank and such Lender from time to time as specified by the Issuing Bank and such Lender such additional amounts as are sufficient to compensate the Issuing Bank and such Lender or other corporation for such reduction.

         3.4.4. Increased Reserves - Letters of Credit. If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law), shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or similar instruments issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender, or (b) impose on the Issuing Bank or any Lender any other condition regarding this Agreement as it pertains to the Letters of Credit, or any letter of credit, and the result of any event referred to in the preceding clause (a) or (b) shall be to increase the cost to the Issuing Bank or any Lender of issuing or maintaining any Letter of Credit or any participation therein (which increase in cost shall be determined by the Issuing Bank's or such Lender's, as the case may be, reasonable allocations of the aggregate of such cost increases resulting from such event), then, upon demand by the Issuing Bank or such Lender, as the case may be, the Borrower shall forthwith pay to the Issuing Bank or such Lender, as the case may be, from time to time as specified by the Issuing Bank or such Lender, as the case may be, such additional amounts as are sufficient to compensate the Issuing Bank or such Lender, as the case may be, for such increased cost.

         3.4.5. Breakage Costs - Eurodollar Loans. The Borrower shall indemnify each Lender against and hold each Lender free and harmless from all losses, liabilities and reasonable expenses (including any loss sustained by that Lender in connection with the re-employment of such funds), that such Lender may sustain: (a) if for any reason (other than a default by such Lender) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing or a continuation of or conversion to Eurodollar Loans does not occur on a date specified therefor in a Notice of Conversion/Continuation or in a telephonic request for conversion/continuation, (b) if any prepayment of any of its Eurodollar Loans occurs on a date that is not the last day of an Interest Period, (c) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (d) as a consequence of any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement.

         3.4.6. Eurodollar Rate Taxes. The Borrower shall indemnify each Lender against and hold each Lender free and harmless from, and shall pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate or the provisions of this Agreement related to the Eurodollar Rate or the recording, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "Eurodollar Rate Taxes"); provided, however, that Eurodollar Rate Taxes shall not include: taxes imposed on or measured by the overall gross or net income of such Lender or any foreign branch, agency or subsidiary of such Lender by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall gross or net income of that Lender or any foreign branch, agency or subsidiary of that Lender by any foreign country or subdivision thereof in which that Lender, branch, agency or subsidiary is doing business. The Borrower also shall indemnify each Lender against and hold each Lender free and harmless from, and shall pay such additional amounts equal to, increases in taxes payable by that Lender described in the foregoing proviso that are attributable to payments made by the Borrower described in the immediately preceding sentence or this sentence. Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, the Borrower will, at the request of such Lender, furnish to such Lender evidence, in form and substance satisfactory to such Lender, that the Borrower has met its obligation under this Section 3.4.6; and the Borrower will indemnify each Lender against, and reimburse each Lender on demand for, any Eurodollar Rate Taxes payable by that Lender. Such Lender shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section 3.4.6.

         3.4.7. Notice of Increased Costs; Payment. Each Lender and the Issuing Bank will promptly notify the Administrative Agent (with a copy to the Borrower) of any event of which it has knowledge, occurring after the date hereof, that entitles such Lender or the Issuing Bank to compensation, reimbursement or indemnity pursuant to this Section 3.4 or Section 3.5, and shall furnish to the Administrative Agent (with a copy to the Borrower) a certificate of such Lender or the Issuing Bank claiming compensation, reimbursement or indemnity under this
Section 3.4 or Section 3.5, setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder if not theretofore paid by the Borrower as provided in Section 3.5 (which certificate shall be presumed correct and binding in the absence of manifest error). In determining such amount, such Lender and the Issuing Bank may use any reasonable averaging, attribution or allocation methods. Within fifteen (15) days following receipt of such notice, the Borrower shall pay to the Administrative Agent, for distribution to such Lender, or to the Issuing Bank, as the case may be, the amount shown to be due and payable by such certificate.

         3.5. Taxes.

         3.5.1. Taxes Generally. Any and all payments by the Borrower hereunder or under the Notes or the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to such payments (including interest, additions to tax and penalties thereon), excluding, in the case of each Lender, the Administrative Agent and the Issuing Bank, (i) taxes imposed on or measured by its net income or, in the State of Tennessee, net assets, and franchise taxes imposed on it, by the jurisdiction under whose law such Lender is organized, by the jurisdiction of such Lender's Lending Office or by any political subdivision or taxing authority of either thereof, and (ii) withholding taxes that are the subject of Sections 3.5.2 through 3.5.5. If the Borrower shall be required by law to deduct any such taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to the Administrative Agent, any Lender or the Issuing Bank (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) the Administrative Agent, such Lender or the Issuing Bank (as the case may
be) shall receive an amount equal to the sum it would have received had no such deductions been made, and (b) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If and to the extent that any Lender subsequently shall be refunded or otherwise recover all or any part of any such deduction, it shall promptly refund to the Borrower the amount so recovered.

         3.5.2. Withholding Tax Exemption. Each Lender that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof) or an estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (and, in the case of a participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement in form satisfactory to the Administrative Agent to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments by the Borrower or any Guarantor under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any participant, on or before the date such participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

         3.5.3. Withholding Taxes. A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission will not materially prejudice the legal position of such Lender.

         3.5.4. Indemnification. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from or reduction of withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out-of-pocket expenses.

         3.5.5. Subsequent Lenders. If any Lender sells, assigns, grants participations in or otherwise transfers its rights under this Agreement, the participant shall comply and be bound by the terms of Sections 3.5.2, 3.5.3 and
3.5.4 as though it were such Lender.

         3.6. Booking of Loans. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch or agency offices, provided, however, that in the event that any Lender transfers its Loans to another branch or agency office in a transaction that does not involve the transfer by such Lender of any of its other loans to such branch or agency office, such Lender shall not be entitled to reimbursement for additional costs or taxes with respect to such Loans pursuant to Section 3.4 or Section 3.5 if the Borrower would be subject to additional liability under Section 3.4 or Section 3.5 to which it would not be subject if such Lender's Loans were maintained at the office at which such Loans were carried prior to such transfer.

         The Borrower acknowledges and agrees that (a) each Lender's method of funding its Loans hereunder shall be in the sole discretion of such Lender, so long as such funding complies with all applicable requirements of this Agreement, and (b) for purposes of any determination to be made pursuant to Sections 2.16.4 or 3.4.5 of this Agreement, each Lender shall be presumed conclusively to have funded its Eurodollar Loans with the proceeds of Dollar deposits obtained by such Lender in the interbank Eurodollar market.


                                   ARTICLE 4

                                    SECURITY

         4.1. Initial Security. The Obligations of the Borrower shall be secured by:

     (a) the Security Agreement, the other Loan Documents and the other instruments, documents and agreements executed and delivered pursuant to the Security Agreement; and

     (b) the security interest in the Collateral Account herein granted in favor of the Administrative Agent for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, and the other Liens provided in this Agreement and the other Security Documents.

         4.2. Mortgages. With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 or any lease of real property pursuant to a Capitalized Lease that contemplates an initial annual rent payment, including any projected percentage rent, after the expiration of any free rent or "rent abatement" period, of at least $50,000, that is acquired or leased by the Borrower or any of its Subsidiaries after the date hereof (other than any such real property owned or leased by an Excluded Subsidiary), the Borrower will, and will cause its Subsidiaries to, take the following actions promptly if and as requested by the Administrative Agent:

     (a) execute, deliver and record a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, covering such real property;

     (b) provide the Administrative Agent with (i) policies of title insurance and casualty insurance in form, substance and amount, and issued by insurance companies, satisfactory to the Administrative Agent, (ii) a current survey of such real property, together with a surveyor's certificate, in form and substance and prepared by a licensed land surveyor satisfactory to the Administrative Agent, (iii) an appraisal of such real property in form, substance and amount, and issued by a qualified appraiser engaged by and satisfactory to the Administrative Agent, and (iii) any consents or estoppels deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, in form and substance satisfactory to the Administrative Agent;

     (c) provide the Administrative Agent with evidence reasonably satisfactory to the Administrative Agent that (i) such property is not contaminated with, nor threatened with contamination from outside sources by, Hazardous Materials, and (ii) such property otherwise complies in all material respects with all applicable Environmental Laws, such evidence to include an inspection of the property and a report, in form and substance satisfactory to the Administrative Agent, by a qualified engineering firm or other consultant acceptable to the Administrative Agent, disclosing the absence of any such Hazardous Materials;

     (d) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; and

     (e) take such other actions as may be required by the Administrative Agent to assure the validity, enforceability and priority of the Lien of such Mortgage.

         4.3. Further Assurances. Without limiting any of the foregoing, the Borrower and all of the other Credit Parties shall, at the sole cost and expense of the Borrower and such Credit Parties, execute and deliver to the Administrative Agent, the Lenders and the Issuing Bank all such further documents, instruments and agreements and perform all such other acts that reasonably may be required in the opinion of the Administrative Agent to evidence, confirm and effectuate the transactions contemplated by this Agreement and the other Loan Documents, to accomplish the intents and purposes of this Agreement and the other Loan Documents and to enable the Administrative Agent, the Lenders and the Issuing Bank to exercise and enforce their respective rights as the secured parties under the Security Documents. To the extent permitted by applicable law, each of the Credit Parties hereby authorizes the Administrative Agent on behalf of itself, the Lenders and the Issuing Bank to file Financing Statements and continuation statements with respect to the security interests granted or assigned under the Security Documents and to execute such Financing Statements and continuation statements on its behalf. The Administrative Agent shall furnish to the Borrower copies of all such Financing Statements and continuation statements filed by the Administrative Agent on behalf of the Lenders pursuant to this Section 4.3.


                                   ARTICLE 5

                                    GUARANTY

         5.1. Guaranty. Each of the Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantees to the Administrative Agent, the Lenders and the Issuing Bank the due and punctual payment and performance of all of the Obligations (except to the extent such Guarantor is a Principal Obligor on such Obligations), in each case as and when the same shall become due and payable, whether at maturity, by acceleration, mandatory prepayment or otherwise, according to their terms. In case of failure by a Principal Obligor of any Obligation punctually to pay or perform such Obligation, each of the Guarantors (other than a Principal Obligor on such Obligation) hereby unconditionally and irrevocably agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity, by prepayment, declaration or otherwise, and to cause such performance to be rendered punctually as and when due, in the same manner as if such payment or performance were made by such Principal Obligor. This guaranty is and shall be a guaranty of payment and performance and not merely of collection.

         5.2. Maximum Guaranty Liability.

     (a) Each Guarantor's respective obligations hereunder and under the other Loan Documents shall be in an amount equal to, but not in excess of, the maximum liability permitted under Applicable Bankruptcy Law (the "Maximum Guaranty Liability"). To that end, but only to the extent such obligations otherwise would be subject to avoidance under Applicable Bankruptcy Law if any Guarantor is deemed not to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder or under the other Loan Documents, each such Guarantor's respective obligations hereunder and under the other Loan Documents shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to be deemed to have intended to incur debts), beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Bankruptcy Law. As used herein, the terms "insolvent" and "unreasonably small capital" likewise shall be determined in accordance with Applicable Bankruptcy Law. This Section 5.2 is intended solely to preserve the rights of the Lenders, the Administrative Agent and the Issuing Bank hereunder and under the other Loan Documents to the maximum extent permitted by Applicable Bankruptcy Law, and neither the Guarantors nor any other Person shall have any right or claim under this Section 5.2 that otherwise would not be available under Applicable Bankruptcy Law.

     (b) Each Guarantor agrees that the Guaranteed Obligations at any time and from time to time may exceed the Maximum Guaranty Liability of such Guarantor, and may exceed the aggregate Maximum Guaranty Liability of all Guarantors hereunder, without impairing this Guaranty or affecting the rights and remedies of the Lenders, the Administrative Agent or the Issuing Bank hereunder.

         5.3. Contribution. In the event any Guarantor (a "Funding Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any of its property granted as Collateral under any Loan Document, each other Guarantor (each, a "Contributing Guarantor") shall contribute to such Funding Guarantor an amount equal to such Contributing Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Funding Guarantor. For the purposes hereof, each Contributing Guarantor's Pro Rata Share with respect to any such payment or loss by a Funding Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Contributing Guarantor's Maximum Guaranty Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to (b) the aggregate Maximum Guaranty Liability of all Guarantors (including such Funding Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 5.3 shall affect each Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Guaranty Liability). Each Guarantor covenants and agrees that its right to receive any contribution hereunder from a Contributing Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.

         5.4. Guaranty Unconditional. The obligations of each Guarantor under this Article 5 shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Borrower under this Agreement or any other Loan Document, by operation of law or otherwise;

     (b) any modification or amendment or supplement to this Agreement or any other Loan Document;

     (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guaranty or other liability of any third party, for any Obligation of the Borrower under this Agreement or any other Loan Document;

     (d) any change in the existence, structure or ownership of the Borrower or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar case or proceeding affecting the Borrower or any Guarantor or any of their respective assets, or any resulting release or discharge of any Obligation of the Borrower under this Agreement or any other Loan Document;

     (e) the existence of any claim, set-off or other right that any Guarantor at any time may have against the Borrower, the Administrative Agent, the Issuing Bank, any Lender or any other Person, regardless of whether arising in connection with this Agreement or any other Loan Document;

     (f) any invalidity or unenforceability relating to or against the Borrower for any reason of the whole or any provision of this Agreement or any other Loan Document or any provision of Applicable Bankruptcy Law purporting to prohibit the payment or performance by the Borrower of any Obligation, or the payment by the Borrower of any other amount payable by it under this Agreement or any other Loan Document; or

     (g) any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, the Issuing Bank, any Lender or any other Person or any other circumstance whatsoever that might but for the provisions of this Section 5.4 constitute a legal or equitable discharge of the obligations of any Guarantor under this Article 5.

         5.5. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Article 5 shall remain in full force and effect so long as any Obligations are unpaid, outstanding or unperformed or any of the Commitments are in effect. If at any time any payment of the Obligations or any other amount payable by the Borrower under this Agreement or the other Loan Documents is rescinded or otherwise must be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor's obligations under this Article 5 with respect to such payment shall be reinstated at such time as though such payment had become due but not been made at such time.

         5.6. Waiver. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, notice of any breach or default by the Borrower and any other notice not specifically provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person or any Collateral granted as security for the Obligations or the Guaranteed Obligations. Each Guarantor hereby specifically waives any right to require that an action be brought against the Borrower or any other Principal Obligor with respect to the Obligations under the provisions of Title 47, Chapter 12, Tennessee Code Annotated, as the same may be amended from time to time.

         5.7. Waiver of Reimbursement, Subrogation, Etc. So long as any Obligations are unpaid, outstanding or unperformed or any of the Commitments are in effect, each Guarantor to the fullest extent possible hereby waives and agrees not to assert against the Borrower and its assets any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, exoneration or any other similar claim, right, cause of action or remedy that otherwise would arise out of such Guarantor's performance of its obligations to the Administrative Agent, any Lender or the Issuing Bank under this Article 5. The preceding waiver is intended by the Guarantors, the Administrative Agent, the Issuing Bank and the Lenders to be for the benefit of the Borrower or any of its successors and permitted assigns as an absolute defense to any action by any Guarantor against the Borrower or its assets that arises out of such Guarantor's having made any payment to the Administrative Agent, the Issuing Bank or any Lender with respect to any of the Guaranteed Obligations.

         5.8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent as directed by Requisite Lenders.

         5.9. Subordination of Indebtedness. Any indebtedness of the Borrower for borrowed money now or hereafter owed to any Guarantor is hereby subordinated in right of payment to the payment by the Borrower of the Obligations, and if a default in the payment of the Obligations shall have occurred and be continuing, any such indebtedness of the Borrower owed to any Guarantor, if collected or received by such Guarantor, shall be held in trust by such Guarantor for the holders of the Obligations and be paid over to the Administrative Agent for application in accordance with this Agreement and the other Loan Documents.


                                   ARTICLE 6

                              CONDITIONS PRECEDENT

         6.1. Conditions Precedent to Initial Loans and Letters of Credit. The effectiveness of this Agreement, the obligations of the Issuing Bank to issue Letters of Credit, the obligations of the Lenders to purchase participations in Letters of Credit and the obligations of the Lenders to make the Loans are all subject to the satisfaction by the Borrower and its Subsidiaries of the following conditions precedent, except to the extent that any of such conditions are to be satisfied after the date hereof pursuant to Section 8.20 or have been waived by the Lenders:

         6.1.1. Deliveries to the Administrative Agent. The Administrative Agent shall have received, for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent (and in such number of original counterparts or copies as the Administrative Agent reasonably may specify), each of the following, in form and substance satisfactory to the Administrative Agent, the Lenders, the Issuing Bank and their respective counsel:

     (a) Agreement. Counterpart originals of this Agreement, each duly and validly executed and delivered by or on behalf of the Borrower and all of the other Credit Parties;

     (b) Notes. The Notes, each duly and validly executed and delivered on behalf of the Borrower;

     (c) Security Agreement. The Security Agreement and the other instruments, documents and agreements to be executed and delivered pursuant to the Security Agreement, duly and validly executed and delivered by or on behalf of all the appropriate parties thereto;

     (d) Other Security Documents. Any other Security Documents, each duly and validly executed and delivered by or on behalf of all the appropriate parties thereto;

     (e) Recordings and Filings. (1) Acknowledgment copies of Financing Statements duly filed under the UCC of all jurisdictions necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests created by the Security Documents, and (2) evidence of the public recording or filing of such of the Security Documents as the Administrative Agent deems it necessary or desirable to record or file publicly, in such offices as the Administrative Agent shall require, together with evidence satisfactory to the Administrative Agent of the priority of the Liens of such Security Documents;

     (f) Pledged Stock. All certificates evidencing Pledged Stock, together with an appropriate stock power for each certificate, duly executed in blank by the Borrower or the appropriate Guarantor, as the case may be;

     (g) Pledged Notes. The Pledged Notes, together with appropriate instruments of assignment attached thereto, duly endorsed in blank by the Borrower or the appropriate Guarantor, as the case may be;

     (h) Lien Search Reports. Lien search reports, through a date and issued by a search firm satisfactory to the Administrative Agent, showing no Liens affecting the Collateral other than Liens in favor of the Administrative Agent for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent in connection herewith, and other Permitted Liens;

     (i) Organizational Documents. Copies of the charters, articles or certificates of incorporation, articles of organization or other organizational documents of each Credit Party, certified by the Secretary of State or other appropriate public official in each jurisdiction of organization, all in form and substance satisfactory to the Lenders;

     (j) Bylaws, Operating Agreements, Etc. Copies of the bylaws or operating agreements, and all amendments thereto, of each Credit Party, together with a certificate of the Secretary or Assistant Secretary of each such Credit Party, dated the date hereof, stating that such copy is complete and correct;

     (k) Good Standing and Authority. Certificates of the appropriate governmental officials of each jurisdiction as the Administrative Agent reasonably may request, dated within thirty (30) days prior to the date hereof, stating that each Credit Party exists, is in good standing with respect to the payment of franchise and similar taxes and is duly qualified to transact business therein;

     (l) Incumbency. Certificates of the respective Secretaries or Assistant Secretaries of the Borrower and each of the other Credit Parties, dated the date hereof, as to the incumbency and signature of all officers of the Borrower or such other Credit Party authorized to execute or attest to this Agreement, the Notes and the other Loan Documents to which the Borrower or such other Credit Party is a party, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

     (m) Resolutions. With respect to the Borrower and each of the other Credit Parties (i) copies of the resolutions authorizing, approving and ratifying this Agreement, the Notes, the Security Documents and the other Loan Documents and the transactions contemplated herein and therein, duly adopted by the respective boards of directors or other managers of the Borrower and each of the other Credit Parties, together with (ii) certificates of the respective Secretaries or Assistant Secretaries of the Borrower and each of the other Credit Parties, dated the date hereof, stating that each such copy is a true and correct copy of resolutions duly adopted at a meeting, or by action taken on written consent, of the board of directors or other managers of the Borrower or such other Credit Party and that such resolutions have not been modified, amended, rescinded or revoked in any respect and are in full force and effect as of the date hereof;

     (n) Legal Opinions of the Borrower's Counsel. The favorable legal opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Credit Parties, dated the date hereof, and addressed to the Administrative Agent, the Lenders and the Issuing Bank, substantially in the form of
          Exhibit 6.1.1A;

     (o) Officer's Certificate. A certificate of a Responsible Officer of the Borrower, dated the date hereof, stating that (i) each of the representations and warranties contained in Article 7 is true and correct in all material respects at and as of the date hereof with the same force and effect as if made on such date, (ii) all obligations, covenants, agreements and conditions contained in this Agreement and the other Loan Documents to be performed or satisfied by the Borrower or any of its Subsidiaries on or prior to the date hereof have been performed or satisfied in all respects, (iii) since December 31, 2003, there has been no Material Adverse Change, and (iv) no Default has occurred and is continuing, and in addition setting forth in such detail as shall be required by the

          Administrative Agent (x) calculations of the financial ratios and covenants contained in this Agreement showing that as of the date hereof and after giving effect to the transactions that are the subject hereof the Borrower and its Subsidiaries are in compliance with Article 10, and (y) a calculation of the Credit Facility Base as of the end of the month ending immediately prior to the date of this Agreement, and (z) an aging of the accounts receivable of the Borrower and its Subsidiaries as of the end of the month ending immediately prior to the date of this Agreement;

     (p) Solvency Certificate. A solvency certificate of a Responsible Officer of the Borrower, in substantially the form of Exhibit 6.1.1B (the "Solvency Certificate");

     (q)  Evidence of Indebtedness. If requested by the Administrative Agent,
          (i) a copy of each indenture, loan agreement, guaranty, promissory note or other evidence of Indebtedness other than Contingent Obligations, Indebtedness incurred under the Loan Documents, trade debt incurred in the ordinary course of business and obligations under Operating Leases (together with all modifications, amendments, restatements or supplements thereto) to which the Borrower or any Guarantor is a party constituting a liability (contingent or otherwise) equal to or in excess of $250,000, the terms and conditions of which shall be satisfactory to the Administrative Agent, and (ii) a report certified by the respective chief executive officer of the Borrower describing any default or failure of performance or any event that with the giving of notice of, or the lapse of time, or both, would become a default by the Borrower or any of its Subsidiaries under any of such documents, instruments or agreements;

     (r) Year-End Financial Statements - Borrower. The consolidated balance sheets of the Borrower and its Subsidiaries as of December 31 of each of 2002 and 2003, and the related consolidated statements of income, shareholders' equity and cash flows for each of the respective Fiscal Years ended on each such date, audited and reported upon, without qualification, by Goldstein Golub Kessler LLP, together with unaudited consolidating balance sheets of the Borrower and its Subsidiaries as of the end of each such Fiscal Year and the related unaudited consolidating statements of income for each such Fiscal Year, prepared by such accountants and certified by a Responsible Officer of the Borrower; provided, however, that if on the date the initial Borrowing is to be funded hereunder, such financial statements for 2003 have not been issued but are available in "final draft" form, this condition shall be satisfied by (i) delivery of such "final draft" financial statements, and (ii) delivery of the issued financial statements and issued audit report as specified above, with no material variations from such "final draft" financial statements, within ten (10) days after the funding of the initial Borrowing hereunder;

     (s) Year-End Financial Statements - CHD Meridian. The consolidated balance sheets of CHD Meridian and its Subsidiaries as of December 31 of each of 2002 and 2003, and the related consolidated statements of income, shareholders' equity and cash flows for each of the respective Fiscal Years ended on each such date, audited and reported upon, without qualification, by Ernst & Young LLP, together with unaudited consolidating balance sheets of CHD Meridian and its Subsidiaries as of the end of each such Fiscal Year and the related unaudited consolidating statements of income for each such Fiscal Year, prepared by such accountants and certified by a Responsible Officer of the CHD Meridian;

     (t) Monthly Financial Statements - Borrower. The unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of each month during 2003, and the related unaudited consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for each such month, certified by a Responsible Officer of the Borrower;

     (u) Monthly Financial Statements - CHD Meridian. The unaudited consolidated and consolidating balance sheet of CHD Meridian and its Subsidiaries as of the end of each month during 2003, and the related unaudited consolidated and consolidating statements of income and cash flows of CHD Meridian and its Subsidiaries for each such month, certified by a Responsible Officer of the Borrower;

     (v)  Projections. The Projections;

     (w) Capital Expenditures Budget. A Capital Expenditures budget for the Borrower and its Subsidiaries for Fiscal Year 2004;

     (x) Accounts Receivable Field Examination Report. A report of a field examination of the accounts receivable and accounts receivable systems of the Borrower and its Subsidiaries conducted by an independent third party satisfactory to the Administrative Agent;

     (y) RRG Subsidiary. A report regarding the adequacy of the self-insurance program operated through the RRG Subsidiary, prepared by an independent third party satisfactory to the Administrative Agent;

     (z) Offering of Series A Preferred Stock. Evidence that the Borrower shall have received not less than $20,000,000 in gross proceeds from the issuance and sale of shares of Series A Preferred Stock subsequent to March 1, 2004;

     (aa) Evidence of Available Cash. Evidence that the Borrower shall have cash or Cash Equivalents, in an aggregate amount not less than $4,000,000, provided from sources other than the Loans and the issuance and sale of Series A Preferred Stock, that is available to be used to pay (or has been used to pay) a portion of the purchase price for, and costs and expenses associated with, the Merger;

     (bb) Sources and Uses of Funds - Merger. A statement, certified by a Responsible Officer of the Borrower, detailing the sources and uses of funds required in connection with the Merger and related transactions;

     (cc) Consents. Evidence that the Borrower and each of the other Credit Parties have obtained all requisite consents and approvals required to be obtained from any Person to permit the transactions contemplated by this Agreement, the Notes and the other Loan Documents to be consummated in accordance with their respective terms and conditions; and

     (dd) Other Matters. All other documents, instruments, agreements, opinions, certificates, insurance policies, consents and evidences of other legal matters, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent reasonably may request.

         6.1.2. Compliance with Laws. The Borrower and its Subsidiaries shall not be in violation of, and shall not have received notice of any violation of, any applicable Requirement of Law, including any building, zoning, occupational safety and health, fair employment, equal opportunity, pension, environmental control, health care, certificate of need, health care facility licensing or similar federal, state or local law, ordinance or regulation, relating to the ownership or operation of its business or assets, if such violation or non-compliance reasonably could be expected to have a Material Adverse Effect, and if requested by the Administrative Agent the Borrower or its Subsidiaries shall have furnished to the Administrative Agent and the Lenders copies of all required material approvals (including required operating licenses and permits) of any Governmental Authority.

         6.1.3. No Material Adverse Change. Since December 31, 2003 no Material Adverse Change (as determined by the Administrative Agent, the Lenders and the Issuing Bank, in their sole discretion) shall have occurred.

         6.1.4. No Material Misrepresentation. No material misrepresentation or omission shall have been made by or on behalf of the Borrower or any of the other Credit Parties to the Administrative Agent, the Lenders or the Issuing Bank with respect to the Borrower's or such Credit Party's business operations or financial or other condition.

         6.1.5. Legal Proceedings. No action, suit, proceeding or investigation shall be pending before or threatened by any court or Governmental Authority with respect to the transactions contemplated hereby or that may have a Material Adverse Effect (as determined by the Administrative Agent, the Lenders and the Issuing Bank, in their sole discretion).

         6.1.6. Subordinated Indebtedness. If requested by the Administrative Agent, any creditor holding Subordinated Indebtedness shall have entered into an intercreditor and subordination agreement with the Administrative Agent in form and substance satisfactory to the Lenders.

         6.1.7. Merger. The Merger shall have been (or simultaneously with the funding of the initial Borrowing hereunder shall be) consummated subject to and upon the terms and conditions of the Merger Agreement, and the Administrative Agent and the Lenders shall have received such documents, instruments, agreements, opinions, certificates, consents and evidences of other legal matters, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent reasonably may require.

         6.1.8. CHD Meridian Credit Agreement. The CHD Meridian Agreement shall have been (or simultaneously with the funding of the initial Borrowing hereunder shall be) terminated and all Contractual Obligations of CHD Meridian and its Subsidiaries thereunder or in connection therewith (other than with respect to the Existing Letters of Credit) shall have been (or simultaneously with the funding of the initial Borrowing hereunder shall be) paid or satisfied.

         6.2. Conditions Precedent to All Loans and Letters of Credit. The obligations of each of the Lenders to make any Loans (including Loans used to refinance or repay other Loans or Letter of Credit Liabilities) on any date (including the date hereof), and the obligations of the Issuing Bank to issue or extend a Letter of Credit on any date (including the date hereof), are subject to the satisfaction of the conditions set forth below in this Section 6.2. Each request for Loans or for a Letter of Credit hereunder shall constitute a representation and warranty by the Borrower to the Administrative Agent, the Lenders and the Issuing Bank, as of the date of the making of such Loans or the issuance of such Letter(s) of Credit, that the conditions in this Section 6.2 have been satisfied.

         6.2.1. Representations and Warranties. The representations and warranties of the Borrower and the other Credit Parties set forth in this Agreement, the Notes and the other Loan Documents and in any certificate, opinion or other statement provided at any time by or on behalf of the Borrower or any other Credit Party in connection herewith shall be true and correct in all material respects on and as of the date of the making of such Loans or the issuance of such Letter(s) of Credit as if made on and as of such date, except to the extent that a representation or warranty is made as of a specific date, in which event such representation or warranty shall remain true and correct in all material respects as of such earlier date, and except to the extent that a representation or warranty is no longer correct by virtue of changes in facts and circumstances permitted by the terms of this Agreement.

         6.2.2. No Default or Material Adverse Change. On the date of the requested Borrowing or Letter of Credit issuance and after giving effect to such Borrowing or Letter of Credit issuance:

     (a)  No Default shall have occurred and be continuing; and

     (b)  No Material Adverse Change shall have occurred.

         6.2.3. No Violations. No law or regulation shall prohibit the making of the requested Loan or the issuance of the requested Letter of Credit and no order, judgment or decree of any court or Governmental Authority shall, and no litigation shall be pending that in the judgment of the Administrative Agent or Requisite Lenders would, enjoin, prohibit or restrain any Lender from making a requested Loan or the Issuing Bank from issuing a requested Letter of Credit.

         6.2.4. Other Matters. All documents incidental to the making of any Loan, the issuance of any Letter of Credit and the other transactions contemplated by this Agreement shall be reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received all such information and such counterpart originals or certified or other copies of such documents as the Administrative Agent reasonably may request.


                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent, the Lenders and the Issuing Bank to enter into this Agreement, to make the Loans, to issue the Letters of Credit and to provide the other financial accommodations provided for herein, the Borrower and the Guarantors hereby make the following representations and warranties to the Administrative Agent, the Lenders and the Issuing Bank:

         7.1. Existence and Power. The Borrower and its Subsidiaries are entities of the types set forth on Schedule 7.1, and each is duly organized, validly existing and in good standing under the laws of the jurisdiction indicated next to its name on Schedule 7.1. The Borrower and its Subsidiaries have the power, authority and legal right to own and operate their respective properties and assets, to lease the properties and assets they operate under lease and to carry on their respective businesses as they are now being conducted and intended to be conducted, and are duly qualified to transact business in, and in good standing under the laws of, each jurisdiction in which their ownership, lease or operation of property or the conduct of their respective businesses requires such qualification, except to the extent that failure to qualify to transact business will not have a Material Adverse Effect.

         7.2. Authorization and Enforceability of Obligations. The Borrower and the other Credit Parties (a) have the power, authority and legal right to enter into this Agreement and the other Loan Documents to which each is a party and to enter into and perform their respective obligations hereunder and thereunder, and (b) have taken all necessary action on the part of each to authorize the execution and delivery of such documents, instruments and agreements and the performance of their respective obligations hereunder and thereunder. This Agreement, the Notes and the other Loan Documents have been duly executed and delivered on behalf of the Borrower and such of the other Credit Parties as are parties to such Loan Documents, and constitute legal, valid and binding obligations of and are enforceable against the Borrower and such other Credit Parties in accordance with their respective terms.

         7.3. No Consents. Except as set forth on Schedule 7.3, all necessary consents, approvals and authorizations of, filings with and acts by or with respect to all Governmental Authorities and other Persons required to be obtained, made or taken in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes and the other Loan Documents, or otherwise in connection with the transactions contemplated hereby, have been obtained, made or taken and remain in effect.

         7.4. No Conflict. The execution and delivery of this Agreement, the Notes and the other Loan Documents, the transactions contemplated hereby, the use of the proceeds of the Loans and the Letters of Credit and the performance by the Borrower and the other Credit Parties of their respective obligations hereunder under the Loan Documents to which they are parties (a) do not conflict with or violate any Requirement of Law or any Contractual Obligation of the Borrower or any Subsidiary of the Borrower, except to the extent that any such violation or conflict will not have a Material Adverse Effect, and (b) do not conflict with, constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Borrower or any Subsidiary of the Borrower pursuant to any Contractual Obligation of the Borrower or such Subsidiary (other than Liens in favor of the Administrative Agent, the Lenders and the Issuing Bank), except to the extent that any such conflict or default or the failure to obtain any necessary consent will not have a Material Adverse Effect.

         7.5. Financial Statements; Projections; Solvency.

     (a) The consolidated balance sheets of the Borrower and its Subsidiaries as of December 31 of each of 2002 and 2003 and the related consolidated statements of income, shareholders' equity and cash flows for each of the Fiscal Years then ended, including the opinions of Goldstein Golub Kessler LLP with respect thereto, together with the unaudited consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the unaudited consolidating statements of income of the Borrower and its Subsidiaries for such Fiscal Year, copies of all of which have been furnished to the Administrative Agent, are complete and correct and fairly present the assets, liabilities and consolidated financial position of the Borrower and its Subsidiaries as at each such date and the consolidated results of their operations and their cash flows for each of the Fiscal Years then ended.

     (b) The consolidated balance sheets of CHD Meridian and its Subsidiaries as of December 31 of each of 2002 and 2003 and the related consolidated statements of income, shareholders' equity and cash flows for each of the Fiscal Years then ended, including the opinions of Ernst & Young LLP with respect thereto, together with the unaudited consolidating balance sheets of CHD Meridian and its Subsidiaries as of the end of such Fiscal Year and the unaudited consolidating statements of income of CHD Meridian and its Subsidiaries for such Fiscal Year, copies of all of which have been furnished to the Administrative Agent, are complete and correct and fairly present the assets, liabilities and consolidated financial position of CHD Meridian and its Subsidiaries as at each such date and the consolidated results of their operations and their cash flows for each of the Fiscal Years then ended.

     (c)  [Reserved.]

     (d)  The financial statements described in the preceding paragraphs (a) and
          (b), including the related schedules and notes thereto, have been prepared in conformity with GAAP applied consistently throughout the periods involved. As of the date(s) of such financial statements, neither the Borrower nor any of its Subsidiaries had any material Indebtedness, obligation or other unusual forward or long-term commitment that was not fairly reflected in such financial statements or in the notes thereto.

     (e) In the opinion of the management of the Borrower, the assumptions used in the preparation of the Projections were reasonable when made and, as of the date hereof, the management of the Borrower continues to believe that such assumptions are reasonable and appropriate. In the opinion of the management of the Borrower, the Projections when prepared represented a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries for the periods included therein, subject to the uncertainties and approximations inherent in the making of any financial projections and without assurance that the projected performance and financial condition actually will be achieved.

     (f) After giving effect to the consummation of the transactions contemplated by this Agreement, the making of Loans hereunder, the issuance of Letters of Credit hereunder and the incurrence by the Borrower and the other Credit Parties of the Obligations incurred by each pursuant to the Loan Documents, each of the Credit Parties is Solvent.

         7.6. Absence of Litigation. Except as otherwise set forth in Schedule 7.6, there are no actions, suits, proceedings or other litigation (including proceedings by or before any arbitrator or Governmental Authority) pending or threatened against or affecting the Borrower or any of its Subsidiaries, nor to the knowledge of the Borrower is there any basis therefor, (a) that challenge the validity or propriety of the transactions contemplated hereby, or (b) that reasonably can be expected to be adversely determined and, if adversely determined, to have a Material Adverse Effect, either individually or in the aggregate.

         7.7. No Default. Neither the Borrower nor any of its Subsidiaries is in default (nor has any event occurred that with notice or lapse of time or both would constitute a default) under any of their respective Contractual Obligations, if such default or event reasonably could be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

         7.8. Security Documents. The Security Documents create in favor of the Administrative Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, valid, perfected security interests in the Collateral subject to no Liens other than Permitted Liens. The security interests granted in favor of the Administrative Agent as contemplated by this Agreement and the Security Documents do not constitute a fraudulent conveyance under the federal Bankruptcy Code or any applicable state law.

         7.9. Capital Stock. As of the date of this Agreement, the capitalization of the Borrower and each Subsidiary of the Borrower consists of such number of shares of Capital Stock, authorized, issued and outstanding, of such classes and series, with or without such par value, as are set forth in
Schedule 7.1. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of the date of this Agreement, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever that are convertible into, exchangeable for or otherwise provide for the issuance of Capital Stock of the Borrower or any of its Subsidiaries, except as described in
Schedule 7.1.

         7.10. Taxes. The Borrower and its Subsidiaries have filed all tax returns that were required to be filed in any jurisdiction and have paid all taxes shown thereon to be due or otherwise due in respect of the Borrower, any of its Subsidiaries or any of their respective properties, income or franchises, including interest, assessments, fees and penalties, or have provided adequate reserves for the payment thereof, except to the extent that the cumulative effect of noncompliance with the foregoing will not have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any written notice from any Governmental Authority claiming or asserting any delinquency or deficiency regarding, or indicating an intent to inquire into or investigate, any return referred to in this Section 7.10 that reasonably could be expected to be determined adversely and, if so determined, to have a Material Adverse Effect.

         7.11. No Burdensome Restrictions. No Contractual Obligation or Requirement of Law relating to or otherwise affecting the Borrower, any of its Subsidiaries or any of their respective properties, businesses or operations has had or, insofar as the Borrower reasonably may foresee is likely to have, a Material Adverse Effect.

         7.12. Judgments. As of the date hereof, there are no outstanding or unpaid judgments against the Borrower or any of its Subsidiaries.

         7.13. Subsidiaries. All of the Subsidiaries of the Borrower as of the date hereof are set forth in Schedule 7.1. Schedule 7.1 also shows as of the date hereof as to each such Subsidiary the jurisdiction of its incorporation or formation, the number of shares of each class of Capital Stock outstanding, the direct owner of the outstanding shares of each such class and the number of shares owned, and the jurisdictions in which it is qualified to do business as a foreign corporation.

         7.14. ERISA. No "prohibited transaction" or "accumulated funding deficiency" (each as defined in ERISA) or Reportable Event has occurred with respect to any Single Employer Plan, or to the knowledge of the Borrower with respect to any Multi-Employer Plan. As of the most recent actuarial valuation of any such Plan, the actuarial present value of all benefits under each Plan (based on those assumptions used to fund the Plan) does not exceed the fair market value of the assets of the Plan allocable to such benefits. The Borrower, its Subsidiaries and each Commonly Controlled Entity are in compliance in all material respects with ERISA and the rules and regulations promulgated thereunder.

         7.15. Margin Securities. Neither the Borrower nor any of its Subsidiaries is engaged principally in, nor has as one of its significant activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" as that term is defined in Regulation U promulgated by the Federal Reserve Board, as now in effect. No part of the Indebtedness evidenced by the Notes, or otherwise created in connection with this Agreement or the other Loan Documents, has been or will be used, directly or indirectly, for the purpose of purchasing any such margin stock. If requested by the Administrative Agent or any of the Lenders, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each such Lender a statement, in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, to the foregoing effect.

         7.16. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company," or company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as now in effect.

         7.17. Indebtedness and Contingent Obligations. Set forth on Schedule 7.17A hereto is a complete and correct list of all Indebtedness (other than Contingent Obligations, Indebtedness incurred under the Loan Documents, trade debt incurred in the ordinary course of business and obligations under Operating Leases) of the Borrower and its Subsidiaries and the aggregate principal amount thereof outstanding on the date hereof. Set forth on Schedule 7.17B is a complete and correct list of all Contingent Obligations (other than any Contingent Obligations created under the Loan Documents) of the Borrower and its Subsidiaries and the aggregate amount thereof outstanding on the date hereof.

         7.18. Business Locations and Trade Names. Set forth on Schedule 7.18A is a complete and correct list of the locations where each of the Borrower and the Guarantors maintains its chief executive office, principal place of business, an office, a place of business or any material financial records as of the date of this Agreement. Set forth on Schedule 7.18B is a complete and correct list of each name under or by which each of the Borrower and the Guarantors presently conducts its business or has conducted its business during the five year period preceding the date of this Agreement.

         7.19. Title to Assets. The Borrower and its Subsidiaries have good and marketable title to (or, with respect to leased property, good and marketable leasehold interests in) all of their respective assets, subject only to immaterial defects in title and Permitted Liens.

         7.20. Labor Matters. There are no disputes or controversies pending between the Borrower or any of its Subsidiaries and their respective employees, the outcome of which reasonably could be expected to have a Material Adverse Effect.

         7.21. Business. There is no pending or threatened claim, action, suit, proceeding or other litigation against or affecting the Borrower or any of its Subsidiaries contesting the right of the Borrower or any of its Subsidiaries to conduct their businesses as presently conducted or as proposed to be conducted, and there are no other facts or circumstances that have had or reasonably could be expected to have a Material Adverse Effect.

         7.22. Compliance with Laws. The Borrower and its Subsidiaries (a) have not been, are not and will not be in violation of any applicable Requirement of Law, including the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. ss.1320d, and any building, zoning, occupational safety and health, fair employment, equal opportunity, pension, environmental control, health care, certificate of need, health care facility licensing or similar federal, state or local law, ordinance or regulation, relating to the ownership or operation of their respective businesses or assets, (b) have not failed to obtain any license, permit, certificate or other governmental authorization necessary for the conduct of their businesses or the ownership and operation of their assets,
(c) have not received any notice from any Governmental Authority, and to their knowledge no such notice is pending or threatened, alleging that the Borrower or any of its Subsidiaries has violated, or has not complied with, any Requirement of Law, condition or standard applicable with respect to any of the foregoing, and (d) are not a party to any agreement or instrument, or subject to any judgment, order, writ, rule, regulation, code or ordinance, except to the extent that any violation, noncompliance, failure, agreement, judgment, etc. as described in this Section 7.22 will not have a Material Adverse Effect.

         7.23. Governmental Authorizations; Permits, Licenses and Accreditation; Other Rights. The Borrower and its Subsidiaries have all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations necessary for the lawful conduct of their respective businesses or operations wherever now conducted and as planned to be conducted, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having, asserting or claiming jurisdiction over the Borrower or any of its Subsidiaries or over any part of their respective operations, except to the extent that the cumulative effect of noncompliance with the foregoing will not have a Material Adverse Effect. Copies of all material licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations shall be provided to the Administrative Agent upon request. Neither the Borrower nor any of its Subsidiaries is in default under any of such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations, and no event has occurred, and no condition exists, that with the giving of notice, the passage of time or both would constitute a default thereunder or would result in the suspension, revocation, impairment, forfeiture or non-renewal of any thereof, except to the extent that the cumulative effect of all such defaults, events, conditions, suspensions, revocations, impairments, forfeitures and non-renewals will not have a Material Adverse Effect. The continuation, validity and effectiveness of all such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations will not be adversely affected by the transactions contemplated by this Agreement. The Borrower and its Subsidiaries know of no reason why they will not be able to maintain after the date hereof all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations necessary or appropriate to conduct the businesses of the Borrower and its Subsidiaries as now conducted and presently planned to be conducted.

         7.24. Medicare and Medicaid Participation, Licensing and Accreditation.

     (a) Each healthcare facility owned or operated as a continuing operation by the Borrower or any of its Subsidiaries (a "Borrower Healthcare Facility") is certified for enrollment or participation in the Medicare and Medicaid programs, has a current and valid provider contract with such programs, is in compliance with the conditions of participation in such programs and has received all approvals or qualifications necessary for reimbursement to the Borrower or its Subsidiaries, except to the extent that a failure to do so would not have a Material Adverse Effect. As of the date of this Agreement, (1) neither the Borrower nor any of its Subsidiaries has received notice of any pending or threatened investigation from any Governmental Authority having jurisdiction with respect to such programs that reasonably could be expected to have a Material Adverse Effect, and
          (2) the Borrower has no reason to believe that any such investigation is pending, threatened or imminent.

     (b) Each Borrower Healthcare Facility is licensed by the proper state department of health to conduct its business in substantially the manner now conducted and, if applicable, is authorized to operate the number of beds used therein. Each Borrower Healthcare Facility is presently in compliance with all of the terms and conditions of all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations applicable thereto, including requirements as to facilities, equipment, staffing and operations, except to the extent that the cumulative effect of all such noncompliances would not have a Material Adverse Effect.

         7.25. No Material Adverse Change. Since December 31, 2003 no Material Adverse Change has occurred.

         7.26. Employment and Investment Agreements. Set forth on Schedule 7.26 is a complete and accurate list, as of the date hereof, of (a) all employment agreements and executive compensation arrangements to which the Borrower or any of its Subsidiaries is a party and which provide for aggregate compensation (including bonuses) to any Person (assuming compliance with or satisfaction of all contingencies or conditions) of $250,000 or more per year, and (b) all agreements relating to the voting or disposition of any outstanding shares of Capital Stock of the Borrower's Subsidiaries and, to the Borrower's knowledge, of the Borrower.

         7.27. Environmental Matters. Except as disclosed in Schedule 7.27, (a) neither the Borrower nor any of its Subsidiaries, nor any of the properties owned or leased thereby or operations thereof, nor, to the knowledge of the Borrower, any current or prior owner, lessor or operator (other than the Borrower or one of its Subsidiaries) of any properties owned or leased by Borrower or any of its Subsidiaries, is in violation of any applicable Environmental Law or any restrictive covenant or deed restriction relating to environmental matters (recorded or otherwise) or subject to any existing, pending or threatened investigation, inquiry or proceeding by any Governmental Authority or subject to any remedial obligations under any Environmental Law, except to the extent that the cumulative effect of all such violations, investigations, inquiries, proceedings and remedial obligations would not have a Material Adverse Effect; (b) all material permits, licenses and approvals required of the Borrower or any of its Subsidiaries with respect to Hazardous Materials, including past or present treatment, storage, disposal or release of any Hazardous Materials or solid waste into the environment, have been obtained or filed; (c) except to the extent that the cumulative effect of any failures to do so would not have a Material Adverse Effect, all Hazardous Materials or solid waste generated by the Borrower or any of its Subsidiaries have in the past been, and will continue to be, transported, treated and disposed of only by carriers maintaining valid permits under all applicable Environmental Laws and only at treatment, storage and disposal facilities maintaining valid permits under applicable Environmental Laws, which carriers and facilities have been and are, to the knowledge of the Borrower, operating in compliance with such permits; (d) the Borrower and its Subsidiaries have taken all reasonable steps necessary to determine, and have determined, that no Hazardous Materials or solid wastes have been disposed of or otherwise released by them except in compliance with Environmental Laws or if the cumulative effect of any such disposals or releases would not have a Material Adverse Effect; and (e) neither the Borrower nor any of its Subsidiaries has a material contingent liability in connection with any release of any Hazardous Materials or solid waste into the environment, and in connection herewith the Borrower hereby agrees to pursue diligently the resolution of any environmental issues disclosed in Schedule 7.27 by all necessary and appropriate actions and shall report to the Administrative Agent not less frequently than quarter-annually as to the status of the resolution of such issues.

         7.28. Material Contracts. Set forth on Schedule 7.28 hereto is a complete and accurate list of all Material Contracts of the Borrower and Subsidiaries in effect on the date of this Agreement. Other than as set forth on
Schedule 7.28, on the date of this Agreement each such Material Contract is in full force and effect in accordance with the terms thereof and there are no material defaults by the Borrower or any of its Subsidiaries as are parties thereto or, to the knowledge of the Borrower, by any other party, under any such Material Contract. The Borrower has delivered to the Administrative Agent a true and complete copy of each Material Contract identified specifically on Schedule 7.28.

         7.29. No Misstatements. Neither this Agreement nor any of the other Loan Documents, nor any agreement, instrument or other document executed pursuant hereto or thereto or in connection herewith or therewith, nor any certificate, statement or other information referred to herein or therein or furnished to the Administrative Agent, any Lender or the Issuing Bank pursuant hereto or thereto or in connection herewith or therewith, contains any misstatement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading on the date hereof or on the date furnished, as the case may be, except as otherwise disclosed to the Administrative Agent, the Lenders and the Issuing Bank in writing on or prior to the date hereof. The Borrower is not aware of any fact that it has not disclosed in writing to the Administrative Agent that has had or reasonably may be expected to have a Material Adverse Effect.

         7.30. Operating Leases. Schedule 7.30 sets forth each Operating Lease existing on the date hereof pursuant to which the Borrower or a Subsidiary of the Borrower is the lessee or tenant and which provides for annual lease payments in excess of $50,000.

         7.31. Anti-Terrorism.

     (a) Neither the Borrower nor any Guarantor is in violation of Exec. Order No. 13,224, 66 Fed. Reg. 49,079 (2001), effective September 24, 2001, relating to terrorist financing and blocking property and prohibiting transactions with persons who commit, threaten to commit or support terrorism (the "Executive Order") and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001) (the "Patriot Act").

     (b)  Neither the Borrower nor any Guarantor is a Person:

          (1) listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order,

          (2) that is owned or controlled by, or acting on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order,

          (3) with which the Administrative Agent, any Lender or the Issuing Bank is prohibited from dealing or otherwise engaging in any transaction by the Executive Order, the Patriot Act or any other Requirement of Law relating to terrorism or money laundering,

          (4) that commits or supports or threatens or conspires to commit or support "terrorism" as defined in the Executive Order,

          (5) that is named as a "specifically designated national (SDN) and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets control on its official website, http://www.treas.gov.ofac/t11sdn.pdf, or on any replacement website or other replacement official publication of such list, or

          (6) that is an affiliate (including any principal, officer, immediate family member or close associate) of a Person described in one or more of the preceding paragraphs (1) through (5).


                                   ARTICLE 8

                              AFFIRMATIVE COVENANTS

         So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, the Borrower and each Guarantor shall:

         8.1. Financial Statements.

         8.1.1. Annual Financial Statements and Reports. Furnish to the Administrative Agent and each Lender, as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower or, if applicable and earlier, within two (2) Business Days after the Borrower files with the Commission its Annual Report on Form 10-K (or Form 10-KSB, if applicable) for such Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, audited and reported upon by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing who are reasonably acceptable to the Administrative Agent and Requisite Lenders (whose opinion shall not be limited as to scope or qualified as to going concern status or contain any other material qualifications or exceptions), accompanied by an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and an unaudited consolidating statement of income for such Fiscal Year, certified by a Responsible Officer of the Borrower, together with
(a) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such annual fiscal period, (b) a certificate signed by a Responsible Officer of the Borrower, in form satisfactory to the Administrative Agent and the Lenders, stating that no Default has occurred and is continuing or, if in the opinion of such officer, a Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto, and (c) a Compliance Certificate demonstrating compliance with all financial covenants contained herein as of the end of such Fiscal Year and including the other information required to be included therein.

         8.1.2. Quarterly Financial Statements and Reports. Furnish to the Administrative Agent and each Lender, as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of the Borrower (other than the last Fiscal Quarter in any Fiscal Year) or, if applicable and earlier, within two (2) Business Days after the Borrower files with the Commission its Quarterly Report on Form 10-Q (or Form 10-QSB, if applicable) for such Fiscal Quarter, an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, the related consolidated and consolidating statement of income of the Borrower and its Subsidiaries for the period commencing at the beginning of the current Fiscal Year and ending with the end of such Fiscal Quarter and the related consolidated statements of shareholders' equity and cash flows of the Borrower and its Subsidiaries for such period, certified by a Responsible Officer of the Borrower, together with (a) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such period,
(b) a certificate signed by a Responsible Officer of the Borrower, in form satisfactory to the Administrative Agent and the Lenders, stating that no Default has occurred and is continuing or, if in the opinion of such officer, a Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto, and (c) a Compliance Certificate demonstrating compliance with all financial covenants contained herein as of the end of such period and including the other information required to be included therein.

         8.1.3. Monthly Financial Statements and Reports. Furnish to the Administrative Agent and each Lender, as soon as available and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and the related consolidated statement of income of the Borrower and its Subsidiaries for such month, certified by a Responsible Officer of the Borrower.

         8.1.4. Additional Monthly Reports. Furnish to the Administrative Agent and each Lender, as soon as available and in any event within ten (10) days after the end of each month, (a) a Credit Facility Base Certificate as of the end of such month, and (b) an aging of the accounts of the Borrower and the Guarantors as of the end of such month, in form satisfactory to the Administrative Agent, and certified by a Responsible Officer of the Borrower.

         8.1.5. GAAP. Take all actions necessary to cause all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in conformity with GAAP applied consistently throughout the periods reflected therein (except as may be approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

         8.2. Certificates and Other Information. Furnish to the Administrative Agent and each Lender, each in form and substance acceptable to Requisite
Lenders:

         8.2.1. Management Letters. Within ten (10) days after the same are received by the Borrower, copies of management letters provided to the Borrower by its independent certified public accountants that describe or refer to any inadequacy, defect, problem, qualification or other lack of satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries.

         8.2.2. Shareholder Materials. (a) Within two (2) Business Days after the delivery of same to the shareholders of the Borrower, copies of all financial statements and reports that the Borrower or any of its Subsidiaries sends to the shareholders of the Borrower, and (b) within two (2) Business Days after the filing thereof, copies of all reports and statements of the Borrower and its Subsidiaries (including proxy and information statements, quarterly, annual and current reports and registration statements, but excluding those pertaining only to employee benefit plans) that it may make to, or file with, the Commission.

         8.2.3. Budgets. As soon as available, and in any event not later than sixty (60) days after the beginning of each Fiscal Year of the Borrower, twelve
(12) month budgeted financial statements (including balance sheets and statements of income, shareholders' equity and cash flows and a statement of budgeted Capital Expenditures, and including a reasonably detailed description of all underlying assumptions) of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Year, and twelve

(12) month consolidating budgeted statements of income of the Borrower and each of its Subsidiaries for such Fiscal Year, all in a format reasonably acceptable to the Administrative Agent and Requisite Lenders and certified by a Responsible Officer of the Borrower as being prepared on the basis of assumptions believed to have been reasonable when made. Any updates thereto that may be prepared by or on behalf of the Borrower shall be provided to the Administrative Agent upon request.

         8.2.4. Funded Indebtedness. Promptly upon request by the Administrative Agent, copies of all agreements, instruments or documents evidencing or otherwise related to any Consolidated Funded Indebtedness.

         8.2.5. Employment and Investment Agreements. Promptly upon request by the Administrative Agent, a true and complete copy of each of the agreements required to be listed on Schedule 7.26.

         8.2.6. Reports to Other Persons. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of any Consolidated Funded Indebtedness pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise furnished to the Administrative Agent or the Lenders pursuant to Section 8.1 or any other clause of this Section 8.2.

         8.2.7. Additional Information. Promptly, such additional financial and other information as the Administrative Agent or any Lender from time to time reasonably may request.

         8.3. Provision of Notices. Notify the Administrative Agent and each Lender of the occurrence of any of the following events not later than five (5) days after the Borrower or any Guarantor knows or has reason to know of such event:

         8.3.1. Default. Any Default.

         8.3.2. Other Default or Litigation. (a) Any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries that if adversely determined could reasonably be expected to result in liability equal to or greater than $300,000 or otherwise could reasonably be expected to have a Material Adverse Effect, or (b) any litigation, investigation or other proceeding that if adversely determined would (i) if the relief sought does not include damages, have a Material Adverse Effect, or (ii) if the relief sought includes damages, result in an uninsured liability to the Borrower or any of its Subsidiaries equal to or in excess of $300,000.

         8.3.3. Reportable Events. (a) Any Reportable Event with respect to any Plan, (b) the institution of proceedings or the taking or expected taking of any other action by the PBGC, the Borrower, any of its Subsidiaries or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan, and (c) with respect to any Multi-Employer Plan, the reorganization or insolvency of such Plan. In addition to such notice, the Borrower shall deliver or cause to be delivered to the Administrative Agent and each Lender whichever of the following may be applicable: (i) a certificate of a

Responsible Officer of the Borrower setting forth details as to such Reportable Event and the action that it, such Subsidiary or the Commonly Controlled Entity proposes to take with respect thereto, together with the copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or (ii) any notice delivered by the PBGC evidencing its intent to institute such proceedings or any notice to the PBGC that such Plan is to be terminated, as the case may be.

         8.3.4. Environmental Matters. If and to the extent that the same reasonably could be expected to result in an uninsured liability to the Borrower or any of its Subsidiaries equal to or in excess of $300,000 or otherwise to have a Material Adverse Effect, (a) any event that makes any of the representations set forth in Section 7.27 inaccurate in any respect or (b) the receipt by the Borrower or any of its Subsidiaries of any notice, order, directive or other communication from a Governmental Authority alleging a violation of or noncompliance with any Environmental Laws.

         8.3.5. Loss of License, Permit, Approval, Etc. The loss or, if known by the Borrower or any of its Subsidiaries, threatened loss, by the Borrower or any of its Subsidiaries, of any license, permit, approval, registration, contract, consent, franchise, qualification, certificate of need, accreditation or other authorization issued by any Governmental Authority referenced in Section 7.23 or in Section 7.24, if such loss reasonably could be expected to have a Material Adverse Effect.

         8.3.6. Material Contracts. Any default or event of default under any Material Contract.

         8.3.7. Casualty Losses. Any casualty loss or event not insured against in an amount in excess of $100,000.

         8.4. Payment of Obligations and Performance of Covenants.

          (a) Make full and timely payment of the Obligations, including the Loans and Letter of Credit Liabilities, whether now existing or hereafter arising;

          (b) Comply, and cause its Subsidiaries to comply, with all terms, covenants and conditions of the Loan Documents applicable to each, at the times and places and in the manner set forth therein; and

          (c) Take, or cause to be taken, all action necessary to maintain the security interests provided for under this Agreement and the Security Documents as valid and perfected Liens on the property intended to be covered thereby, subject to no other Liens except Permitted Liens, and supply all information to the Administrative Agent or the Lenders necessary to accomplish same.

         8.5. Payment of Taxes. Pay, and cause its Subsidiaries to pay, or cause to be paid, before the same shall become delinquent and before penalties have accrued thereon, all taxes, assessments and governmental charges or levies imposed on the income, profits, franchises, property or businesses of the Borrower and its Subsidiaries, except to the extent and so long as (a) the same are being contested in good faith by appropriate proceedings and (b) adequate reserves with respect thereto in conformity with GAAP have been provided on the books of the Borrower or any such Guarantor or Subsidiary, as appropriate.

         8.6. Conduct of Business and Maintenance of Existence. Continue, and cause its Subsidiaries to continue, (a) to engage solely in the business of providing personalized health management programs and outsourced employer-sponsored healthcare services, and businesses that directly enhance or support those primary business activities (or, in the case of the RRG Subsidiary, an insurance business), and (b) except as permitted by Sections 9.3 and 9.7, to preserve, renew and keep in full force and effect their existence and present corporate, partnership or other organizational structure, as the case may be.

         8.7. Compliance with Law. Observe and comply with, and cause its Subsidiaries to observe and comply with, all present and future Requirements of Law relating to the conduct of their businesses or to their properties or assets, except to the extent and so long as the nonobservance thereof or noncompliance therewith will not have a Material Adverse Effect.

         8.8. Maintenance of Properties and Franchises. Maintain, preserve and keep and cause its Subsidiaries to maintain, preserve and keep (a) all of their buildings, tangible properties, equipment and other property and assets used and necessary in their businesses, whether owned or leased, in good repair, working order and condition, from time to time making all necessary and proper repairs and replacements so that at all times the utility, efficiency and value thereof shall not be impaired, and (b) all rights, privileges and franchises necessary or desirable in the normal conduct of their businesses.

         8.9. Insurance.

          (a) Maintain and cause its Subsidiaries to maintain, with financially sound and reputable insurance companies, such policies of insurance (including property/casualty, liability and business interruption coverages) with respect to their assets, properties and business, against such risks, hazards and liabilities, of such types and in such amounts, and with such deductibles or self-insured retentions, as are customarily maintained by companies in the same or similar businesses similarly situated, and maintain such other or additional insurance on such terms and subject to such conditions as may be required under any Security Documents.

         Unless otherwise approved by the Administrative Agent, all policies of property/casualty insurance shall provide that such insurance shall be payable to the Borrower, its Subsidiaries, the Administrative Agent, the Lenders and the Issuing Bank as their respective interests may appear, and all policies of liability insurance maintained by any Credit Party shall name the Administrative Agent, the Lenders and the Issuing Bank as additional insureds.

          (b) Furnish to the Administrative Agent not less frequently than annually and at any time upon written request, (i) full information as to such insurance carried, including the amounts of all self-insurance reserves of the Borrower and its Subsidiaries, and (ii) certificates of insurance from the insurance companies and certified copies of such insurance policies. All policies of insurance maintained by any Credit Party shall provide for not less than thirty (30) days' prior written notice to the Administrative Agent of the cancellation or any material alteration of the policy.

         8.10. Use of Proceeds. Use, and cause its Subsidiaries to use, the proceeds of the Facilities for the purposes specified in Section 2.12 and for no other purpose.

         8.11. Books and Records. Keep and maintain, and cause its Subsidiaries to keep and maintain, full and accurate books of record and accounts of their operations, dealings and transactions in relation to their business and activities, in conformity with GAAP and all Requirements of Law.

         8.12. Inspection. Permit, and cause its Subsidiaries to permit, any employees, agents or other representatives of the Administrative Agent, the Lenders or the Issuing Bank and any attorneys, accountants or other agents or representatives designated by the Administrative Agent, the Lenders or the Issuing Bank to (a) have access to and visit and inspect any of the accounting systems, books of account, financial records and properties, real, personal or mixed, of the Borrower and its Subsidiaries, (b) examine and make abstracts from any such accounting systems, books and records, and (c) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their officers, employees or agents, all at such reasonable business times as the Administrative Agent, the Lenders or the Issuing Bank deem necessary or advisable to protect their respective interests.

         8.13. Compliance With Terms of Material Contracts. Comply, and cause its Subsidiaries to comply, with all agreements, covenants, terms, conditions and provisions of all Material Contracts, except to the extent and so long as noncompliance therewith will not have a Material Adverse Effect.

         8.14. Compliance With Environmental Laws, Etc. Except to the extent that the cumulative effect of all noncompliances with the following could not reasonably be expected to have a Material Adverse Effect:

          (a) Employ, and cause its Subsidiaries to employ, in connection with the use of any real property, appropriate technology (including appropriate secondary containment measures) to maintain compliance with applicable Environmental Laws;

          (b) take, and cause its Subsidiaries to take, all actions necessary to comply with all Environmental Laws, including any actions identified as necessary in any environmental compliance reports delivered to the Administrative Agent pursuant to the provisions of this Agreement;

          (c) obtain and maintain, and cause its Subsidiaries to obtain and maintain, any and all permits required by applicable Environmental Laws in connection with the operations of the Borrower and its Subsidiaries and any Affiliates thereof;

          (d) dispose of, and cause its Subsidiaries to dispose of, any and all Hazardous Materials only at facilities and with carriers maintaining valid permits under applicable federal, state and local Environmental Laws; and

          (e) use best efforts to obtain, and cause its Subsidiaries to use their best efforts to obtain, certificates of disposal from all contractors employed by the Borrower or any of its Subsidiaries in connection with the transportation or disposal of any Hazardous Materials.

         8.15. [Reserved.]

         8.16. Maintenance of Licenses, Permits, Approvals, Etc. Preserve and maintain, and cause its Subsidiaries to preserve and maintain, all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations required under applicable state or local laws and regulations in connection with the ownership or operation of their businesses, except to the extent that a failure to preserve and maintain any of same will not have a Material Adverse Effect.

         8.17. Intercompany Indebtedness; Pledged Notes.

          (a) Maintain, and cause its Subsidiaries to maintain, accounting systems, practices and procedures that enable the Borrower and its Subsidiaries to report to the Administrative Agent at any time upon its request the aggregate unpaid balance of any unsecured advances or loans owing to the Borrower or a Guarantor by the Borrower or any Subsidiary of the Borrower; and

          (b) Cause all such advances or loans to be evidenced by Pledged Notes delivered to the Administrative Agent pursuant to the Security Agreement and, contemporaneously with the delivery to the Administrative Agent of any Pledged Note, assign and deliver to the Administrative Agent any loan agreement, mortgage, deed of trust, deed to secure debt, security agreement, financing statement or other instrument, document or agreement further evidencing, securing or otherwise relating to the indebtedness evidenced by such Pledged Note.

8.18.    Additional Collateral, Etc.

          (a) With respect to any property acquired by any Credit Party after the date hereof, other than property described in subsections
               8.18 (b), (c) or (d) and property subject to a Lien expressly permitted by subsection 9.2(f), as to which the Administrative Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, does not have a first priority perfected Lien, promptly (and, in any event, within 30 days following the date of such acquisition) (i) execute and deliver, or cause its Subsidiaries to execute and deliver, to the Administrative Agent such supplements or amendments to the Security Agreement and such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, a security interest in such property, and (ii) take, or cause its Subsidiaries to take, all actions the Administrative Agent deems necessary or advisable to confirm to the Administrative Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, a perfected first priority Lien on such property, including the filing of Financing Statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any real property acquired by a Credit Party after the date hereof, or any real property leased by a Credit Party after the date hereof pursuant to a Capitalized Lease, comply, or cause its Subsidiaries to comply, with the provisions of Section 4.2.

          (c) With respect to any Subsidiary of the Borrower, other than an Excluded Subsidiary, created or acquired after the date hereof (which, for the purposes of this subsection, shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), promptly (and, in any event, within 30 days following such creation or acquisition) (i) execute and deliver, or cause its Subsidiaries to execute and deliver, to the Administrative Agent such supplements or amendments to the Security Agreement and such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, a perfected first priority security interest in all of the Capital Stock of such Subsidiary, (ii) deliver, or cause its Subsidiaries to deliver, to the Administrative Agent any and all certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by the owner(s) of such Capital Stock, and take, or cause its Subsidiaries to take, all other actions the Administrative Agent deems necessary or desirable to perfect the security interest of the Administrative Agent therein, including the execution and delivery by all necessary Persons of control agreements and the filing of Financing Statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent, (iii) cause such Subsidiary to (A) execute and deliver a Pledged Note, (B) become a party to this Agreement by executing this Agreement or a Supplement to Credit Agreement in the form of Exhibit 8.18, (C) become a party to the Security Agreement and any additional Security Documents contemplated thereby in the manner contemplated thereby, and (D) take all actions the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, a perfected first priority security interest in the Collateral described in the Security Agreement with respect to such Subsidiary, including the execution and delivery by all necessary Persons of control agreements and the filing of Financing Statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any Excluded Subsidiary created or acquired after the date hereof by the Borrower or any of its Subsidiaries (which, for the purposes of this subsection, shall include any existing Subsidiary of the Borrower that becomes an Excluded Subsidiary in compliance with applicable provisions of this Agreement), promptly (and, in any event, within 30 days following such creation or the date of such creation or acquisition) (i) execute and deliver, or cause its Subsidiaries to execute and deliver, to the Administrative Agent such supplements or amendments to the Security Agreement and such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, a perfected first priority security interest in all of the Capital Stock of such Excluded Subsidiary that is owned by the Borrower or any of the other Credit Parties (provided that not more than 65% of the total outstanding Capital Stock of any Excluded Foreign Subsidiary shall be required to be so pledged), (ii) deliver, or cause its Subsidiaries to deliver, to the Administrative Agent any and all certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by the owner(s) of such Capital Stock, and take, or cause its Subsidiaries to take, all other actions the Administrative Agent deems necessary or desirable to perfect the security interest of the Administrative Agent therein, including the execution and delivery by all necessary Persons of control agreements and the filing of Financing Statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent, (iii) cause such Excluded Subsidiary to execute and deliver a Pledged Note, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (e) Notwithstanding anything to the contrary in this Section 8.18, the preceding subsections (a), (b), (c) and (d) shall not apply to any property or Subsidiary created or acquired after the date hereof as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time, effort or expense of obtaining a perfected security interest therein.

         8.19. Further Assurances. Perform, make, execute and deliver, and cause its Subsidiaries to perform, make, execute and deliver, all such additional and further acts, deeds, occurrences and instruments as the Administrative Agent, the Lenders or the Issuing Bank reasonably may require to document and consummate the transactions contemplated hereby and to vest completely in and to ensure the Administrative Agent, the Lenders and the Issuing Bank their respective rights under this Agreement, the Notes and the other Loan Documents, including landlord-lender agreements, landlord waivers or landlord consents with respect to any Collateral located on real property leased to the Borrower or one of its Subsidiaries

         8.20. Post-Closing Matters. Deliver to the Administrative Agent each item listed on Schedule 8.20 prior to the deadline therefor as set forth on said schedule.

         8.21. Management. Cause each person indicated below, or a replacement thereof approved by the Administrative Agent, in its discretion, within forty-five (45) days after the departure of such person, to be charged continuously with primary responsibility for the executive functions of the Borrower and its Subsidiaries identified below with respect to each:

                Person                                     Functions
                ------                                     ---------

         Haywood D. Cochrane, Jr.                -     Vice Chairman

         Shannon W. Farrington                   -     Chief Financial Officer


                                   ARTICLE 9

                               NEGATIVE COVENANTS

         So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, neither the Borrower nor any Guarantor shall:

         9.1. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of the Borrower or any of the Guarantors under or pursuant to this Agreement and the other Loan Documents;

          (b) Indebtedness existing on the date hereof, as set forth in Schedules 7.17A and 7.17B, and any extensions, renewals, refundings or refinancings thereof on substantially the same terms or other terms satisfactory to Requisite Lenders; provided, however, that the principal amount thereof shall not be increased, nor shall the date for the making of any required payment of principal be accelerated nor the amount due on any such date increased;

          (c) Purchase Money Debt and Capitalized Lease Obligations in an aggregate amount not to exceed $350,000 outstanding at any one time;

          (d) Current liabilities incurred in the ordinary course of business and not represented by any note, bond, debenture or other instrument, and which are not past due for a period of more than forty-five (45) days, or if overdue for more than forty-five (45) days, which are being contested in good faith and by appropriate actions and for which adequate reserves in conformity with GAAP have been established on the books of the primary obligor with respect thereto;

          (e) Contingent Obligations consisting of (i) the indorsement by the Borrower or any Guarantor of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business, and (ii) guarantees executed by the Borrower or any Guarantor with respect to Operating Lease obligations or Indebtedness of the Borrower or any Guarantor otherwise permitted by this Agreement;

          (f) Contingent Obligations consisting of the indemnification by the Borrower or any Guarantor of (i) the officers, directors, employees and agents of the Borrower or such Guarantor, to the extent permissible under the corporation law of the jurisdiction in which the Borrower or such Guarantor is organized, (ii) commercial banks, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower's or such Guarantor 's securities or the rendering of banking or professional services to the Borrower or such Guarantor and (iii) landlords, licensors, licensees and other Persons pursuant to agreements entered into in the ordinary course of business by the Borrower or such Guarantor;

          (g) Indebtedness with respect to financed insurance premiums not past due; and

          (h) Indebtedness of the Borrower or a Guarantor that is owed to the Borrower or a Guarantor;

          (i)  Subordinated Indebtedness; and

          (j) Indebtedness not otherwise permitted by this Section 9.1, in an aggregate amount not exceeding $100,000 outstanding at any one time.

         9.2. Liens. Create, incur, assume or suffer to exist any Lien upon any real or personal property, fixtures, revenues or other assets whatsoever (including the Collateral), whether now owned or hereafter acquired, of the Borrower or any Guarantor, except:

          (a)  Liens securing the Obligations;

          (b)  Existing Liens;

          (c) Liens for taxes not yet due or that are being contested in good faith and by appropriate actions and for which adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Guarantor;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days, or if overdue for more than thirty (30) days, (i) which are being contested in good faith and by appropriate proceedings, (ii) for which adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Guarantor; and
               (iii) with respect to which the obligations secured thereby are not material;

          (e) pledges or deposits in connection with workers' compensation insurance, unemployment insurance and like matters;

          (f) Liens securing Purchase Money Debt or Indebtedness arising under Capitalized Leases; provided, however, that in each case any such Lien attaches only to the specific item(s) of property or asset(s) financed with such Purchase Money Debt or Capitalized Lease;

          (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) easements, reservations, exceptions, rights-of-way, covenants, conditions, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business by the Borrower or such Guarantor;

          (i) Liens in respect of any writ of execution, attachment, garnishment, judgment or judicial award in an aggregate amount less than $100,000, if (i) the time for appeal or petition for rehearing has not expired, an appeal or appropriate proceeding for review is being prosecuted in good faith and a stay of execution pending such appeal or proceeding for review has been secured, or (ii) the underlying claim is fully covered by insurance issued by an insurer satisfactory to the Administrative Agent, the insurer has acknowledged in writing its responsibility to pay such claim and no action has been taken to enforce such execution, attachment, garnishment, judgment or award;

          (j)  Liens of lessors under or in connection with Operating Leases;

          (k) Liens securing Indebtedness permitted under clause (b) of Section 9.1, but only to the extent that such Indebtedness is currently secured as set forth on Schedule 9.2;

          (l) Liens securing Indebtedness with respect to financed insurance premiums not past due, in each case in favor of the corresponding insurer and encumbering only prepaid premiums held thereby; and

          (m) Other non-consensual Liens not securing Consolidated Funded Indebtedness, the existence of which in the aggregate will not have a Material Adverse Effect, provided that any Lien permitted by this clause (l) is permitted only for so long as is reasonably necessary for the Borrower or the affected Guarantor, using its best efforts, to remove or eliminate such Lien.

         9.3. Disposition of Assets. Dispose of any of their assets (including the Capital Stock of Subsidiaries) except:

          (a) sales of personal property assets in the ordinary course of business of the Borrower or such Guarantor;

          (b) the Disposition of obsolete or worn-out equipment or other property no longer required by or useful to the Borrower or any Guarantor in connection with the operation of their businesses;

          (c) the Disposition of assets in connection with the closing of a healthcare facility no longer operated by the Borrower or a Guarantor; provided that the aggregate fair value of such assets so Disposed of during any one Fiscal Year shall not exceed $250,000; and

          (d) the sale or transfer to the Borrower or any Guarantor of any asset owned by the Borrower or any Guarantor.

         9.4. Investments. Make, commit to make or suffer to exist any Investment except:

          (a)  Cash Equivalents;

          (b)  Investments in existence on the date hereof and set forth in
               Schedule 9.4;

          (c) accounts receivable representing trade credit extended in the ordinary course of business;

          (d) unsecured loans or advances made by the Borrower or any Guarantor to any Guarantor or the Borrower;

          (e)  Investments in Guarantors;

          (f)  Investments in Subsidiaries, not otherwise described in this
               Section 9.4, to the extent such Investments are in existence on the date of this Agreement;

          (g) advances, in an aggregate amount not to exceed $100,000 outstanding at any one time, made by the Borrower and its Subsidiaries to their respective employees for reimbursable expenses incurred or to be incurred by such employees in the ordinary course performance of their duties;

          (h) Investments in assets useful in the Borrower's or the applicable Subsidiary's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (i) Investments consisting of Specified Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes; and

          (j) Investments not otherwise permitted by this Section 9.4, in an aggregate amount not exceeding $100,000 outstanding at any one time.

         9.5. Restricted Payments. Declare, pay or make, or permit any of their respective Subsidiaries to declare, pay or make any Restricted Payments except:

          (a) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower or in preferred stock of the Borrower that the Borrower is permitted to issue pursuant to Section 9.6, and may distribute cash in lieu of fractional shares otherwise distributable pursuant to this clause (a);

          (b) the Borrower may purchase or otherwise acquire shares of its Capital Stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its Capital Stock;

          (c) the Borrower may repay Subordinated Indebtedness using proceeds received from (i) a substantially concurrent incurrence of new Subordinated Indebtedness, or (ii) a substantially concurrent issue of new shares of its Capital Stock;

          (d) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Guarantor;

          (e) the Borrower may issue its common stock and options, warrants or other equity awards with respect to its common stock under any stock option, stock incentive or similar plan of the Borrower; and

          (f) the Borrower may redeem, purchase or otherwise acquire not more than 200,000 shares of the Series A Preferred Stock issued as a part of the Preferred Shares Consideration (as defined in the Merger Agreement) at a price not to exceed $25 per share.

         9.6. Issuance of Stock. Issue any Capital Stock or permit any Subsidiary to issue any Capital Stock; provided, however, that

          (a) the Borrower may issue common stock and may issue preferred stock to the extent the aggregate of all preferred stock outstanding does not require the payment of dividends other than as permitted under Section 9.5, and provided such preferred stock is not redeemable, payable or subject to being required to be purchased or otherwise retired or extinguished (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than the Borrower or (iii) upon the occurrence of a condition not solely within the control of the Borrower, such as a redemption required to be made out of future earnings; and

          (b) any Subsidiary of the Borrower may issue Capital Stock to the Borrower or to any Guarantor.

         9.7. Fundamental Changes. Directly or indirectly (whether in one transaction or a series of transactions), or permit any of its Subsidiaries directly or indirectly (whether in one transaction or a series of transactions) to:

          (a) consummate any transaction of merger, consolidation or amalgamation;

          (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

          (c)  make any Asset Acquisition; or

          (d) make any material change in the business conducted by the Borrower and its Subsidiaries as set forth in Section 8.6;

provided, however, that:

          (1) notwithstanding clause (a) of this Section 9.7, the merger, consolidation or amalgamation of any Solvent Subsidiary of the Borrower with any Guarantor shall be permitted, provided that such Guarantor is the surviving entity in the transaction;

          (2) notwithstanding clause (a) of this Section 9.7, the merger, consolidation or amalgamation of any Solvent Subsidiary of the Borrower with the Borrower shall be permitted, provided that the Borrower is the surviving entity in the transaction; and

          (3) notwithstanding clause (b) of this Section 9.7, the Borrower may permit the dissolution of any of its Subsidiaries (and any such Subsidiary may suffer such dissolution) if at the time of such dissolution such Subsidiary has no assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing.

         9.8. Capital Expenditures. Make or commit to make Capital Expenditures in an aggregate amount exceeding $2,500,000 in any Fiscal Year, excluding Capital Expenditures fully reimbursed in cash by its customer (without any corresponding obligation by the Borrower or any of its Subsidiaries) within sixty (60) days of the making of such Capital Expenditures.

         9.9. Transactions With Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction or series of related transactions (including any purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than:

          (a) reasonable compensation and out-of-pocket expenses paid to, and indemnity provided on behalf of, officers, directors or employees of the Borrower or any Subsidiary of the Borrower as determined in good faith by the Borrower's board of directors or senior management;

          (b) transactions between or among the Borrower and one or more of its Subsidiaries or exclusively between or among one or more of the Borrower's Subsidiaries; provided that such transactions are not otherwise prohibited by this Agreement;

          (c)  Restricted Payments not otherwise prohibited by this Agreement;
               and

          (d) Affiliate Transactions conducted in good faith, the terms of which are fair and reasonable to the Borrower or such Subsidiary and that are no less favorable to the Borrower or such Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Borrower or such Subsidiary.

         9.10. Agreements Restricting the Borrower and its Subsidiaries. Enter into or become a party to, or permit any of its Subsidiaries to enter into or become a party to, any agreement with any Person (excluding this Agreement and the other Loan Documents) that in any way prohibits, restricts or limits the ability of the Borrower or any such Subsidiary to:

          (a) transfer cash or other assets to the Borrower or any of its Subsidiaries, or

          (b) create, incur, assume or suffer to exist any Lien with respect to any real or personal property, fixtures, revenues or other assets whatsoever, whether now owned or hereafter acquired, of the Borrower or any such Subsidiary.

         9.11. Limitation on Modifications of Indebtedness and Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements, Etc.

          (a) amend or modify, or permit the amendment or modification of, any provision of any instrument, document or agreement relating to the Series A Preferred Stock if the effect of such amendment or modification thereof, together with all other amendments or modifications thereof, is to increase materially the obligations of the Borrower thereunder, or to confer any additional rights on the holder(s) thereof, in a manner that reasonably could be expected to be materially adverse to any Credit Party or the Lenders;

          (b) amend or modify, or permit the amendment or modification of, any provision of any Subordinated Indebtedness, or make any payment consistent with any amendment or modification thereof or change thereto, if the effect of such amendment, modification or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, or change the subordination provisions thereof or of any guaranty thereof or any collateral therefor (other than to release such guaranty or collateral), or if the effect of such amendment or modification thereof or change thereto, together with all other amendments, modifications or changes made, is to increase materially the obligations of the obligor thereunder, or to confer any additional rights on the holder(s) thereof (or a trustee or other representative on their behalf), in a manner that reasonably could be expected to be materially adverse to any Credit Party or the Lenders;

          (c) except as expressly permitted by Section 9.5 or Section 9.6, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto monies or securities before due for the purpose of paying when due) or exchange of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of any Subordinated Indebtedness or any Series A Preferred Stock; or

          (d) amend, modify or change its certificate of incorporation, articles of incorporation, charter, bylaws or other organizational documents (including, without limitation, by the filing or modification of any certificate of designation) or any agreement entered into by it with respect to its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to its Capital Stock, other than any amendments, modifications or changes pursuant to this paragraph
               (d) or any such new agreements pursuant to this paragraph (d) that do not in any way materially adversely affect the interests of the Lenders or that may be required to issue new capital stock permitted to be issued pursuant to Section 9.6.

         9.12. ERISA.

          (a) terminate or permit any of its Subsidiaries to terminate any Plan so as to result in any material liability to the PBGC;

          (b) engage or permit any of its Subsidiaries to engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan that would result in a material liability for an excise tax or civil penalty in connection therewith;

          (c) incur or suffer to exist, or permit any of its Subsidiaries to incur or suffer to exist, any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), regardless of whether waived, involving any Plan; or

          (d) allow or suffer to exist, or permit any of its Subsidiaries to allow or suffer to exist, any event or condition that presents a material risk of incurring a material liability to the PBGC by reason of the termination of any Plan.

         9.13. Maintenance of Material Contracts. Without the prior written consent of Requisite Lenders, enter into, or permit any of its Subsidiaries to enter into, an agreement to cancel, terminate or surrender, or enter into any material amendment of, any Material Contract, unless the cumulative effect of all such cancellations, terminations, surrenders and amendments will not have a Material Adverse Effect.

         9.14. Adverse Transactions. Enter into or become a party to, or permit any of its Subsidiaries to enter into or become a party to, any transactions the performance of which in the future is reasonably likely to have a Material Adverse Effect.


                                   ARTICLE 10

                               FINANCIAL COVENANTS

         10.1. Financial Covenants. So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, the Borrower shall not:

         10.1.1. Funded Indebtedness to EBITDA Ratio. Permit the Funded Indebtedness to EBITDA Ratio (a) as of the end of any Fiscal Quarter ending prior to December 31, 2004 to be greater than 2.50 to 1.00, and (b) as of the end of any Fiscal Quarter ending on or after December 31, 2004 but prior to December 31, 2005 to be greater than 2.00 to 1.00, and (c) as of the end of any Fiscal Quarter ending on or after December 31, 2005 to be greater than 1.75 to 1.00.

         10.1.2. Funded Indebtedness to Capitalization Ratio. Permit the Funded Indebtedness to Capitalization Ratio as of the end of any Fiscal Quarter to be greater than 0.35 to 1.00.

         10.1.3. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio (a) as of the end of any Fiscal Quarter ending prior to December 31, 2004 to be less than 1.25 to 1.00, (b) as of the end of any Fiscal Quarter ending on or after December 31, 2004 but prior to December 31, 2005 to be less than 1.40 to 1.00, and (c) as of the end of any Fiscal Quarter ending on or after December 31, 2005 to be less than 1.50 to 1.00.

         10.2. Guarantor Solvency. So long as any Obligations are outstanding, unpaid or unperformed or any of the Commitments are in effect, each of the Guarantors at all times shall be Solvent.


                                   ARTICLE 11

                     EVENTS OF DEFAULT AND LENDERS' REMEDIES

         11.1. Events of Default. Any one or more of the following described events shall constitute an Event of Default hereunder, whether such occurrence shall be voluntary or involuntary, or come about or be effected by operation of law or otherwise:

         11.1.1. Failure to Pay Loans, Etc. The Borrower shall fail to pay (a) when due, any principal payable in respect of the Loans or the Letter of Credit Liabilities, or (b) within three (3) days of the date due, any interest payable in respect of the Loans or the Letter of Credit Liabilities, any Credit Fees or other fees due hereunder or any other amount payable in respect of the Loans, the Letter of Credit Liabilities, the Credit Fees or any of the other Obligations.

         11.1.2. Failure to Perform Certain Covenants. The Borrower shall fail to perform or observe any of its covenants and agreements set forth in Sections 8.1, 8.3, 8.9, 8.10 and 8.12 and in Articles 9 and 10.

         11.1.3. Failure to Perform Agreements Generally. The Borrower or any other Credit Party shall fail to perform or observe any of its other covenants and agreements set forth in this Agreement (other than those described in Sections 11.1.1 and 11.1.2) or the other Loan Documents, and such failure shall continue for more than fifteen (15) days after the earlier of (a) written notice from the Administrative Agent to the Borrower or such Credit Party, as applicable, of the existence of such Default or (b) the date any Responsible Officer of the Borrower or such Credit Party, as applicable, first obtains knowledge of such failure.

         11.1.4. Defaults Under Other Loan Documents. Any default or event of default shall occur under any other Loan Document, and, if subject to a cure right, shall fail to be cured or corrected within the applicable cure period.

         11.1.5. False Statements. Any representation or warranty of the Borrower or any other Credit Party set forth in this Agreement, the Notes or the other Loan Documents or in any other certificate, opinion or other statement at any time provided by or on behalf of the Borrower or any Credit Party in connection herewith or therewith shall prove to be false or misleading in any material respect at the time made or given.

         11.1.6. Voluntary Insolvency Proceedings, Etc. The Borrower, any other Credit Party or any of the Borrower's other Subsidiaries (a) shall commence a voluntary case or other proceeding seeking dissolution, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official with respect to it or any substantial part of its property, (b) shall consent to any such relief or to the appointment of, or the taking of possession of any of its property by, any such official in any involuntary case or other proceeding commenced against it, (c) shall make a general assignment for the benefit of creditors, (d) shall take any action to authorize any of the foregoing, or (e) shall become insolvent or fail generally to pay its debts as they become due.

         11.1.7. Involuntary Insolvency Proceedings, Etc. Any involuntary case or other proceeding shall be commenced against the Borrower, any other Credit Party or any of the Borrower's other Subsidiaries seeking dissolution, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official with respect to it or any substantial part of its property, and (a) an order for relief (or the equivalent) shall be entered in such involuntary case or other proceeding or (b) such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days after the commencement thereof.

         11.1.8. Failure to Perform Other Obligations. The Borrower, any other Credit Party or any of the Borrower's other Subsidiaries shall (a) fail to pay any amount of any Indebtedness or interest thereon, or (b) fail to observe or perform any term, covenant or agreement contained in any Contractual Obligation (including Contractual Obligations evidencing, securing or relating to any Indebtedness) executed by it, which failure (i) would cause or permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or any agent or trustee on their behalf) to cause such Indebtedness to become due or otherwise payable prior to its stated maturity, so long as the aggregate principal amount of all such Indebtedness that would then become due or payable would equal or exceed $100,000, or (ii) would impair the Administrative Agent's, the Lenders' or the Issuing Bank's rights or the performance of the obligations of the Borrower, any other Credit Party or any of the Borrower's other Subsidiaries under this Agreement, the Notes or the other Loan Documents or the business or operations of the Borrower, any other Credit Party or any of the Borrower's other Subsidiaries; unless in the case of a Contractual Obligation that is not for borrowed money, such failure of performance is being contested by the Borrower or such Credit Party or other Subsidiary in good faith and adequate reserves with respect thereto have been established on the books of the Borrower or such Credit Party or other Subsidiary in conformity with GAAP.

         11.1.9. Judgments; Legal Process. One or more judgments, decrees or orders for the payment of money shall be entered, or any judgment lien shall be filed, or any writ of execution, attachment, garnishment or other legal process shall be issued, against the Borrower, any other Credit Party or any of the Borrower's other Subsidiaries, or any of the property thereof, which by itself or together with all other such legal processes is for an amount more than $100,000 in excess of any applicable and collectible insurance coverage, and which shall remain unvacated, unbonded or unstayed for a period of thirty (30) days, or in any event later than five (5) days prior to the date of any proposed sale thereunder.

         11.1.10. Condemnation of Property. A material part of the property of the Borrower, any other Credit Party or any of the Borrower's other Subsidiaries shall be condemned, seized or otherwise appropriated, and the condemnation award is materially less than the book value of such property at the date hereof (if such property was owned by the Borrower, a Credit Party or another Subsidiary of the Borrower on the date hereof) or at the time such property was acquired by the Borrower or such Credit Party or other Subsidiary (if such property was acquired by the Borrower or such Subsidiary after the date hereof).

         11.1.11. Suspension of Business. The Borrower, any other Credit Party or any of the Borrower's other Subsidiaries shall voluntarily suspend the transaction of its business for more than five (5) Business Days in any Fiscal Year without the prior express written consent of Requisite Lenders.

         11.1.12. ERISA. (a) The Borrower or any Commonly Controlled Entity shall engage in any "prohibited transaction" (as defined in ERISA or Section 4975 of the Code) involving any Plan, (b) any "accumulated funding deficiency" (as defined in ERISA), regardless of whether waived, shall exist with respect to any Plan, (c) a Reportable Event shall occur with respect to, or a proceeding shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or proceeding presents a material risk of termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, shall continue unremedied for ten (10) days after notice of such Reportable Event is given pursuant to Section 4043(a), (c) or (d) of ERISA and, in the case of such proceeding, shall continue for ten (10) days after commencement thereof, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) the withdrawal or partial withdrawal by the Borrower or any Commonly Controlled Entity from any Multi-Employer Plan, or (f) the reorganization or insolvency of a Plan or any other event or condition shall occur or exist with respect to a Plan and in each case in clauses (a) through (f) above, such event or condition together with all other such events or conditions, if any, could subject the Borrower, any other Credit Party or any of the Borrower's other Subsidiaries to any tax, penalty or other liability in excess of $50,000 or otherwise would have a Material Adverse Effect.

         11.1.13. Validity of Loan Documents. Any of the Loan Documents or any provision thereof, for any reason whatsoever, shall cease to be binding on the Borrower, any other Credit Party or any of the Borrower's other Subsidiaries as is a party thereto, or the Borrower or any such Credit Party or other Subsidiary shall so assert.

         11.1.14. Guaranty Obligations. Any Guarantor shall default in the performance or observance of its guarantee under the Guaranty, or such guarantee for any reason whatsoever shall cease to be a valid and binding obligation of any such Guarantor, or any such Guarantor shall so assert.

         11.1.15. Failure of Lien. Any Security Document, after delivery thereof pursuant to this Agreement, for any reason shall cease to create a valid Lien on any of the Collateral purported to be covered thereby or, after recordation of such Security Document as provided in this Agreement, shall cease to be a perfected and first priority Lien on such Collateral, subject only to Permitted Liens.

         11.1.16. Defaults under Material Contracts. Any default or event of default shall occur under any Material Contract, and, if subject to a cure right, shall fail to be cured or corrected within the applicable cure period, unless such default would not have a Material Adverse Effect.

         11.1.17. Material Adverse Change. Any Material Adverse Change shall occur.

         11.1.18. Change of Control. An event, or series of events, shall occur that constitutes or results in a Change of Control.

         11.2. Lenders' Remedies. Upon the occurrence of an Event of Default or at any time thereafter, and in each and every case, unless such Event of Default shall have been remedied or waived in writing by Requisite Lenders, any one or all of the following actions may be taken:

          (a) upon the request of Requisite Lenders, the Administrative Agent shall, by notice to the Borrower terminate any or all of the Commitments, whereupon such Commitments of the Lenders thereunder immediately shall terminate; provided, however, that upon the occurrence of any event specified in either Section 11.1.6 or
               Section 11.1.7 the Commitments shall terminate automatically without further action by the Administrative Agent, the Lenders or the Issuing Bank;

          (b) upon request of Requisite Lenders, the Administrative Agent shall declare all outstanding Obligations and other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable immediately, and all such Obligations and other amounts immediately shall be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived to the extent permitted by applicable law; provided, however, that upon the occurrence of any event specified in either Section 11.1.6 or Section 11.1.7 all such Obligations and other amounts immediately shall be due and payable in full without declaration or other notice;

          (c) the Administrative Agent immediately, and without expiration of any period of grace, may enforce payment of all Obligations, and the Administrative Agent shall be entitled to all remedies available hereunder or thereunder; and

          (d) the Administrative Agent shall be entitled to exercise, for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, all other rights, powers, privileges, options and remedies available under or by virtue of the Loan Documents or otherwise available at law or in equity. 11.3. Actions in Respect of Letters of Credit.

         11.3.1. Collateral Account. If an Event of Default shall have occurred and be continuing, the Administrative Agent may, and upon the request of Requisite Lenders shall, whether in addition to the taking by the Administrative Agent of any of the actions described in Section 11.2 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent at its Lending Office, for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, in immediately available (same day) funds for deposit in a Collateral Account to be maintained for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent at such place as shall be designated by the Administrative Agent, an amount equal to the amount of the Letter of Credit Liabilities.

         11.3.2. Security Interest. The Borrower hereby pledges and assigns to the Administrative Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, and grants to the Administrative Agent for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent, a lien on and a security interest in any Collateral Account established pursuant to Section 11.3.1, all cash deposited therein, all notes, certificates and instruments, if any, from time to time representing or evidencing the Collateral Account and all interest and other earnings thereon, additions thereto, substitutions therefor and proceeds thereof. The lien and security interest granted hereby secures the payment of all of the Obligations.

         11.3.3. Application of Proceeds. The Borrower hereby authorizes the Administrative Agent to apply, from time to time after funds are deposited in the Collateral Account, funds then held in the Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to the Lenders in respect of the Letter of Credit Liabilities and thereafter to the satisfaction of the other Obligations.

         11.3.4. Investments. Neither the Borrower nor any other Credit Party, nor any Person claiming or acting on behalf of or through the Borrower or any other Credit Party, shall have any right to withdraw any of the funds held in the Collateral Account, except as provided in Section 11.3.8; provided, however, that with the consent of the Administrative Agent, and to the extent that there is an amount in excess of $100,000 in the Collateral Account at the end of any Business Day after taking into account applications of funds, if any, from the Collateral Account made pursuant to Section 11.3.8, the Administrative Agent may, at the written request of the Borrower, from time to time invest amounts on deposit in the Collateral Account in Cash Equivalents; provided further that in order to provide the Administrative Agent with a perfected security interest therein, each investment in Cash Equivalents shall be evidenced by negotiable certificates or instruments of which the Administrative Agent shall take physical possession. If the Borrower or any other Credit Party shall have the right to have any amounts on deposit in the Collateral Account invested by the Administrative Agent, but shall have failed to request the Administrative Agent to invest such amounts, the Administrative Agent will endeavor to invest such amounts in such Cash Equivalents as the Administrative Agent shall select; provided, however, that in order to provide the Administrative Agent with a perfected security interest therein, each such investment in Cash Equivalents shall be evidenced by negotiable certificates or instruments of which the Administrative Agent shall take physical possession. Any interest or other proceeds received by the Administrative Agent in respect of Cash Equivalents that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in cash in the Collateral Account under the sole dominion and control of the Administrative Agent and shall be applied as provided in
Section 11.3.3.

         11.3.5. Further Liens. The Borrower will not sell or otherwise dispose of any interest in the Collateral Account or the funds on deposit therein or create or permit to exist any Lien on or with respect to the Collateral Account or the funds on deposit therein except for the security interest created by this
Section 11.3.

         11.3.6. Remedies.

          (a) Requisite Lenders, in their sole discretion, may without notice to the Borrower or any other Credit Party except as required by law and at any time and from time to time, direct any Lender to charge, set-off and otherwise apply all or any part of first, the Letter of Credit Liabilities and second, the other Obligations, against the Collateral Account, or any part thereof, in such order as the Administrative Agent shall elect. The Administrative Agent agrees to notify promptly the Borrower or such Guarantor after any such set-off and application made by any Lender, at the direction of Requisite Lenders, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 11.3.6 are in addition to other rights and remedies (including other rights of set-off) that any Lender may have.

          (b) The Administrative Agent, in its sole discretion, may exercise in respect of the Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC, and the Administrative Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any office of the Administrative Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that to the extent notice of sale shall be required by law, at least ten (10) days' notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice. The Administrative Agent shall not be obligated to make any sale of the Collateral or any part thereof, regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (c) Any cash or other property held in the Collateral Account, and all proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral Account may, in the discretion of the Administrative Agent, then or at any time thereafter be applied (after payment of any amounts payable pursuant to this Section 11.3) in whole or in part by the Administrative Agent for the ratable benefit of the Lenders, the Issuing Bank and the Administrative Agent against all or any part of the Obligations in such order as the Administrative Agent may elect.

         11.3.7. Preservation of the Collateral Account. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral Account if the Collateral Account is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility or liability (a) for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Cash Equivalents, regardless of whether the Administrative Agent has or is deemed to have knowledge of such matters, (b) for taking any necessary steps to preserve rights against any parties with respect to the Collateral Account, (c) for the collection of any proceeds from Cash Equivalents, (d) by reason of any invalidity, lack of value or uncollectability of any of the payments received by the Administrative Agent from obligors with respect to Cash Equivalents, (e) for any loss resulting from investments made in compliance with
Section 11.3.4, except to the extent such loss was attributable to the Administrative Agent's gross negligence or willful misconduct in complying with
Section 11.3.4, as determined by a final judgment of a court of competent jurisdiction, or (f) in connection with any investments made in compliance with

Section 11.3.4 without a written request from the Borrower or any Guarantor, or any failure by the Administrative Agent to make any such investment.

         11.3.8. Surplus Funds. Any surplus funds held in the Collateral Account and remaining after the Obligations are fully satisfied shall be paid to the Borrower or such other Person(s) as may be lawfully entitled to receive such surplus.


                                   ARTICLE 12

                            THE ADMINISTRATIVE AGENT

         12.1. Appointment. Each Lender hereby (a) irrevocably appoints Bank of America as the Administrative Agent for such Lender and the other Lenders under this Agreement, the Notes and the other Loan Documents, and (b) irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Notes and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, the Notes and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall, among other things, take such actions as the Administrative Agent is authorized to take pursuant to this Agreement, the Notes and the other Loan Documents. As to any matters not expressly provided for in this Agreement, the Administrative Agent may, but shall not be required to, exercise any discretion or take any action; however, the Administrative Agent shall be required to act or to refrain from acting upon the written instructions of Requisite Lenders if the Administrative Agent shall be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of so acting or refraining from acting. Notwithstanding anything to the contrary herein, the Administrative Agent shall have no duties, responsibilities or fiduciary relationships with any Lender except those expressly set forth in this Agreement, the Notes and the other Loan Documents, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Notes or the other Loan Documents or otherwise exist against the Administrative Agent.

         12.2. Delegation of Duties. The Administrative Agent may exercise any of its powers or execute any of its duties under this Agreement, the Notes and the other Loan Documents by or through one or more agents or attorneys-in-fact and shall be entitled to obtain, and to rely on, advice of counsel concerning all matters pertaining to such rights and duties. The Administrative Agent may utilize the services of such agents and attorneys-in-fact as the Administrative Agent in its sole discretion reasonably determines, and all reasonable fees and expenses of such agents and attorneys-in-fact shall be paid by the Borrower on demand. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent in good faith.

         12.3. Limitation of Liability. No Agent-Related Person shall be (a) liable for any waiver, consent or approval given or any action taken or omitted to be taken by any of them under or in connection with this Agreement, the Notes or the other Loan Documents, if authorized or permitted hereunder, except for its own gross negligence or willful misconduct, or (b) responsible for the consequences of any oversight or error in judgment by it whatsoever, except for its own gross negligence or willful misconduct. No Agent-Related Person shall be responsible for (i) the execution, validity, genuineness, effectiveness, sufficiency, enforceability, perfection or priority of this Agreement, the Notes or the other Loan Documents,
(ii) the collectability of any amounts owing under this Agreement, the Notes or the other Loan Documents, (iii) the value, sufficiency, enforceability, perfection or collectability of any Collateral, (iv) the failure by the Borrower or any other Credit Party to perform its obligations under this Agreement, the Notes or the other Loan Documents or to observe any conditions hereof or thereof, (v) the truth, accuracy and completeness of the recitals, statements, representations or warranties made by the Borrower or any other Credit Party or any officer or agent thereof contained in this Agreement, the Notes or the other Loan Documents, or in any certificate, report, statement, document or other writing referred to or provided for in, or received by the Administrative Agent in connection with, this Agreement, the Notes or the other Loan Documents believed by the Administrative Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons.

         12.4. Reliance by the Administrative Agent. The Administrative Agent shall not have any obligation (a) to ascertain or to inquire as to the observance or performance of any of the conditions, covenants or agreements in this Agreement, the Notes or the other Loan Documents or in any document, instrument or agreement at any time constituting, or intended to constitute, Collateral, (b) to ascertain or inquire as to whether any notice, consent, waiver or request delivered to it shall have been duly authorized or is genuine, accurate and complete or (c) to inspect the properties, books or records of the Borrower or any other Credit Party. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying (i) upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document, instrument or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and (ii) upon advice and statements of legal counsel (including counsel to the Borrower and the other Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of the assignment, negotiation or transfer thereof, in accordance with the provisions of this Agreement, shall have been delivered to the Administrative Agent identifying the name of the subsequent payee or holder thereof. The Administrative Agent shall be entitled to fail or refuse, and shall be fully protected in failing or refusing, to take any action required or permitted by it under this Agreement, the Notes or the other Loan Documents unless (A) it first shall receive such advice or concurrence of Requisite Lenders as it deems appropriate, or (B) it first shall be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. In all cases the Administrative Agent shall be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Loan Documents in accordance with a request of Requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         12.5. Notice of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received notice from a Lender, the Borrower or any other Credit Party referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". If the Administrative Agent receives such a notice, the Administrative Agent shall give telephonic and written notice thereof to the Lenders as soon as is practicable. The Administrative Agent shall take such action with respect to an Event of Default as shall be reasonably directed by Requisite Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it deems advisable in the best interests of the Lenders.

         12.6. Non-Reliance on the Administrative Agent by the Other Lenders. Each Lender expressly acknowledges that no Agent-Related Person has made any representations or warranties to such Lender. No Agent-Related Person shall have any obligation, responsibility or liability to any of the Lenders regarding the creditworthiness or financial condition of the Borrower or any other Credit Party or for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document. No act by the Administrative Agent hereinafter taken, including any review of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that, independently and without reliance upon any Agent-Related Person or any other Lender and based on such documents and information as it has deemed appropriate, it has made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties and has made its own decision to enter into this Agreement and to make its Loans and otherwise participate in the transactions hereunder. Each Lender also represents that, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it deems appropriate at the time, it shall continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the Notes and the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the or any other Credit Parties. The Administrative Agent shall not be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower or any other Credit Party or the existence or possible existence of any Default. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no obligation or liability to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower and the other Credit Parties that may come into the possession of any Agent-Related Person.

         12.7. Indemnification. Each of the Lenders shall indemnify, defend and hold harmless each Agent-Related Person (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages, from and against any and all claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, recoveries, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including interest, penalties and reasonable attorneys' and paralegals' fees and costs and amounts paid in settlement of any of the foregoing, whether direct, indirect, consequential or incidental, that at any time (including at any time following the satisfaction of the Obligations) may be imposed on, incurred by or asserted against any Agent-Related Person in any way relating to, resulting from or arising out of this Agreement, the Notes or the other Loan Documents, the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, remedies, judgments, suits, costs, expenses or disbursements to the extent such result arose solely from the purportedly indemnified Person's gross negligence or willful misconduct. Action taken in accordance with the directions of Requisite Lenders in no event shall be deemed to constitute gross negligence or willful misconduct for purposes of this
Section 12.7. The agreements in this Section 12.7 shall survive the repayment of the Loans and the satisfaction of the other Obligations and shall be in addition to and not in lieu of any other indemnification agreements set forth in the Loan Documents.

         12.8. Payments. If in the opinion of the Administrative Agent, the distribution of any amount received by the Administrative Agent in such capacity under this Agreement, the Notes or the other Loan Documents might involve it in liability, the Administrative Agent may refrain from making the distribution thereof until the Administrative Agent's right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received from and distributed by the Administrative Agent in such capacity as Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made either (a) shall repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid, or (b) shall repay the same in such manner and to such Persons as shall be determined by such court.

         12.9. Administrative Agent in Its Individual Capacity. The Administrative Agent in its individual capacity, and its Affiliates, may make loans and other financial accommodations to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to Loans made or renewed by it, any Notes issued to it and its participation in the Letter of Credit Liabilities, the Administrative Agent in its individual capacity shall have the same benefits, rights, powers and privileges under this Agreement, the Notes and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender", "Lenders" and "Requisite Lenders" shall include the Administrative Agent in its individual capacity.

         12.10. Successor Administrative Agent. The Administrative Agent may resign as such upon thirty (30) days' prior written notice to the Lenders. If the Administrative Agent shall resign as such under this Agreement, then Requisite Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be reasonably acceptable to the Borrower; provided, however, that (i) acceptability to the Borrower shall not be required if a Default has occurred and is continuing, and (ii) if no successor agent has accepted appointment as Administrative Agent within thirty
(30) days after the resigning Administrative Agent's notice of resignation, the notice of resignation nevertheless shall be effective and the Lenders shall perform the duties of the Administrative Agent hereunder until such time, if any, as Requisite Lenders have appointed a successor agent as provided above. Upon acceptance of its appointment as successor agent, (a) such successor agent shall succeed to the rights, powers, privileges and duties of the Administrative Agent, (b) the retiring Administrative Agent shall be discharged of all its obligations and liabilities in such capacity under this Agreement, the Notes and the other Loan Documents, (c) the term "Administrative Agent" shall mean such successor agent effective upon its appointment and (d) the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such retiring Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         12.11. Other Agents, Arrangers and Managers. None of the Lenders or other Persons identified on the cover page or signature pages of this Agreement as a "syndication agent," "documentation agent", "co-agent", "co-documentation agent", "book manager", "lead manager", "arranger", "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE 13

                         ASSIGNMENTS AND PARTICIPATIONS

         13.1. Successors and Assigns. This Agreement, the Notes and the other Loan Documents shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders, the Issuing Bank and their respective successors and assigns, except as otherwise provided herein or therein. Neither the Borrower nor any other Credit Party may assign, transfer, hypothecate or otherwise convey any of its rights, benefits, obligations or duties hereunder or thereunder without the prior express written consent of the Lenders. Any purported assignment, transfer, hypothecation or other conveyance by the Borrower or any other Credit Party without the prior express written consent of all the Lenders shall be void. Neither the Administrative Agent nor any of the Lenders may sell, assign, transfer, grant a participation in or otherwise dispose of all or any portion of its interest in this Agreement, the Notes or the other Loan Documents except as expressly provided herein.

         13.2. Assignments.

         13.2.1. Assignments. With prior notice to the Borrower, each Lender may assign (other than the sale of a participation) up to one hundred percent (100%) of its right, title and interest under this Agreement, the Notes, the Letters of Credit and the other Loan Documents (including all or a portion of its Commitments and the same portion of the Loans at the time owing to it) to one or more banks or other financial institutions; provided, however, that (a) each such assignment shall be of a constant, and not a varying, percentage of all such Lender's right, title and interest hereunder and thereunder, (b) such share equals no less than $1,000,000 in the case of any one assignee, (c) any assignee shall execute and deliver to the Administrative Agent an Assignment and Assumption, and (d) a Lender may not assign any interest without the prior approval of the Administrative Agent, the Issuing Bank and, in the absence of a Default, the Borrower, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any Lender may assign, as collateral or otherwise, any of its rights (including such Lender's rights to payments of principal or interest on the Notes) under this Agreement to any Federal Reserve Bank without notice to or consent of the Administrative Agent, the Issuing Bank or the Borrower.

         13.2.2. Procedure; Effect of Assignments. In connection with the sale, assignment, transfer or other disposition (other than the sale of a participation) of any of a Lender's right, title and interest under this Agreement, the Notes, the Letters of Credit and the other Loan Documents to any assignee in accordance with this Section 13.2, the appropriate parties shall execute and deliver an Assignment and Assumption and the Administrative Agent shall be paid a registration and processing fee of $3,500 by the assignee. Upon compliance with the foregoing and from and after the effective date specified in such Assignment and Assumption, (a) the transferor Lender no longer shall have the rights, benefits and obligations under this Agreement, the Notes, the Letters of Credit or the other Loan Documents to the extent of the interest transferred (except for such rights, benefits and obligations that such Lender would retain under or with respect to this Agreement, the Notes, the Letters of Credit or the other Loan Documents upon payment in full of the Obligations), and
(b) the assignee shall become a Lender, shall succeed to the rights and benefits and assume the obligations of such transferor Lender hereunder and thereunder to the extent of the interest transferred.

         13.2.3. Actions by the Borrower. The Borrower hereby agrees that it shall execute and deliver, at the request of the Administrative Agent (a) one or more substitute Notes to the order of such Lenders to evidence the portions of the Loans retained and sold and (b) any amendment to any Loan Document to effectuate the provisions of this Section 13.2.

         13.3. Participations. Subject to the provisions of this Section 13.3, each Lender shall have the right at any time to sell undivided participating interests in all or any part of its Commitments, the Loans and the Letters of Credit to one or more banks or other financial institutions; provided, however, that (a) such sale or transfer shall not relieve such Lender of any obligation or liability hereunder, (b) such Lender shall make and receive all payments for the account of its participants and shall retain exclusively, and shall continue to exercise exclusively, all rights of approval and administration available hereunder with respect to such Lender's Commitments, the Loans and the Letters of Credit, even after giving effect to the sale of any such participation (although such Lender may at its option agree with its participants that it will not consent to any matter described in clauses (2) , (3), (6) or (7) of subsection 14.3.1(a) without their concurrence), and (c) such Lender shall make such arrangements with its participants as may be necessary to accomplish the foregoing. No such participant shall be a Lender for any purpose of this Agreement, other than for purposes of Section 14.13, without the consent of the Administrative Agent and the Issuing Bank.

         13.4. Disclosure. In connection with any assignments, participations or offers therefor pursuant to this Article 13, each Lender may disclose to any assignee or participant or prospective assignee or participant such information pertaining to the Borrower, the Guarantors or any of their respective Subsidiaries as such Lender may deem appropriate or such assignee or participant or prospective assignee or participant may request; provided, however, that prior to any such disclosure such assignee or participant or prospective assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower or its Subsidiaries received by it on the same basis as provided in this Section 13.4.

         13.5. Assignments and Participations as Units. No Lender shall assign or sell any participation in its Commitments, the Loans or the Letters of Credit, except in the form of units consisting of pro rata interests in its Commitments, the Loans and the Letters of Credit.


                                   ARTICLE 14

                               GENERAL PROVISIONS

         14.1. Notices. Any notice, request, demand or other communication required or permitted under this Agreement, the Notes or the other Loan Documents shall be in writing and shall be deemed to be properly given (a) when received, if personally delivered or sent by overnight courier with appropriate confirmation of delivery, (b) two (2) Business Days after deposit in the mail, if mailed by United States first class, certified or registered mail, postage prepaid, (c) one (1) Business Day after deposit with a public telegraph company for transmittal, charges prepaid, or (d) when received, if given by facsimile, with appropriate confirmation, each to the appropriate address set forth below or to such other address that any such party or the Administrative Agent may designate by written notice to other parties.

         If to the Borrower or any Guarantor:

                  I-trax, Inc.
                  One Logan Square, Suite 2615
                  130 North 18th Street
                  Philadelphia, Pennsylvania  19103
                  Attn:  Chief Executive Officer
                  Facsimile No. (215) 557-7820

         with a copy to:

                  I-trax, Inc.
                  40 Burton Hills Boulevard, Suite 200
                  Nashville, Tennessee  37215
                  Attn:  Chief Financial Officer
                  Facsimile No. (615) 234-9988

         and to:

                  I-trax, Inc.
                  One Logan Square, Suite 2615
                  130 North 18th Street
                  Philadelphia, Pennsylvania  19103
                  Attn:  Yuri Rozenfeld, General Counsel
                  Facsimile No. (215) 557-7820


         If to any of the Lenders:

                  Their respective addresses as set forth with their signatures on this Agreement.


         If to Bank of America as Administrative Agent or as Issuing Bank:

                  Healthcare Banking Group
                  (TN1-100-04-17)
                  Bank of America Plaza
                  414 Union Street
                  Nashville, Tennessee  37219-1697
                  Attn:  Elizabeth L. Knox
                  Facsimile No. (615) 749-4951
         with a copy to:

                  Bass, Berry & Sims PLC
                  315 Deaderick Street, Suite 2700
                  Nashville, Tennessee  37238
                  Attn:  James S. Tate, Jr.
                  Facsimile No. (615) 742-6293


         14.2. Entire Agreement. The execution and delivery of this Agreement and the other Loan Documents supersede all the negotiations or stipulations concerning the matters that preceded or accompanied the execution and delivery hereof and thereof (other than with respect to fees payable pursuant to separate agreements among the Borrower, the Administrative Agent and the Issuing Bank). This Agreement, the Notes and the other Loan Documents also are intended, by the parties hereto and thereto, as a complete and exclusive statement of the terms and conditions hereof and thereof.

         14.3. Amendments, Waivers and Consents.

         14.3.1. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by Requisite Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

          (a) unless signed by each Lender directly affected thereby, no such amendment, waiver or consent shall:

               (1) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11.2) (it being understood and agreed that a waiver of any condition precedent set forth in Section 6.2 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

               (2) extend or postpone any Maturity Date or any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (3) reduce the principal of, or the rate of interest specified herein on, any Loan or any of the Letter of Credit Liabilities, or any fees or other amounts payable hereunder or under any other Loan Document;

                    provided, however, that only the consent of Requisite Lenders shall be necessary to (A) amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit Liability or to reduce any fee payable hereunder;

               (4) change any provision of this Agreement regarding pro rata sharing or pro rata funding with respect to (A) the making of advances (including participations), (B) the manner of application of payments or prepayments of principal, interest or fees, (C) the manner of application of reimbursement obligations from drawings under Letters of Credit, or (D) the manner of reduction of Commitments and committed amounts;

               (5) change any provision of this Section 14.3 or the definition of "Requisite Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

               (6) except as the result of or in connection with a Disposition not prohibited by Section 9.3, release all or substantially all of the Collateral; or

               (7) except as the result of or in connection with a dissolution, merger or disposition of a Credit Party not prohibited by
                    Section 9.3 or Section 9.7, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Loan Documents (including their respective Obligations under Article 5);

          (b) unless also signed by Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Revolving Credit Commitments held by Non-Defaulting Lenders or, if the Revolving Credit Commitments have been terminated, the outstanding Revolving Loans and participations in Letter of Credit Liabilities held by Non-Defaulting Lenders, no such amendment, waiver or consent shall:

               (1)  waive any Default or Event of Default for purposes of
                    Section 6.2;

               (2) amend or waive any mandatory prepayment in respect of Revolving Loans under Section 3.1.2 or the manner of application thereof to the Revolving Loans under Section 3.1.2; or

               (3)  amend or waive the provisions of Section 2.1.3, Section 6.2,

                    Section 8.17, Section 8.18, Article 9, Article 10 or this subsection 14.3.1(b);

          (c) unless also signed by Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Term Loans held by Non-Defaulting Lenders, no such amendment, waiver or consent shall:

               (1) amend or waive any mandatory prepayment in respect of the Term Loans under Section 3.1.2 or the manner of application thereof to the Term Loans under Section 3.1.2; or

               (2) amend or waive the provisions of Section 8.17, Section 8.18 or this subsection 14.3.1(c);

          (d) unless also signed by the Issuing Bank, no such amendment, waiver or consent shall affect the rights or duties of the Issuing Bank as such under this Agreement or any application relating to any Letter of Credit issued or to be issued by it;

          (e) unless also signed by the Swingline Lender, no such amendment, waiver or consent shall affect the rights or duties of the Swingline Lender as such under this Agreement;

          (f) unless also signed by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent as such under this Agreement or any other Loan Document; and

          (g) the Administrative Agent and Requisite Lenders may modify, amend, restate, supplement or waive any provision of Article 12, other than provisions of Section 12.10 as they relate to the Borrower, without the consent of the Borrower or any other Credit Party.

         Notwithstanding any provision to the contrary contained herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iii) each Lender acknowledges that the provisions of
         Section 1126(c) of the federal Bankruptcy Code supersedes the unanimous consent provisions set forth herein, and (iv) Requisite Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency case or proceeding.

         14.3.2. Effect of Waivers. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders, the Issuing Bank and the Administrative Agent shall be restored to their former positions and rights under this Agreement, the Notes and the other Loan Documents to the extent of such waiver, and any Default waived shall be deemed to be cured and not continued; provided, however, that no waiver shall constitute the waiver of any subsequent or other Default or impair any right consequent thereon. No failure or delay on the part of the Administrative Agent, any Lender or the Issuing Bank to exercise or enforce any right or remedy under or in connection with this Agreement, the Notes or the other Loan Documents, whether by their respective terms, at law, in equity or otherwise, shall operate as a waiver thereof. No single or partial exercise of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         14.3.3. Binding Effect. Any modification, amendment, restatement, supplement, waiver or consent effected in accordance with the foregoing shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Issuing Bank, the Administrative Agent and all future holders of the Notes.

         14.4. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

         14.5. Interpretation. Neither this Agreement, the Notes or the other Loan Documents, nor any uncertainty or ambiguity herein or therein, shall be construed or resolved against the Administrative Agent, the Lenders, the Issuing Bank, the Borrower or any of the other Credit Parties under any rule of construction or otherwise. This Agreement, the Notes and the other Loan Documents have been reviewed by all the parties hereto and thereto and shall be construed and interpreted according to the ordinary meaning of the words used as to accomplish fairly the purposes and intentions of all such parties.

         14.6. Inconsistencies With Other Documents. In the event there is a conflict or inconsistency between this Agreement, the Notes or the other Loan Documents, the terms of this Agreement shall control; provided, however, that any provision of the Security Documents that imposes additional burdens on the Borrower or any other Credit Party or further restricts the rights of the Borrower or any other Credit Party or gives the Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

         14.7. Severability. If any portion of this Agreement, the Notes or any of the other Loan Documents shall be judged by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable to the extent that the remaining terms thereof provide for the creation of the Obligations and the consummation of the issuance of the Notes, the grant of collateral security therefor, the guarantee thereof and the payment of principal and interest in respect of the Obligations substantially on the same terms and subject to the same conditions as set forth herein and therein.

         14.8. Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection, priority and enforcement of liens on and security interests in the Collateral. Notwithstanding the foregoing, if at any time the laws of the United States of America permit any Lender to contract for, take, reserve, charge or receive interest or loan charges in amounts greater than are allowed by the laws of such state (whether such federal laws directly so provide or refer to the law of the state where such Lender is located), then such federal laws shall to such extent govern as to the interest and loan charges that such Lender is allowed to contract for, take, reserve, charge or receive under this Agreement, the Notes and the other Loan Documents. References to laws in this section are to such laws as are now in effect, and, with respect to usury laws, if any, applicable to any Lender and to the extent allowed thereby, to such laws as hereafter may be in effect that allow a higher maximum nonusurious interest rate than such laws now allow.

         14.9. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN
SECTION 14.1. NOTHING IN THIS SECTION 14.9 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, ANY OF THE OTHER CREDIT PARTIES OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

         14.10. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, EACH LENDER, THE ISSUING BANK AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM, COUNTERCLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. The scope of this waiver is intended to be all-encompassing with respect to any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties hereto (a) acknowledges that this waiver is a material inducement for the parties to the Loan Documents to enter into a business relationship, that the parties to the Loan Documents have already relied on this waiver in entering into same and the transactions that are the subject thereof, and that they will continue to rely on this waiver in their related future dealings, and (b) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, modifications, supplements, extensions, renewals or replacements of this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         14.11. Cumulative Remedies. All rights and remedies provided in or contemplated by this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any right or remedy otherwise provide herein, therein, at law or in equity.

         14.12. Expenses of Administration and Enforcement. The Borrower shall pay on demand all reasonable expenses of the Administrative Agent in connection with this Agreement, the Notes and the other Loan Documents, and the preparation of any modifications, amendments, restatements, supplements or waivers, including all attorneys' and paralegals' fees and expenses, all fees and expenses for title, lien and other public records searches, filing and recordation fees and taxes, duplicating expenses, corporation search fees, appraisal fees, escrow agent fees and expenses, and all other customary expenses. If a Default shall occur, all reasonable out-of-pocket expenses incurred by the Lenders and the Administrative Agent (including administrative expenses of the Administrative Agent and the Lenders and fees and disbursements of in-house and outside counsel) in connection with such Default and collection and other enforcement proceedings (including bankruptcy proceedings) resulting therefrom shall be paid by the Borrower, regardless of whether suit is actually commenced to obtain any relief provided hereunder. The Borrower shall indemnify, defend and hold harmless each Agent-Related Person, each of the Lenders and the Issuing Bank from and against any and all documentary or filing taxes, assessments or charges by any Governmental Authority by reason of the execution and delivery of this Agreement, the Notes and the other Loan Documents and the consummation of the transactions that are the subject thereof.

         14.13. Indemnification. The Borrower and each of the Guarantors, jointly and severally, shall indemnify, defend and hold harmless the each Agent-Related Person, each of the Lenders and the Issuing Bank (to the fullest extent permitted by law) from and against any and all claims, demands, lawsuits, costs, expenses, fees, obligations, liabilities, losses, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' and paralegals' fees and costs and amounts paid in settlement of any of the foregoing, whether direct, indirect, consequential or incidental, that any Agent-Related Person, any Lender or the Issuing Bank may incur or suffer or that may arise out of, result from or relate to (a) this Agreement, the Notes, the Letters of Credit or the other Loan Documents or the transactions contemplated hereby or thereby (excluding actions arising out of the indemnified Person's own gross negligence or willful misconduct and actions arising out of claims made by the Administrative Agent, any Lender or the Issuing Bank against any of the others), or (b) any action under this Agreement, the Notes, the Letters of

Credit or the other Loan Documents or the transactions contemplated hereby or thereby (excluding actions arising out of the indemnified Person's own gross negligence or willful misconduct and actions arising out of claims made by the Administrative Agent, any Lender or the Issuing Bank against any of the others). This Section 14.13 shall survive termination of this Agreement.

         14.14. Adjustment. If any Lender (a "benefited Lender") at any time shall receive any payment of all or part of its Loans or its participation in the Letter of Credit Liabilities or the interest thereon or receive any collateral therefor, whether voluntarily or involuntarily, by set-off or otherwise, in an amount proportionately greater than any corresponding payment to or collateral received by any other Lender in respect of such other Lender's Loans or its participation in the Letter of Credit Liabilities or the interest thereon, such benefited Lender shall purchase for cash from the other Lenders such portion of each Lender's Loans and participation in the Letter of Credit Liabilities, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits thereafter is recovered from such benefited Lender or set aside, such purchase shall be rescinded and the purchase price and benefit returned to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lenders' Loans and participation in the Letter of Credit Liabilities may exercise all rights of payment (including rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         14.15. Setoff. In addition to any rights and remedies of the Lenders provided by law, the Lenders each shall have a security interest in any and all deposits of the Borrower or any Guarantor (general or special, time or demand, provisional or final) at any time held by any Lender or any Affiliate thereof, which security interest shall secure the Obligations. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Administrative Agent but without prior notice to the Borrower or any Guarantor, any notice being specifically waived by the Borrower and the Guarantors to the fullest extent permitted by applicable law, each Lender may set off and apply against any indebtedness, whether matured or unmatured, of the Borrower or any Guarantor to the Lenders, any amount owing from any Lender or any Affiliate thereof to the Borrower or any Guarantor at, or at any time after, the occurrence of an Event of Default (and each Affiliate of any Lender is irrevocably authorized to permit such setoff and application), and the aforesaid right of setoff may be exercised by any Lender against the Borrower or any Guarantor or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment, or attachment creditor of the Borrower or any Guarantor, or against anyone else claiming through or against the Borrower or any Guarantor or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or other attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by any Lender prior to the making, filing or issuance, or service upon any Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender promptly shall notify the Borrower or the affected Guarantor and the Administrative Agent after any such setoff and application made by any Lender; provided, however, that failure to give such notice shall not affect the validity of such setoff and application.

         14.16. Release of Collateral and Guaranty Obligations.

          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of property permitted by the Loan Documents, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any Guaranty obligations of a Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with this Agreement and the other Loan Documents; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

          (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than Obligations in respect of any Specified Hedge Agreement) have been fully and finally paid, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, regardless of whether on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements.

         14.17. Accounting Changes. If any Accounting Change shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations, in good faith, regarding the amendment of the affected provisions of this Agreement to take into account such Accounting Changes in an equitable manner so that the criteria used in this Agreement to evaluate the Borrower's financial condition in substance will be the same after such Accounting Changes as if such Accounting Changes had not occurred. Unless and until an amendment has been approved, executed and delivered by the Borrower, the Administrative Agent and Requisite Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.

         14.18. Other Accommodations to the Borrower and its Subsidiaries; No Rights By Virtue of Cross-Collateralization.

          (a) Each Lender (including the Administrative Agent) may, without notice to or consent by any other Lender, make or participate in loans, extensions of credit or other financial accommodations to or for the benefit of the Borrower or any of its Subsidiaries on any terms that it deems desirable, and engage in other business transactions, in the same manner as if this Agreement were not in existence, all without limiting, waiving or otherwise impairing any rights of such Lender or any other Lender under this Agreement. Without limiting the generality of the foregoing, the Lenders acknowledge and agree that so long as a Lender acts in good faith and the other Lenders' interests in the Obligations and the Collateral are not impaired thereby, (i) such Lender may be preferred or secured in any manner that it deems advisable with respect to such other loans, extensions of credit, financial accommodations and transactions, (ii) such Lender shall be under no obligation to collect or attempt to collect any payments in respect of the Obligations in preference to the collection or enforcement of any other borrowings or obligations of the Borrower or its Subsidiaries to such Lender, and (iii) any amounts collected by such Lender from the Borrower or its Subsidiaries that are not expressly designated (or reasonably determinable to be intended) as being in payment of the Obligations may be applied to any of the obligations of such Person to such Lender in any manner deemed appropriate by such Lender.

          (b) The Lenders acknowledge and agree that the Collateral constitutes all of the collateral security for the Obligations and that, as among themselves, no Lender shall have any interest in (i) any property or interests of the Borrower or any of its Subsidiaries, other than the Collateral, that now or hereafter secures loans, extensions of credit, other financial accommodations and other transactions (excluding the Obligations), of the Borrower or any of its Subsidiaries with any other Lender, whether entered into directly or acquired by such Lender, (ii) any property of the Borrower or any of its Subsidiaries, other than the Collateral, now or hereafter in the possession or control of any other Lender, (iii) any deposit, not constituting Collateral, now or hereafter held by any other Lender, or (iv) any other indebtedness now or hereafter owing to any other Lender; any of which may be or become security for or otherwise available for payment or performance of the Obligations by reason of any cross-collateralization or any general description of secured indebtedness(es) or obligation(s) contained in any deed of trust, mortgage, security agreement or other security instrument or agreement held by any Lender, or by reason of the right of setoff, counterclaim or otherwise. Notwithstanding the foregoing, if any such property, deposit or indebtedness, or any proceeds thereof, in the discretion of the Lender holding same, is applied to the reduction of the Obligations, then all of the Lenders shall be entitled to their respective Percentages of such application in the manner provided in Sections 3.3 and 14.14.

         14.19. Survival of Representations and Warranties. All representations and warranties of the Borrower and the other Credit Parties set forth in this Agreement, the Notes and the other Loan Documents and in any other certificate, opinion or other statement provided at any time by or on behalf of the Borrower and the other Credit Parties in connection herewith shall survive the execution of the delivery of this Agreement, the Notes and the other Loan Documents, the purchase and sale of the Notes hereunder and the payment or other satisfaction of the Obligations.

         14.20. Relationship of the Parties. None of the Administrative Agent, the Lenders or the Issuing Bank shall be deemed partners or joint venturers with the Borrower or any of the other Credit Parties or any Affiliate thereof in making this Agreement or by any action taken hereunder. The Borrower shall indemnify, defend and hold harmless each Agent-Related Person, each of the Lenders and the Issuing Bank from and against any and all claims, demands, lawsuits, costs, expenses, fees, obligations, liabilities, losses, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees and costs, whether direct, indirect, consequential or incidental, that any Agent-Related Person, any Lender or the Issuing Bank may incur or suffer or that may arise out of, result from or relate to such a construction of the parties and their relationship. This Section 14.20 shall survive termination of this Agreement.

         14.21. Destruction of Records. Any documents, schedules, invoices or other papers delivered to any Agent-Related Person, any Lender or the Issuing Bank at their option may be destroyed or otherwise disposed of by them six (6) months after they are delivered to or received by them, unless the Borrower requests, in writing, the return of such documents, schedules, invoices or other papers and makes reasonably acceptable arrangements, at the Borrower's expense, for their return.

         14.22. Execution in Counterparts; Effectiveness.

          (a) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof for all purposes, but all of which together shall constitute one and the same document. One or more counterparts of this Agreement may be executed by one or more of the parties hereto, and some different counterparts or copies executed by other parties. Each counterpart hereof executed by any party hereto shall be binding upon the party executing same even though other parties may execute one or more different counterparts, and all counterparts hereof so executed shall constitute but one and the same agreement. Each party hereto, by execution of a counterpart hereof, expressly authorizes and directs any other party hereto to detach the signature pages (and any corresponding acknowledgment pages) thereof from the counterpart hereof executed by the authorizing party and affix same to another identical counterpart hereof such that upon execution of multiple counterparts hereof by all parties hereto, there shall be one counterpart hereof to which is attached the signature pages (and any corresponding acknowledgment pages) containing signatures (and acknowledgments) of all parties hereto.

          (b) This Agreement shall become effective when (i) the Administrative Agent shall have received counterparts or signature pages executed by the Borrower, the Administrative Agent, the Lenders and the Issuing Bank, or (ii) in the case of any Lender, the Administrative Agent shall have received telecopied or equivalent notice from such Lender that it has executed a counterpart hereof or signature page hereto and forwarded the same to the

               Administrative Agent by first class, registered or certified mail as set forth in Section 14.1. A set of the copies of this Agreement or counterparts signed by all of the parties shall be lodged with the Borrower and the Administrative Agent.

         14.23. Interest and Loan Charges Not to Exceed Maximum Amounts Allowed by Law. It is the intention of the Borrower and the Lenders to conform strictly to all laws applicable to the Lenders that govern or limit the interest and loan charges that may be charged in respect of the Obligations. Anything in this Agreement, the Notes or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loans or the Letters of Credit, acceleration of the maturity of the unpaid balance of any of the Obligations or otherwise, shall the interest and loan charges agreed to be paid to any of the Lenders for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible by such Lender pursuant to applicable law. If for any reason whatsoever the interest or loan charges paid or contracted to be paid by the Borrower to any of the Lenders in respect of the Obligations shall exceed the maximum amounts collectible under the law applicable to such Lender, then, in that event, and notwithstanding anything to the contrary in this Agreement, the Notes or any other Loan Document: (a) the aggregate of all consideration that constitutes interest or loan charges under the law applicable to such Lender that is contracted for, taken, reserved, charged or received under this Agreement, the Notes or any other Loan Document or otherwise in connection with the Obligations under no circumstances shall exceed the maximum amounts allowed by such applicable law, and any excess shall be credited by such Lender on the principal amount of the Obligations (or, to the extent the principal amount outstanding under this Agreement, the Notes and the other Loan Documents has been or thereby would be paid in full, refunded to the Borrower); and (b) in the event that the maturity of any or all of the Obligations is accelerated by reason of an election of the Lenders resulting from any Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest or loan charges under the law applicable to any Lender may never include more than the maximum amounts allowed by the law applicable to such Lender, and any excess interest or loan charges provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent the principal amount of the Obligations has been or thereby would be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest and loan charges on account of the Obligations will not exceed any applicable legal limitation. The right to accelerate the maturity of the Obligations does not include the right to accelerate the maturity of any interest or loan charges not otherwise accrued on the date of such acceleration, and the Lenders do not intend to charge or collect any unearned interest or loan charges in the event of any such acceleration.

         14.24. Final Agreement. This written agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.


                          [Signatures Begin Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.



                                 BORROWER:


                                 I-TRAX, INC.
         a Delaware corporation


                                 By: /s/ Frank A. Martin
                                   ------------------------------------------
                                   Name: Frank A. Martin
                                   ------------------------------------------
                                   Title: Chief Executive Officer
                                   ------------------------------------------



                                 GUARANTORS:


                                 I-TRAX HEALTH MANAGEMENT SOLUTIONS, INC., a Delaware corporation


                                 By: /s/ Frank A. Martin
                                   ------------------------------------------
                                   Name: Frank A. Martin
                                   ------------------------------------------
                                   Title: Chief Executive Officer
                                   ------------------------------------------


                                 I-TRAX HEALTH MANAGEMENT SOLUTIONS, LLC, a Delaware limited liability company

                                 By:  I-Trax, Inc., its sole member


                                 By: /s/ Frank A. Martin
                                   ------------------------------------------
                                   Name: Frank A. Martin
                                   ------------------------------------------
                                   Title: Chief Executive Officer
                                   ------------------------------------------

                                 CHD MERIDIAN HEALTHCARE, LLC,
                                 a Delaware limited liability company

                                 By:  I-Trax, Inc., its sole member



                                 By: /s/ Frank A. Martin
                                   ------------------------------------------
                                   Name: Frank A. Martin
                                   ------------------------------------------
                                   Title: Chief Executive Officer
                                   ------------------------------------------


                                 AMERICAN OCCUPATIONAL HEALTH MANAGEMENT, INC., a Delaware corporation


                                 By: /s/ Shannon W. Farrington
                                     ----------------------------------------
                                   Name: Shannon W. Farrington
                                   ------------------------------------------
                                   Title: Vice President
                                   ------------------------------------------


                                 MEDICENTER, INC.,
                                 an Oklahoma corporation


                                 By: /s/ Shannon W. Farrington
                                     ----------------------------------------
                                   Name: Shannon W. Farrington
                                   -----------------------------------------
                                   Title: Vice President
                                   ------------------------------------------


                                 MERIDIAN COMP OF NEW YORK, INC.,
                                 a Delaware corporation


                                 By: /s/ Shannon W. Farrington
                                     ----------------------------------------
                                   Name: Shannon W. Farrington
                                   -----------------------------------------
                                   Title: Vice President
                                   ------------------------------------------


                                 CORPORATE HEALTH DIMENSIONS, INC.
                                 a New York corporation


                                 By: /s/ Shannon W. Farrington
                                   ------------------------------------------
                                   Name: Shannon W. Farrington
                                   -----------------------------------------

                                   Title: Vice President
                                   ------------------------------------------


                                 CHDM, INC.
                                 a Delaware corporation


                                 By: /s/ Shannon W. Farrington
                                     ----------------------------------------
                                   Name: Shannon W. Farrington
                                   -----------------------------------------
                                   Title: Vice President
                                   ------------------------------------------



                                 CHDM, LLC
                                 an Indiana limited liability company


                                 By: /s/ Shannon W. Farrington
                                     ----------------------------------------
                                   Name: Shannon W. Farrington
                                   -----------------------------------------
                                   Title: Vice President
                                    -----------------------------------------


          [ADMINISTRATIVE AGENT'S AND LENDERS' SIGNATURE PAGES FOLLOW]

                   [Signature Page to $20,000,000 I-trax, Inc.
                     Credit Agreement dated March 19, 2004]



                        BANK OF AMERICA, N.A., as Administrative Agent,
                           as a Lender and as Issuing Bank


                        By: /s/ Hope Walker
                            -------------------------------------
                        Name:   Hope Walker
                               ----------------------------------
                        Title:  Vice President
                                ---------------------------------


                        Healthcare Banking Group
                        (TN1-100-04-17)
                        Bank of America Plaza
                        414 Union Street
                        Nashville, Tennessee  37219-1697
                        Attn:  Elizabeth L. Knox
                        Facsimile No. (615) 749-4951


                            Commitment: $ 20,000,000

                             SCHEDULES AND EXHIBITS


                                    Schedules


Schedule 7.1 Borrower and Affiliated Entities - Capitalization and Jurisdictions of Organization and Foreign Qualification

Schedule 7.3               Consents, Approvals and Authorizations

Schedule 7.6               Pending Litigation

Schedule 7.17A             Indebtedness

Schedule 7.17B             Contingent Obligations

Schedule 7.18A             Business Locations

Schedule 7.18B             Trade Names

Schedule 7.26              Employment Agreements and Executive Compensation
                           Arrangements

Schedule 7.27              Environmental Matters

Schedule 7.28              Material Contracts

Schedule 7.30              Operating Leases

Schedule 8.20              Post-Closing Matters

Schedule 9.2               Existing Liens

Schedule 9.4               Existing Investments

                                    Exhibits


Exhibit 1.1A               Form of Compliance Certificate

Exhibit 1.1B               Form of Credit Facility Base Certificate

Exhibit 1.1C               Subordination Provisions

Exhibit 2.2.4              Form of Notice of Borrowing - Term Loans

Exhibit 2.3.4              Form of Notice of Borrowing - Revolving Loans

Exhibit 2.5.2              Form of Letter of Credit Request

Exhibit 2.9.2              Form of Notice of Conversion/Continuation

Exhibit 2.10A              Form of Term Note

Exhibit 2.10B              Form of Revolving Note

Exhibit 2.10C              Form of Swingline Note [NOT APPLICABLE]

Exhibit 4.1                Form of Security Agreement

Exhibit 6.1.1A Form of Opinion of Counsel to the Borrower and the Guarantors

Exhibit 6.1.1B             Form of Solvency Certificate

Exhibit 8.18               Supplement to Credit Agreement

Exhibit 13.2               Form of Assignment and Assumption